EXHIBIT 10.3

TRANSFER AND SERVICING AGREEMENT

by and among

ACAS BUSINESS LOAN TRUST 2007-1,

as the Issuer,

ACAS BUSINESS LOAN LLC, 2007-1,

as the Trust Depositor,

AMERICAN CAPITAL STRATEGIES, LTD.,

as the Originator and as the Servicer,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Indenture Trustee and as the Backup Servicer

Dated as of April 24, 2007

ACAS Business Loan Trust Notes, Series 2007-1

Class A, Class B, Class C, Class D and Class E Notes

(continued)

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(continued)

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(continued)

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TRANSFER AND SERVICING AGREEMENT

THIS TRANSFER AND SERVICING AGREEMENT, dated as of April 24, 2007, is by and among:

(1)	ACAS BUSINESS LOAN TRUST 2007-1, a statutory trust created and existing under the laws of the State of Delaware, as the issuer (together with its successors and assigns, in such capacity, the “Issuer”);

(2)	ACAS BUSINESS LOAN LLC, 2007-1, a Delaware limited liability company, as the trust depositor (together with its successor and assigns, in such capacity, the “Trust Depositor”);

(3)	AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (together with its successors and assigns, “ACAS”), as the servicer (together with its successors and assigns, in such capacity, the “Servicer”), and as the originator (together with its wholly-owned subsidiaries, successors and assigns, in such capacity, the “Originator”); and

(4)	WELLS FARGO BANK, NATIONAL ASSOCIATION, (together with its successors and assigns, “Wells Fargo”), not in its individual capacity but as the indenture trustee (together with its successors and assigns, in such capacity, the “Indenture Trustee”), and not in its individual capacity but as the backup servicer (together with its successors and assigns, in such capacity, the “Backup Servicer”).

R E C I T A L S

WHEREAS, in the regular course of its business, the Originator originates, purchases and/or acquires Loans (as defined herein);

WHEREAS, the Trust Depositor purchased the Initial Loans from the Originator and may purchase from time to time thereafter certain Additional Loans and Substitute Loans (such Initial Loans, Additional Loans and Substitute Loans, together with certain related property as more fully described herein, being the Loan Assets as defined herein);

WHEREAS, it was a condition to the Trust Depositor’s acquisition of the Initial Loans from the Originator that the Originator make certain representations and warranties regarding the Loan Assets for the benefit of the Trust Depositor as well as the Issuer;

WHEREAS, on the Closing Date (as defined herein) the Trust Depositor will fund the Issuer by selling, conveying and assigning all its right, title and interest in the Initial Loan Assets and certain other assets to the Issuer;

WHEREAS, during the Pre-Funding Period and the Replenishment Period (each as defined herein), the Issuer intends to purchase Additional Loans from the Trust Depositor from time to time using Principal Collections with respect to the Loan Assets, and, solely during the Pre-Funding Period, using Unused Proceeds (as defined herein), and the Trust Depositor wishes to convey any such Additional Loans to the Issuer;

WHEREAS, the Issuer is willing to purchase and accept assignment of the Loan Assets from the Trust Depositor pursuant to the terms hereof; and

WHEREAS, the Servicer is willing to service the Loan Assets for the benefit and account of the Issuer pursuant to the terms hereof;

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“ACAS” has the meaning given to such term in the Preamble.

“ACAS Transfer Agreement” means the ACAS Transfer Agreement, dated as of the date hereof, between ACAS and the Trust Depositor, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Addition Notice” means, with respect to any transfer of Additional Loans or Substitute Loans to the Issuer pursuant to Section 2.04, Section 2.05 or Section 11.01, as applicable, (and the Trust Depositor’s corresponding prior purchase of such Loans from the Originator), a notice, which shall be given at least five days prior to the related Subsequent Transfer Date, identifying the Additional Loans or Substitute Loans, as applicable, to be transferred, the Outstanding Loan Balance of such Additional Loans or Substitute Loans, as applicable, and, in the case of Substitute Loans, the related Substitution Event (with respect to an identified Loan or Loans then in the Loan Pool) to which such Substitute Loan relates, with such notice to be signed both by the Trust Depositor and the Originator.

“Additional Loan” means any Eligible Loan purchased by the Issuer from the Trust Depositor for inclusion in the Loan Pool and having a Cut-Off Date during the Pre-Funding Period or the Replenishment Period.

“Additional Loan Assets” means any assets purchased by the Issuer from the Trust Depositor during the Pre-Funding Period with Principal Collections or Unused Proceeds, and, during the Replenishment Period, with Principal Collections, which assets shall include the Trust Depositor’s right, title and interest in the following:

(a) the Additional Loans and all Collections and other monies due or to become due in payment of such Loans on and after the related Cut-Off Date, including any Prepayment Amounts, any Prepayment Premiums, any Late Charges, any payments in respect of a casualty or early termination, any Insurance Proceeds and any Liquidation Proceeds received with respect to the foregoing;

(b) the Collateral related to such Loans (to the extent the Originator, other than solely in its capacity as collateral agent under any loan agreement with an Obligor, has been granted a Lien thereon), including the security interest of the Originator or the Trust Depositor in such Collateral, all proceeds from any sale or other disposition of such Collateral and all Insurance Policies;

(c) the Loan Files and all documents and records (including computer records) relating thereto;

(d) all guarantees, indemnities, warranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans; and

(e) all income, payments, products, proceeds and other benefits of any and all of the foregoing.

“Additional Loan Information Schedule” means the schedule attached to this Agreement as Exhibit F.

“Additional Principal Amount” means, as of any Determination Date, with respect to any Payment Date, an amount equal to (but in no event less than zero) the positive excess, if any, of the Aggregate Outstanding Principal Balance prior to any distribution on such day over the sum of (i) the Aggregate Outstanding Loan Balance as of the last Business Day of the related Collection Period plus (ii) all Principal Collections on deposit in the Principal Collection Account as of the last Business Day of the related Collection Period.

“Additional Servicing Fee” means an amount, in addition to the Servicing Fee, necessary to induce a Successor Servicer to serve as Servicer hereunder.

“Administrative Expenses” means fees and expenses due or accrued with respect to any Payment Date and payable by the Issuer:

(i) prior to the occurrence of a Fee Event, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, any amounts owed to such parties under the Transaction Documents for fees and expenses, including fees, expenses and other amounts related to indemnification; provided that in no event shall the amounts payable pursuant to clause Second of Section 7.05(a):

(A) to the Indenture Trustee and the Backup Servicer, in the aggregate, exceed $20,000 for any 12-month period (excluding amounts paid as part of the Indenture Trustee Fee, the quarterly fees to be paid to the Backup Servicer and recording expenses incurred by the Indenture Trustee in recording Assignments of Mortgages after an Event of Default or Servicer Default to the extent not paid by the Servicer);

(B) to the Owner Trustee, exceed $5,000 for any 12-month period (excluding amounts paid as part of the Owner Trustee Fee);

(C) if a Successor Servicer is being appointed, to the Indenture Trustee for costs and expenses associated with such appointment, exceed $100,000 in the aggregate for any given servicing transfer;

(ii) following the occurrence of a Fee Event, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, any amounts owed to such parties under the Transaction Documents for fees and expenses, other than for fees, expenses and other amounts related to indemnification; and

(iii) to S&P, Moody’s and Fitch, for their respective surveillance fees.

“Affiliate” of any specified Person means any other Person controlling or controlled by, or under common control with, such specified Person. For the purposes of this definition, “control” (including the terms “controlling”, “controlled by” and “under common control with”), when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 5% or more of the voting securities of such Person or to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

“Agented Notes” means one or more promissory notes issued by an Eligible Obligor wherein (a) the Loan is originated by the Originator in accordance with the Credit and Collection Policy as a part of a syndicated loan transaction, (b) the Issuer, as assignee of the Loan, will have all of the rights (but none of the obligations) of the Originator with respect to such Loan and the Collateral, (c) the indebtedness in respect of such notes is secured by an undivided interest in the Collateral which also secures and is shared by, on a pro rata basis, all other holders of such Obligor’s notes of equal priority issued under the related Designated Loan Agreement, and (d) the Originator (or American Capital Financial Services) is the collateral agent for all loans made to such Obligor under the Designated Loan Agreement; provided that Agented Notes shall not include (1) the obligations, if any, of any agents under the Loan Documents evidencing such Agented Notes, and (2) the interests, rights and obligations under the Loan Documents evidencing such Agented Notes that are retained by the Originator or are owned or owed by other noteholders.

“Aggregate Notional Amount” means, on any date, the aggregate notional amount in respect of the payment obligations of the relevant Swap Counterparty that is outstanding on that date under all Swap Transactions or any group thereof, as the context requires.

“Aggregate Outstanding Loan Balance” means, as of any date of determination, the Loan Pool Balance minus the sum of (i) the Outstanding Loan Balances of all Ineligible Loans then in the Loan Pool and (ii) the Outstanding Loan Balances of all Defaulted Loans then in the Loan Pool.

“Aggregate Outstanding Principal Balance” means, as of any date of determination, the sum of the Outstanding Principal Balances of each Class of Notes Outstanding on such date.

“Agreement” means this Transfer and Servicing Agreement, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“American Capital Financial Services” means American Capital Financial Services, Inc., a Delaware corporation and a wholly owned subsidiary of the Originator.

“Assigned Moody’s Rating” means, with respect to any Loan as of any date of determination, the monitored publicly available rating or the estimated rating expressly assigned to such Loan by Moody’s that addresses the full amount of the principal and interest payable on such Loan.

“Assignment” means each Assignment, substantially in the form of Exhibit A, relating to an assignment, transfer and conveyance of Loans and related property by the Trust Depositor to the Issuer.

“Assignment Date” means each date on which the Trust Depositor transfers Loans, or portions thereof, to the Issuer, which date shall be (i) the Closing Date, in the case of the Initial Loans and (ii) the applicable Subsequent Transfer Date, in the case of the Substitute Loans and Additional Loans.

“Assignment of Mortgage” means, as to each Loan secured by an interest in real property, one or more assignments, notices of transfer or equivalent instruments, each in recordable form and sufficient under the laws of the relevant jurisdiction to reflect the transfer of an undivided interest in the related mortgage, deed of trust, security deed or similar security instrument and all other documents related to such Loan to the Issuer as assignee of the Trust Depositor and to grant a perfected Lien thereon in favor of the Indenture Trustee on behalf of the Noteholders and the Swap Counterparties; provided with respect to Agented Notes and all other Loans where a collateral agent has been appointed under the related Loan Documents to hold the security interest in the collateral securing the Loan, Assignment of Mortgage shall mean such documents, including assignments, notices of transfer or equivalent instruments, each in recordable form as necessary, as are sufficient under the laws of the relevant jurisdiction to reflect the transfer to the collateral agent for all holders of notes issued by the Obligor under the related Designated Loan Agreement that rank pari passu in terms of security interest, of the related mortgage, deed of trust, security deed or other similar instrument securing such notes and all other documents relating to such notes and to grant a perfected Lien thereon by the Obligor in favor of the collateral agent for all such noteholders.

“Average Life” means, on any Measurement Date with respect to any Loan, the number obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one tenth) from such Measurement Date to the respective dates of each successive Scheduled Payment of principal of such Loan and (ii) the respective amounts of principal of such Scheduled Payments by (b) the sum of all future Scheduled Payments of principal on such Loan.

“Backup Servicer” has the meaning given to such term in the Preamble and includes any successor backup servicer hereunder.

“Backup Servicer Termination Notice” has the meaning given to such term in Section 5.25(a).

“Backup Servicer Transfer” has the meaning given to such term in Section 5.25(b).

“Backup Servicing Fee” has the meaning given to such term in the fee letter, dated as of the date hereof, among the Originator, the Trust Depositor, the Issuer and the Indenture Trustee, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11 of the United States Code, as amended.

“Broadly Syndicated Loans” means any Loan to an Obligor issued as part of a loan facility with an original loan size (including any first and second lien loans included in the facility) greater than $250,000,000.

“Business Day” means any day which is neither a Saturday nor a Sunday, nor another day on which banking institutions in the cities of New York, New York or Minneapolis, Minnesota are authorized or obligated by law, executive order, or governmental decree to be closed; provided that, if any action is required of the Ireland Paying Agent, then, for purposes of determining when such action is required, Dublin, Ireland will be considered in determining “Business Day”.

“Calculation Agent” has the meaning given to such term in the Swap.

“Call Period” means the period beginning on the date on which the Outstanding Principal Balance of the Offered Notes is less than or equal to 10% of the Outstanding Principal Balance of the Offered Notes on the Closing Date.

“CCC Excess Amount” means, as of any date of determination, an amount equal to 50% of the excess of (a) the sum of the Outstanding Loan Balances of all Loans included in the Loan Pool that have an S&P Rating of “CCC+” or lower over (b) the product of (x) the Aggregate Outstanding Loan Balance times (y) 30%.

“CCC Excess Condition” means, as of any date of determination, the CCC Excess Amount shall be equal to or less than 13% of the Aggregate Outstanding Loan Balance.

“Certificate” means each ACAS Business Loan Trust 2007-1 Certificate representing a beneficial equity interest in the Issuer and issued pursuant to the Trust Agreement.

“Certificate Distribution Account” has the meaning given to such term in the Trust Agreement.

“Certificate Register” has the meaning given to such term in the Trust Agreement.

“Certificateholder” has the meaning given to such term in the Trust Agreement.

“Class” means any of the group of Notes identified herein as, as applicable, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Class E Note.

“Class A Interest Amount” means, with respect to each Interest Accrual Period, an amount equal to the product of (i) the Outstanding Principal Balance of the Class A Notes as of the first day of such Interest Accrual Period after giving effect to all distributions made on such day and (ii) the applicable Class A Note Interest Rate for such Interest Accrual Period.

“Class A Note Interest Rate” means the annual rate of interest payable with respect to the Class A Notes, which shall be equal to LIBOR plus 0.14% per annum (calculated on the basis of a year of 360 days and actual days elapsed in the Interest Accrual Period).

“Class A Noteholder” means each Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” means the ACAS Business Loan Trust 2007-1, Class A Floating Rate Asset Backed Notes, Series 2007-1, issued pursuant to the Indenture.

“Class B Accrued Payable” means, with respect to any Payment Date, the sum of, for each preceding Payment Date, the excess, if any, of (i) the amount that would have been calculated as the Class B Interest Amount on each such preceding Payment Date if the calculation had been made using clause (ii)(a) of the definition of “Class B Interest Amount” only and clause (ii)(b) of the definition was not used over (ii) the amount calculated as the Class B Interest Amount on each such preceding Payment Date, together with interest accrued thereon at the then applicable Class B Note Interest Rate in effect on such preceding Payment Date.

“Class B Interest Amount” means, with respect to each Interest Accrual Period, an amount equal to the product of (i) the Note Interest Rate applicable to the Class B Notes for such Interest Accrual Period and (ii) the lesser of (a) the Outstanding Principal Balance of the Class B Notes as of the first day of such Interest Accrual Period after giving effect to all distributions on such day and (b) the excess, if any, of (x) the Aggregate Outstanding Loan Balance as of the last day of the related Collection Period over (y) the Outstanding Principal Balance of the Class A Notes as of the first day of such Interest Accrual Period after giving effect to all distributions on such day; provided that for purposes of this definition in no event will the amount determined pursuant to clause (b) hereof be less than zero.

“Class B Note Interest Rate” means the annual rate of interest payable with respect to the Class B Notes, which shall be equal to LIBOR plus 0.31% per annum (calculated on the basis of a year of 360 days and actual days elapsed in the Interest Accrual Period).

“Class B Noteholder” means each Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means the ACAS Business Loan Trust 2007-1, Class B Floating Rate Deferrable Asset Backed Notes, Series 2007-1, issued pursuant to the Indenture.

“Class C Accrued Payable” means, with respect to any Payment Date, the sum of, for each preceding Payment Date, the excess, if any, of (i) the amount that would have been calculated as the Class C Interest Amount on each such preceding Payment Date, if the calculation had been made using clause (ii)(a) of the definition of “Class C Interest Amount” only and clause (ii)(b) of such definition was not used over (ii) the amount calculated as the Class C Interest Amount on each such preceding Payment Date, together with interest accrued thereon at the then applicable Class C Note Interest Rate in effect on such preceding Payment Date.

“Class C Interest Amount” means, with respect to each Interest Accrual Period, an amount equal to the product of (i) the Note Interest Rate applicable to the Class C Notes for such Interest Accrual Period and (ii) the lesser of (a) the Outstanding Principal Balance of the Class C Notes as of the first day of such Interest Accrual Period after giving effect to all distributions on such day and (b) the excess, if any, of (x) the Aggregate Outstanding Loan Balance as of the last day of the related Collection Period over (y) the sum of the Outstanding Principal Balances of the Class A Notes and Class B Notes as of the first day of such Interest Accrual Period after giving effect to all distributions on such day; provided that for purposes of this definition in no event will the amount determined pursuant to clause (b) hereof be less than zero.

“Class C Note Interest Rate” means the annual rate of interest payable with respect to the Class C Notes, which shall be equal to LIBOR plus 0.85% per annum (calculated on the basis of a year of 360 days and actual days elapsed in the Interest Accrual Period).

“Class C Noteholder” means each Person in whose name a Class C Note is registered in the Note Register.

“Class C Notes” means ACAS Business Loan Trust 2007-1, Class C Floating Rate Deferrable Asset Backed Notes, Series 2007-1, issued pursuant to the Indenture.

“Class D Accrued Payable” means, with respect to any Payment Date, the sum of, for each preceding Payment Date, the excess, if any, of (i) the amount that would have been calculated as the Class D Interest Amount on each such preceding Payment Date, if the calculation had been made using clause (ii)(a) of the definition of “Class D Interest Amount” only and clause (ii)(b) of such definition was not used over (ii) the amount calculated as the Class D Interest Amount on each such preceding Payment Date, together with interest accrued thereon at the at the Note Interest Rate applicable to the Class D Notes on such preceding Payment Date.

“Class D Interest Amount” means, with respect to each Interest Accrual Period, an amount equal to the product of (i) the Note Interest Rate applicable to the Class D Notes for such Interest Accrual Period and (ii) the lesser of (a) the Outstanding Principal Balance of the Class D Notes as of the first day of such Interest Accrual Period after giving effect to all distributions on such day and (b) the excess, if any, of (x) the Aggregate Outstanding Loan Balance as of the last day of the related Collection Period over (y) the sum of the Outstanding Principal Balances of the Class A Notes, Class B Notes and Class C Notes as of the first day of such Interest Accrual Period after giving effect to all distributions on such day; provided that for purposes of this definition in no event will the amount determined pursuant to clause (b) hereof be less than zero.

“Class D Note Interest Rate” means the annual rate of interest payable with respect to the Class D Notes, which shall be equal to LIBOR plus 1.85% per annum (calculated on the basis of a year of 360 days and actual days elapsed in the Interest Accrual Period).

“Class D Noteholder” means each Person in whose name a Class D Note is registered in the Note Register.

“Class D Notes” means ACAS Business Loan Trust 2007-1, Class D Floating Rate Deferrable Asset Backed Notes, Series 2007-1, issued pursuant to the Indenture.

“Class E Note” means ACAS Business Loan Trust 2007-1, Class E Principal Only Asset Backed Note, Series 2007-1, issued pursuant to the Indenture.

“Class E Noteholder” means each Person in whose name a Class E Note is registered in the Note Register.

“Class Scenario Loss Rate” means, with respect to any Class of Offered Notes rated by S&P, at any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s rating of such Class of Offered Notes on the Closing Date, determined by application of the S&P CDO Monitor at such time.

“Closing Date” means April 24, 2007.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

“Collateral” means the assets of each Obligor that have been pledged as security for each Loan, including but not limited to real and personal property, accounts receivable, inventory, equipment and intellectual property rights.

“Collection Account” means the Trust Account so designated and established pursuant to Section 7.01.

“Collection Period” means (a) with respect to the first Payment Date, the period from and including the Closing Date to and including the last day of the calendar month prior to the month in which the first Payment Date occurs, and (b) with respect to any subsequent Payment Date, the period from and including the first day of the calendar month in which the prior Payment Date occurred to and including the last day of the calendar month prior to the month in which such Payment Date occurs.

“Collections” means all payments received on or after the related Cut-Off Date for a Loan on account of (i) interest on the Loans including payments of capitalized interest with respect to Deferred Interest Loans and all Late Charges and default and waiver charges, (ii) principal on the Loans, (iii) Scheduled Payments and Prepayments, (iv) Liquidation Proceeds on Defaulted Loans, (v) Insurance Proceeds, (vi) Servicer Advances, (vii) the purchase or repurchase of any Loan, (viii) the amount of any gains or losses incurred in connection with the investment of funds in the Trust Accounts other than the Swap Counterparty Collateral Account, (ix) Net Trust Swap Receipts and Swap Breakage Receipts and (x) during the Pre-Funding Period and the Replenishment Period, the Required Liquidation Proceeds, all as related to amounts attributable to the Loans in the Loan Pool or the related Collateral, but excluding any Excluded Amounts and Retained Interest.

“Commission” means the United States Securities and Exchange Commission or any successor thereto.

“Computer Records” means the computer records generated by the Servicer or any subservicer that provide information relating to the Loans and that were used by the Originator in selecting the Loans conveyed to the Trust Depositor pursuant to Section 2.01 (and any Substitute Loans and Additional Loans conveyed to the Trust Depositor pursuant to Section 2.04 and Section 2.05, respectively).

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Corporate Trust Office” means, with respect to the Indenture Trustee or Owner Trustee, as applicable, the office of the Indenture Trustee or Owner Trustee at which at any particular time its corporate trust business shall be principally administered, which offices at the date of the execution of this Agreement are located at the addresses set forth in Section 13.04.

“Credit and Collection Policy” means those credit, collection, customer relation and service policies relating to the Loans and related Loan Files described in Exhibit K, as the same may be amended or modified from time to time in accordance with Section 5.17(g); and, with respect to any Successor Servicer, the collection procedures and policies of such Person at the time such Person becomes Successor Servicer.

“Current Portfolio” means the portfolio (measured by the outstanding principal balance) of (a) the Loans, (b) Principal Collections held as cash and (c) Eligible Investments purchased with Principal Collections existing immediately prior to the applicable Measurement Date.

“Cut-Off Date” means either or both (as the context may require) the Closing Date and any Subsequent Cut-Off Date, as applicable to the Loan or Loans in question. For the avoidance of doubt, the Cut-Off Date with respect to the Initial Loans shall be the Closing Date.

“Defaulted Loan” means a Loan in the Loan Pool with respect to which there has occurred one or more of the following:

(a) both (i) any portion of a payment of interest on or principal of such Loan is not paid when due (without giving effect to any grace period or Servicer Advance) and (ii) within 120 days of when such delinquent payment was first due, all delinquencies have not been cured;

(b) an Insolvency Event with respect to the related Obligor;

(c) the related Obligor has suffered any material adverse change (as determined by the Servicer in accordance with the Designated Loan Agreement and/or the Credit and Collection Policy) that materially affects such Obligor’s viability as a going concern;

(d) the Servicer has determined in its sole discretion, in accordance with the Credit and Collection Policy, that such Loan is not collectible;

(e) on a quarterly mark-to-market the value is written down due to such Loan being placed on “non-accrual” status or assigned a risk rating of “Grade 1”, in each case in accordance with the Credit and Collection Policy, in which case the portion of the Loan written down is defaulted;

(f) the Obligor of the related Loan (excluding DIP Loans) is rated “D” or “SD” by S&P or such Obligor’s rating has been withdrawn by S&P; or

(g) the Loan is rated “CC” or lower by Fitch.

“Deferred Interest Loan” means a Loan that requires the Obligor to pay only a portion of the accrued and unpaid interest on a current basis, the remainder of which is deferred and paid later together with interest thereon as a lump sum and is treated as Interest Collections at the time it is received.

“Deferred Interest Rate” means, with respect to any Fixed Rate Loan, the rate of interest, if any, that the related Obligor may defer and pay at or prior to maturity of the Loan, with interest thereon.

“Definitive Notes” shall have the meaning specified in the Indenture.

“Delayed Draw Term Loan” means any Loan that is fully committed on the initial funding date of such Loan and is required to be fully funded in one or more installments on draw dates to occur within one year of the initial funding of such Loan but which, once such installments have been made has the characteristics of a term loan; provided that any Loan as to which no further installment may be funded shall not be a Delayed Draw Term Loan.

“Delinquent Loan” means a Loan in the Loan Pool as to which there has occurred one or more of the following: (i) both (a) any portion of a payment of interest or principal on such Loan is not paid when due (without giving effect to any grace period or Servicer Advance) and (b) within 60 days of when such delinquent payment was first due all delinquencies have not been cured, (ii) in the case of a Loan which is publicly rated by Moody’s or S&P, any portion of a payment of interest on or principal of such Loan is not paid when due (after giving effect to any applicable grace period (subject in all cases to a maximum grace period of five Business Days) but without giving effect to any Servicer Advance made in respect of such payment of interest or principal), (iii) the Loan becomes a Materially Modified Loan as a result of an Obligor’s inability to pay principal or interest, (iv) the related Obligor is not paying any of the accrued and unpaid interest on a current basis, or (v) any portion of a payment of principal or interest on such Loan comes from the proceeds of another loan made by the Originator or its Affiliates to such Obligor.

“Designated Loan Agreement” means the note purchase agreement, credit agreement or other facility under which a Loan arises.

“Determination Date” means, with respect to any Payment Date, the third (3rd) Business Day prior to such Payment Date.

“DIP Loan” means any Loan of an Obligor that is a debtor-in-possession as defined under the Bankruptcy Code.

“Discretionary Repurchased Loan” means, subject to the restrictions set forth in Section 2.09, any Loan that becomes subject to substitution or repurchase at the discretion of the Issuer; provided that no repurchase of a Discretionary Repurchased Loan shall be undertaken for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

“Diversity Score” means the single number that indicates collateral concentration for Loans in terms of both Obligor and industry concentration, which is calculated as described in Annex A attached hereto.

“Downgrade Event” means the reduction or withdrawal of the then-current rating issued by any of Moody’s, S&P or Fitch with respect to any Outstanding Class of Offered Notes.

“Effective Date” means the earlier of (i) the date that is 30 Business Days prior to the Payment Date occurring on August 16, 2007 and (ii) the date on which the Aggregate Outstanding Loan Balance equals the Expected Aggregate Outstanding Loan Balance.

“Effective Date Ratings Confirmation” has the meaning given to such term in Section 2.05(b).

“Effective Date Ratings Downgrade” has the meaning given to such term in Section 2.05(b).

“Eligible Deposit Account” means either (a) a segregated account with a Qualified Institution, or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a (i) in the case of Moody’s, a short-term credit rating of at least “P-l”, (ii) in the case of Fitch, a short-term credit rating of at least “Fl+”, and (iii) in the case of S&P, a commercial paper, short-term debt rating of “A-1+” and a long-term unsecured debt rating of “AA-”.

“Eligible Investments” means, with respect to any Payment Date, negotiable instruments or securities or other investments maturing on or before such Payment Date (a) which, except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a clearing agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (b) that, as of any date of determination, mature by their terms on or prior to the Payment Date immediately following such date of determination, and (c) that evidence:

(i) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Issuer’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency, which, in the case of Fitch, shall be “F1+”;

(iii) commercial paper, or other short term obligations, having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency, which, in the case of Fitch, shall be “F1+”;

(iv) demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1+”, respectively, and, if rated by Fitch, from Fitch of “F1+”;

(v) notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(vi) investments in taxable money market funds or other regulated investment companies having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from Moody’s, S&P and Fitch (if rated by Fitch) or otherwise subject to satisfaction of the Rating Agency Condition; provided that such investments shall have at least an “AAAm” or “AAAmg” rating from S&P;

(vii) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency;

(viii) Eligible Repurchase Obligations with a rating acceptable to the Rating Agencies, which, in the case of Fitch, shall be “F1+” and in the case of S&P shall be “A-l+”; or

(ix) any other investments approved in writing by the Rating Agencies.

Eligible Investments shall not include any instrument, security or investment (1) that is an interest-only security or a mortgaged-backed security, (2) that is purchased at a price (excluding accrued interest) in excess of 100% of par, (3) the S&P rating of which includes a “p”, “pi”, “q”, “r” or “t” subscript, (4) that is subject to an “offer” to repurchase such instrument, security or investment or (5) that is subject to withholding tax if owned by the Issuer (unless the issuer thereof is required to make “gross-up” payments to the Issuer covering the full amount of such withholding tax). The Indenture Trustee may purchase or sell to itself or an Affiliate, as principal or agent, the Eligible Investments described above.

“Eligible Loan” means, on and as of the Closing Date in the case of the Initial Loans and as of the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, each Loan with respect to which each of the following is true; provided that any Loan which has an S&P Rating shall not include a “p”, “pi”, “q”, “r” or “t” subscript:

(1) the Loan and the pledge of Collateral thereunder is valid, binding and enforceable against the related Obligor, except the enforcement may be limited by insolvency, bankruptcy, moratorium, reorganization or other similar laws affecting enforceability of creditors’ rights and the availability of equitable remedies, and the Loan contains a clause substantially to the effect that the related Obligor agrees to make its payments under the Loan without any deduction, offset, netting, recoupment, defenses, reservation of rights or counterclaim;

(2) the Loan is evidenced by an Underlying Note or, in the case of a Noteless Loan, the related Loan Register, Designated Loan Agreement and related loan documents that have been duly authorized and that are in full force and effect and constitute the legal, valid and binding obligations of the Obligor of such Loan, except the enforcement may be limited by insolvency, bankruptcy, moratorium, reorganization or other similar laws affecting enforceability of creditors’ rights and the availability of equitable remedies;

(3) the Loan was originated or purchased in accordance with the terms of the Credit and Collection Policy and arose in the ordinary course of the Originator’s business from the loaning of money to the Obligor thereof;

(4) the Loan is not, and during the six months preceding the Closing Date or the related Cut-Off Date, as applicable, has not been, a Defaulted Loan or a Loan that is Delinquent and is current with respect to all Scheduled Payments thereunder as of the Closing Date, in the case of an Initial Loan, or as of the related Cut-Off Date, in the case of an Additional Loan or a Substitute Loan;

(5) the Obligor of such Loan has executed all appropriate documentation required by the Originator;

(6) the Loan, together with the Loan File related thereto, is a “general intangible,” a “payment intangible,” an “instrument,” an “account,” or “chattel paper” within the meaning of the UCC of all jurisdictions that govern the perfection of a security interest granted therein;

(7) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Loan have been duly obtained, effected or given and are in full force and effect;

(8) any applicable taxes in connection with the transfer of the Loan have been paid and the Obligor has been given any assurances (including with respect to payment of transfer taxes and compliance with securities laws) required by the Designated Loan Agreement in connection with the transfer of such Loan;

(9) the Loan is denominated and payable only in United States dollars in the United States, does not permit the country or currency in which such Loan is payable to be changed except in accordance with the applicable Designated Loan Agreement and all or substantially all of the assets that constitute the primary Collateral for the Loan are located in the United States, Canada, or any Group I Country, Group II Country or Group III Country;

(10) all payments in respect of the Loan are required to be made free and clear of, and without deduction or withholding for or on account of, any taxes, unless such withholding or deduction is required by Requirements of Law in which case the Obligor thereof is required to make “gross-up” payments to ensure that the net amount actually received by the Originator thereunder will equal the full amount that the Originator would have received had no such deduction or withholding been required;

(11) the Loan bears some current interest;

(12) the Loan, together with the Loan File related thereto, does not contravene in any material respect any Requirements of Law (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan File related thereto is in material violation of any such Requirements of Law;

(13) the Loan is eligible to be sold, assigned or transferred to the Trust Depositor and the Issuer, respectively (giving effect to the provisions of Sections 9406 and 9408 of the UCC), and neither the sale, transfer or assignment of the Loan under this Agreement to the Trust Depositor and the Issuer, respectively, nor the granting of a security interest under the Indenture to the Indenture Trustee, violates, conflicts with or contravenes in any material respect any Requirements of Law or any contractual or other restriction, limitation or encumbrance;

(14) the Loan is not the subject of an offer of exchange or tender by its issuer, for cash, securities or any other type of consideration, and has not been called for redemption or tender into any other security or property;

(15) no consent or waiver is required in connection with the transfer of the Loan or the Loan File, or, if such consent or waiver is required, such consent or waiver has been obtained, and, if such Loan is not a loan made as part of a syndicated transaction with a collateral agent and is secured by an interest in real property, an Assignment of Mortgage has been delivered to the Indenture Trustee;

(16) the Loan was documented and closed in accordance with the Credit and Collection Policy and, other than in the case of Noteless Loans, there is only one current original Underlying Note with respect to such Loan and such Underlying Note has been delivered to the Indenture Trustee and is duly endorsed;

(17) the Loan and the Originator’s, Trust Depositor’s and Issuer’s interest in all related Collateral are free of any Liens except for Permitted Liens, and all filings and other actions required to perfect the security interest of (a) the Indenture Trustee in the Originator’s, the Trust Depositor’s and the Issuer’s interest in the Collateral have been made or taken and (b) in the case of Agented Notes, the collateral agent, as agent for all holders of indebtedness issued by the related Obligor under the Designated Loan Agreements in the Collateral;

(18) the Loan has a maturity no greater than 12 months prior to the Legal Final Maturity Date, and is either fully amortizing in installments (which installments need not be in identical amounts) over such term or the principal amount thereof is due in a single installment at the end of such term;

(19) no right of rescission, set off, counterclaim, defense or other material dispute has been asserted with respect to such Loan;

(20) any related Collateral with respect to such Loan is insured under an Insurance Policy in accordance with the Credit and Collection Policy;

(21) the Obligor with respect to such Loan is an Eligible Obligor;

(22) the Loan does not by its terms permit the payment obligation of the Obligor thereunder to be converted into or exchanged for equity capital of such Obligor;

(23) the Loan is not a loan or extension of credit made by the Originator or one of its subsidiaries to an Obligor for the purpose of making any principal, interest, deferred interest or other payment on a loan to the same Obligor necessary in order to keep such loan from becoming delinquent and such Loan is not being kept current by the Originator or one of its Affiliates making any other loans to this Obligor;

(24) the repayment of the Loan is not subject to material non-credit related risk (for example, a Loan the payment of which is expressly contingent upon the nonoccurrence of a catastrophe), as reasonably determined by the Servicer in accordance with the Credit and Collection Policy;

(25) no provision of the Loan has been waived, altered or modified in any way, except by instruments or documents contained in the Loan File relating to the Loan;

(26) the Loan is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

(27) the Loan has an Eligible Risk Rating;

(28) the Obligor of such Loan has waived all rights of set-off, counterclaim, rescission and/or defense to payment against the Originator and all assignees thereof;

(29) with respect to Agented Notes, the related Loan Documents (a) shall include a Designated Loan Agreement containing provisions relating to the appointment and duties of an administrative agent and a collateral agent and, if applicable, customary intercreditor terms, and (b) are duly authorized, fully and properly executed and are the valid, binding and unconditional payment obligation of the Obligor thereof;

(30) with respect to Agented Notes, the Originator (or American Capital Financial Services) has been appointed the collateral agent of the collateral, if any, securing such Loan for all indebtedness of the Obligor under the Designated Loan Agreement prior to such Agented Note becoming a part of the Loan Pool;

(31) with respect to Agented Notes, if the entity serving as the collateral agent of the security for all syndicated indebtedness the Obligor has or will change from the time of the origination of the indebtedness, all appropriate assignments of the collateral agent’s rights in and to the collateral on behalf of the holders of such indebtedness have been executed and filed or recorded as appropriate prior to such Agented Note becoming a part of the Loan Pool;

(32) with respect to Agented Notes, all required notifications, if any, have been given to the collateral agent, the administrative agent and any other parties required by the Loan Documents of, and all required consents, if any, have been obtained with respect to, the Originator’s assignment of the Agented Notes and the Originator’s right, title and interest in the Collateral to the Issuer as assignee of the Trust Depositor and the Indenture Trustee’s security interest therein on behalf of the Noteholders and the Swap Counterparties;

(33) with respect to Agented Notes, the right to control certain actions of and to replace the collateral agent and/or the administrative agent of the Loan is by the holders of the indebtedness evidencing not less than a majority of the outstanding amount of all such indebtedness issued by the Obligor under the Designated Loan Agreement that is ranked pari passu in terms of priority of payment and/or security interest;

(34) with respect to Agented Notes, the Loan is cross-defaulted to all other loans of the same priority made under the Designated Loan Agreement, the collateral securing the Loan is held by the collateral agent for the benefit of all holders of such loans, and all holders of such loans (a) have an undivided interest in the collateral securing such loans, (b) share in the proceeds of the sale or other disposition of such collateral on a pro rata basis with all other Loans of the same priority made under the Designated Loan Agreement and (c) may transfer or assign their right, title and interest in the collateral securing such loans;

(35) all information in the List of Loans is true and correct with respect to such Loan;

(36) all original or certified documentation, including but not limited to the original Underlying Note (other than in the case of a Noteless Loan), required to be delivered to the Indenture Trustee with respect to such Loan has been or will be delivered on the related Assignment Date;

(37) immediately prior to the transfer of the Loan, the Originator held good and indefeasible title to and was the sole owner of the Loan being transferred to the Trust

Depositor and the Issuer, subject to no Liens or rights of others except for Permitted Liens, and upon such transfer, the Issuer will hold good and indefeasible title to and be the sole owner of such Loans;

(38) no payment related default, breach or violation has occurred under the Designated Loan Agreement or, as applicable, the Underlying Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a payment related default, breach or violation has occurred;

(39) (a) such Loan is not a Delayed Draw Term Loan or a Loan which provides the Obligor with a line of credit against which one or more borrowings may be made to the stated principal amount of such facility and which provides that such borrowed amount may be repaid and reborrowed from time to time, and (b) as of its applicable Cut-Off Date, no Loan contained a provision obligating the Originator to make additional fundings with respect to the portion of the related indebtedness held by the Issuer;

(40) neither the Loan nor any portion of the related Collateral constitutes “margin stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System;

(41) the Loan is a First Lien Loan, a Second Lien Loan, a Subordinated Loan or an unsecured Loan;

(42) the first-priority Lien related to any First Lien Loan is not contractually subordinated to the Lien of any other loan or financing to the related Obligor;

(43) except with respect to Subordinated Loans or Second Lien Loans, the Designated Loan Agreements for multiple Loans to the same Obligor (excluding any guarantor) contain customary cross-collateralization and cross-default provisions;

(44) other than Subordinated Loans and unsecured Loans, the Loan is secured by a valid, perfected Lien on all assets that constitute the Collateral for the Loan (other than assets comprising Collateral that are in addition to the primary Collateral with respect to which the Loan is principally underwritten), subject to Liens that are permitted under the related Loan Documents;

(45) such Loan is not a DIP Loan;

(46) such Loan is not an interest in a Loan acquired indirectly by way of participation from an institution from which the Issuer acquires a participation interest in a Loan;

(47) the fair market value of such Loan, as determined by the Servicer in accordance with the Credit and Collection Policy, is not less than the Outstanding Loan Balance of such Loan;

(48) the Loan (i) is not an equity security and (ii) does not provide for the conversion or exchange into an equity security at any time on or after the date it is included as part of the Loan Pool; and

(49) the Loan is not a Synthetic Obligation.

“Eligible Obligor” means, as of any date of determination, any Obligor that satisfies each of the following requirements at all times:

(1) such Obligor is not in the gaming, nuclear waste, bio-tech, oil and gas exploration or production, or real estate industries;

(2) such Obligor is not a natural Person and is a legal operating entity, duly organized and validly existing under the laws of its jurisdiction of organization;

(3) the business being financed by such Obligor has an Operating History of at least 60 months from the date of its organization;

(4) such Obligor is not the subject of any Insolvency Event;

(5) such Obligor is not an Affiliate of any other Obligor hereto (other than as a result of being an Affiliate of the Originator);

(6) is not an Obligor of a Defaulted Loan or Delinquent Loan; provided that an Obligor with respect to a Defaulted Loan or a Delinquent Loan shall cease to be disqualified under this clause (6) as of the date that each Loan which caused such Obligor to be so disqualified has become a performing Loan and maintained such status for a period of 6 consecutive months;

(7) such Obligor is not a Governmental Authority;

(8) other than in the case of Loans to Obligors representing not more than 10% of the Aggregate Outstanding Loan Balance, such Obligor’s principal office and all or substantially all of the related primary Collateral are located in the United States;

(9) such Obligor’s principal office and all or substantially all of the related primary Collateral are located in the United States, Canada, or any Group I Country, Group II Country or Group III Country; and

(10) such Obligor has an Eligible Risk Rating.

“Eligible Repurchase Obligations” means repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clauses (c)(ii) and (c)(iv) of the definition of Eligible Investments.

“Eligible Risk Rating” means, on any date of determination, with respect to a designated Obligor, a risk rating of “Grade 3” or “Grade 4.”

“Enterprise Value” means, with respect to any Obligor, as of any date of determination, (a) if such Obligor has been the subject of a merger, acquisition or recapitalization transaction within the most recent three months, the valuation of such Obligor as an entirety as determined in connection with such transaction, as such valuation may be reduced as determined by the Servicer in its reasonable discretion and in a manner consistent with the Credit and Collection Policy, giving due consideration to transactions involving enterprises comparable to such Obligor occurring during such three-month period, and (b) in all other cases, the valuation of such Obligor as an entirety as determined by the Servicer in its reasonable discretion and in a manner consistent with the Credit and Collection Policy, giving due consideration to transactions involving enterprises comparable to such Obligor which have been consummated within the three months prior to such date.

“Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation thereto.

“Excluded Amounts” means any collections with respect to repurchased Loans or Loans that have been replaced with Substitute Loans.

“Expected Aggregate Outstanding Loan Balance” means $600,000,000.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“Fee Event” means an Event of Default other than the occurrence of the following:

(1) the Class E Note is held by more than ten (10) persons; and

(2) the Originator or the Servicer agrees or consents to, or otherwise permits to occur, any amendment, modification, change, supplement or rescission of or to the Credit and Collection Policy in whole or in part that could reasonably be expected to have a material adverse effect on the Noteholders and the Swap Counterparties.

“First Lien Loan” means a Loan (including a portion of a Loan) which (i) is not, except as provided in the last sentence of this definition, by its terms (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such Loan, (ii) is secured by a valid first priority perfected security interest or Lien in, to or on specified Collateral subject to Permitted Liens (whether or not the Issuer and any other lenders are also granted a security interest of a lower priority in additional Collateral), and (iii) is secured by Collateral having a value (determined as set forth below) not less than the Outstanding Loan Balance of such Loan plus the aggregate Outstanding Loan Balance of all other loans of equal seniority secured by a first Lien or security interest in the same Collateral. The determination as to whether condition (iii) of this definition is satisfied shall be based on the Servicer’s judgment at the time the Loan is included in the Loan Pool. The right to receive the proceeds of designated Collateral subject to a set of contractual payment priorities affecting debt issued under or governed by the same Loan Documents will not prevent a Loan (or portion thereof) that satisfies the express requirements hereof from being a First Lien Loan.

“Fitch” means Fitch, Inc. and its subsidiaries or any successor or successors thereto.

“Fitch Rating” means, for any Loan, the rating assigned to such Loan by Fitch, as updated from time to time by Fitch.

“Fitch Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that Fitch shall have notified the Trust Depositor, the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the then-current rating by Fitch with respect to any Outstanding Class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Fitch Rating Factor” means, for any Loan with a Fitch Rating, the percentage set forth below under the heading “Fitch Rating Factor” across from the Fitch Rating of such Loan or, in the case of a rating assigned by Fitch at the request of the Issuer (or the Servicer on behalf of the Issuer), the Fitch Rating Factor as assigned by Fitch.

Fitch Rating of Loan	Fitch Rating Factor
AAA	0.19%
AA+	0.57%
AA	0.89%
AA-	1.15%
A+	1.65%
A	1.85%
A-	2.44%
BBB+	3.13%
BBB	3.74%
BBB-	7.26%
BB+	10.18%
BB	13.53%
BB-	18.46%
B+	22.84%
B	27.67%
B-	34.98%
CCC+	43.36%
CCC	48.52%
CC	77.00%
C	95.00%
DDD-D	100.00%

“Fitch Weighted Average Rating” means, as of any Measurement Date, the percentage obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan (excluding any Defaulted Loans) by its Fitch Rating Factor as of such date by (b) the Loan Pool Balance (excluding any Defaulted Loans) as of such date.

“Fixed Rate Loan” means a Loan, other than a Floating Rate Loan, where the Loan Rate payable by the Obligor thereunder is expressed as a fixed rate of interest.

“Fixed Rate Permitted Excess Amount” means $500,000 in the aggregate.

“Floating LIBOR Rate Loan” means, as of any date of determination, a Loan where the Loan Rate payable by the Obligor thereof in respect of the majority of the Outstanding Loan Balance of such Loan is based on LIBOR plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset periodically upon any change in the related LIBOR rate.

“Floating Prime Rate Loan” means, as of any date of determination, a Loan where the Loan Rate payable by the Obligor thereof in respect of the majority of the Outstanding Loan Balance of such Loan is based on the Prime Rate plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset immediately upon any change in the related Prime Rate.

“Floating Rate Loan” means a Floating LIBOR Rate Loan or a Floating Prime Rate Loan, as applicable.

“Global Weighted Average Spread” means, as of any Measurement Date, the lesser of (a) the Weighted Average Spread and (b) the Gross Weighted Average Spread minus the Minimum Weighted Average Deferred Interest Rate.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any court or arbitrator having jurisdiction over such Person.

“Grade 1” means that, under the Originator’s loan grading system, which ranks loans based on its analysis of credit quality of the underlying assets, the Obligor is performing materially below expectations, the Loan risk has increased substantially since origination, some or all of the debt covenants are out of compliance and Scheduled Payments are Delinquent.

“Grade 2” means that, under the Originator’s loan grading system, which ranks loans based on its analysis of credit quality of the underlying assets, the Obligor is performing slightly below expectations, the Loan risk has increased since origination, the Obligor may be out of compliance with debt covenants, however, Scheduled Payments are not more than 120 days past due.

“Grade 3” means that, under the Originator’s loan grading system, which ranks loans based on its analysis of credit quality of the underlying assets, the Obligor is performing as expected, the risk factors are neutral to favorable and the Loan risk is at an acceptable level that is similar to the risk at the time of origination.

“Grade 4” means that, under the Originator’s loan grading system, which ranks loans based on its analysis of credit quality of the underlying assets, the Obligor is performing above expectations, the trends and risk factors are generally favorable and the Loan involves the least amount of risk in the Originator’s portfolio.

“Gross Interest Rate” means, with respect to any Loan, the sum of the Loan Rate with respect to such Loan plus the rate of interest, if any, that the related Obligor may defer and pay later, together with interest thereon.

“Gross Weighted Average Spread” means, as of any Measurement Date, the sum of (a) the Weighted Average Spread and (b) the Weighted Average Deferred Interest Rate.

“Group I Country” means, for so long as the outstanding indebtedness of such country is rated at least “AA-“ by S&P and at least “Aa2” by Moody’s, any of The Netherlands, the United Kingdom, Australia and New Zealand.

“Group II Country” means, for so long as the outstanding indebtedness of such country is rated at least “AA-“ by S&P and at least “Aa2” by Moody’s, any of Germany, Ireland, Sweden, and Switzerland.

“Group III Country” means, for so long as the outstanding indebtedness of such country is rated at least “AA-“ by S&P and at least “Aa2” by Moody’s, any of Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg, Norway and Spain.

“Highest Required Investment Category” means (i) with respect to ratings assigned by Fitch (if such investment is rated by Fitch), “Fl+” for short-term instruments and “AAA” for long-term instruments, (ii) with respect to ratings assigned by Moody’s, “A2” and “P-1” for one month instruments, “Al” and “P-1” for three month instruments, “Aa3” and “P-1” for six month instruments and “Aaa” and “P-1” for instruments with a term in excess of six months, and (iii) with respect to ratings assigned by S&P, “A-l+” for short-term instruments and “AAA” for long- term instruments.

“Holder” means a Noteholder or a Certificateholder, as applicable.

“Indebtedness” means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Indenture” means the Indenture, dated as of the date hereof, between the Issuer and the Indenture Trustee, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Indenture Collateral” has the meaning given to such term in the “granting clause” of the Indenture.

“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Indenture Trustee Fee” has the meaning given to such term in the fee letter, dated as of the date hereof, among the Originator, the Trust Depositor, the Issuer and the Indenture Trustee, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Independent” means, when used with respect to any specified Person, a Person who (i) is in fact independent of each of the Issuer, the Trust Depositor or ACAS, (ii) is not a director, officer or employee of any Affiliate of any of the Issuer, the Trust Depositor or ACAS, (iii) is not a Person related to any officer or director of any of the Issuer, the Trust Depositor or ACAS or any of their respective Affiliates, (iv) is not a holder (directly or indirectly) of more than 10% of any voting securities of any of the Issuer, the Trust Depositor or ACAS or any of their respective Affiliates, and (v) is not connected with any of the Issuer, the Trust Depositor or ACAS as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided that a Person that otherwise satisfies the requirements of clauses (i) through (v), but is a director, officer or manager of a bankruptcy remote special purpose Affiliate of ACAS, will be deemed to be Independent for purposes hereof.

“Independent Accountants” has the meaning given to such term in Section 9.04(a).

“Index Rate” means, with respect to any Fixed Rate Loan, as of any Measurement Date, the Swap Rate as of such date.

“Ineligible Loan” has the meaning given to such term in Section 11.01 and includes such Loans described in Section 12.05(b).

“Initial Class A Principal Balance” means $351,000,000.

“Initial Class B Principal Balance” means $45,000,000.

“Initial Class C Principal Balance” means $81,000,000.

“Initial Class D Principal Balance” means $45,000,000.

“Initial Class E Principal Balance” means $78,000,000.

“Initial Loan Assets” has the meaning given to such term in Section 2.01(b).

“Initial Loans” means those Loans conveyed to the Issuer on the Closing Date and identified on the initial List of Loans required to be delivered pursuant to Section 2.02(iv).

“Initial Purchasers” means Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Banc of America Securities LLC, J.P.Morgan Securities Inc., HSBC Securities (USA) Inc. and Credit Suisse Securities (USA) LLC, as initial purchasers of the Offered Notes.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed or undismissed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under such law, taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of this property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code of the United States and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeds” has the meaning given to such term in Section 10.02.

“Insurance Policy” means, with respect to any Loan, an insurance policy covering physical damage to or loss of the related Collateral, and any other insurance policies relating to such Loan, including but not limited to title, property, hazard, liability, life and/or accident insurance policies.

“Insurance Proceeds” means, depending on the context, any amounts payable or any payments made under any Insurance Policy covering a Loan or the Collateral.

“Interest Accrual Period” means the period from and including the most recent Payment Date to but excluding the following Payment Date; provided that, the initial Interest Accrual Period following the Closing Date shall be the period from and including the Closing Date to but excluding the first Payment Date following the Closing Date.

“Interest Collection Account” means a sub-account of the Collection Account established pursuant to Section 7.01.

“Interest Collections” means (A) amounts deposited into the Collection Account pursuant to clauses (i), (v), (viii), (ix) and (x) of the definition of Collections, as well as the interest portion of any amounts received pursuant to clauses (iii), (vi) and (vii) of the definition of Collections, (B) investment earnings on funds held in the Trust Accounts other than the Swap Counterparty Collateral Account, and (C) in the discretion of the Servicer, Liquidation Proceeds.

“Interest Distributable Amount” means, as of any Payment Date, the amount of Interest Collections (excluding for purposes of calculating such amount any Required Liquidation Proceeds) remaining after distribution of amounts under clauses First through Eighth of Section 7.05(a).

“Interest Distributable Test” means a test satisfied on any Payment Date (a) during the Pre-Funding Period and the Replenishment Period, if the sum of the Interest Distributable Amount plus the Required Liquidation Proceeds equals or exceeds the Required Distributable Amount and (b) after the Replenishment Period, if the Interest Distributable Amount equals or exceeds the Required Distributable Amount.

“Interest Shortfall” means, with respect to the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, as applicable, the amount by which the interest paid to such Class on a Payment Date is less than the amount due to such Class, together with accrued interest on such amount at the then applicable Note Interest Rate for such Class.

“Investment Earnings” means the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts (other than any Swap Counterparty Collateral Account) to be credited to the Collection Account on the applicable Payment Date pursuant to Section 7.03.

“Ireland Paying Agent” means BNY Fund Services (Ireland) Ltd. and includes any successor Ireland paying agent.

“Issuer” means the trust created by the Trust Agreement and funded pursuant to this Agreement, consisting primarily of the Loan Assets.

“Late Charges” means any late payment fees paid by Obligors in accordance with the Servicer’s Credit and Collection Policy.

“Legal Final Maturity Date” has the meaning given to such term in the Indenture.

“LIBOR” means the London interbank offered rate for Eurodollar deposits for the applicable index maturity; provided that for purposes of calculating the Note Interest Rates with respect to the Offered Notes, LIBOR shall be as determined by the Indenture Trustee in accordance with Section 7.06.

“LIBOR Spread” means, as of any Measurement Date, and with respect to any Loan, (a) in the case of a Floating Rate Loan, the stated spread above LIBOR at which interest accrues on such Loan, and (b) in the case of a Fixed Rate Loan, the applicable Loan Rate for such Loan minus the Index Rate; provided that in the case of a Floating Rate Loan not expressed as a spread above LIBOR, the stated spread to LIBOR for such Loan shall be calculated for any Measurement Date by the Servicer in its discretion by subtracting LIBOR from the Loan Rate for such Loan.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), equity interest, participation interest, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

“Liquidation Expenses” means, with respect to any Loan, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to any subservicer) and any reasonably allocated costs of internal counsel, in each case in accordance with the Servicer’s Credit and Collection Policy in connection with the foreclosure and disposition of any related Collateral or the bankruptcy of an Obligor upon or after the expiration or earlier termination or acceleration of such Loan, and other out-of-pocket costs related to the liquidation of any such Collateral, including the attempted collection of any amount owing pursuant to such Loan if it is a Defaulted Loan, and, if requested by the Indenture Trustee, the Servicer and the Originator must provide to the Indenture Trustee a breakdown of the Liquidation Expenses for any Loan along with any supporting documentation therefor; provided that to the extent any such “Liquidation Expenses” relate to any Loan with a Retained Interest, such expenses shall be allocated pro rata to such Loan based on the Outstanding Loan Balance of such Loan included in the Loan Pool and the outstanding loan balance of the Retained Interest.

“Liquidation Proceeds” means, with respect to a Defaulted Loan, proceeds from the sale of the Collateral, Insurance Proceeds and any other recoveries with respect to such Defaulted Loan and the related Collateral, net of Liquidation Expenses and amounts, if any, so received that are required either to be refunded to the Obligor on such Loan or paid to a third party.

“List of Loans” means the electronic list in the form of an Excel spreadsheet identifying each Loan constituting part of the Loan Assets, which list shall consist of the initial List of Loans reflecting the Initial Loans transferred to the Issuer on the Closing Date, together with any Subsequent List of Loans amending the most current List of Loans reflecting the Substitute Loans or Additional Loans, as applicable, transferred to the Issuer on the related Subsequent Transfer Date (together, in the case of Substitute Loans, with a deletion from such list of the related Loan or Loans identified on the corresponding Addition Notice with respect to which a Substitution Event has occurred), and (1) which list in each case (a) identifies by account number and Obligor name each Loan included in the Loan Pool, and (b) sets forth as to each such Loan (i) the Outstanding Loan Balance as of the applicable Cut-Off Date, and (ii) the maturity date, and (2) which list (as in effect on the Closing Date) is attached to this Agreement as Exhibit G.

“Loan” means the payment obligations of each Obligor to the Originator under first lien, second lien or subordinated loans created under the related Loan Documents and evidenced by an Underlying Note (unless such Loan is a Noteless Loan), transferred by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer, and including Initial Loans, Additional Loans and Substitute Loans.

“Loan Assets” means, collectively, the Initial Loan Assets, the Substitute Loan Assets and the Additional Loan Assets, as applicable.

“Loan Checklist” means the list in the form of an Excel spreadsheet delivered electronically by the Trust Depositor to the Indenture Trustee pursuant to Section 2.07 of this Agreement that identifies the Loan Documents and other items contained in the related Loan File.

“Loan Documents” means, with respect to any Loan, (a) with the exception of Noteless Loans, the original, executed related Underlying Note, (b) in the case of Noteless Loans, a copy of the Loan Register, (c) an executed copy of the Designated Loan Agreement, (d) in each case, as applicable, a copy of: any security agreement, intercreditor and/or subordination agreement, mortgage, any assignment of such Loan, all guarantees and UCC financing statements and continuation statements (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Loan and the related Underlying Note (if any), and (e) for each Loan secured by real property and evidenced by a mortgage, deed of trust, security deed or similar security instrument, a copy of the executed Assignment of Mortgage, and for all Loans with an Underlying Note, an original assignment (which may be by allonge) in blank signed by an authorized officer of the Originator.

“Loan File” means, with respect to each Loan, a file labeled with the account number and Obligor name containing the Loan Documents, and such other documents, if any, that the Servicer keeps on file in accordance with its Credit and Collection Policy and all other documents originally delivered to the Originator or held by the Servicer with respect to any Loan; provided that all documents, other than the Underlying Note, if any, along with any assignment (which may be by allonge), constituting the Loan File may be copies of such documents.

“Loan Pool” means, as of any date of determination, the Initial Loans, the Additional Loans and the Substitute Loans (if any), other than any such Loans that (i) have been reconveyed by the Issuer to the Trust Depositor, and concurrently by the Trust Depositor to the Originator, pursuant to Section 11.02 hereof, or (ii) have been paid (or prepaid) in full.

“Loan Pool Balance” means, as of any date of determination, the sum of the Outstanding Loan Balances of all Loans in the Loan Pool as of such date.

“Loan Rate” means, for each Loan in a Collection Period, the current cash pay interest rate for such Loan in such period, as specified in the related Loan Documents.

“Loan Register” means, with respect to each Noteless Loan, the register in which the agent or collateral agent for such Loan will record, among other things, (i) the amount of such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (iii) the amount of any sum in respect of such Loan received from the Obligor and each lender’s share thereof, (iv) the date of origination of such Loan and (v) the maturity date of such Loan.

“Loan-to-Value” means, with respect to any Loan, as of any date of determination, the percentage equivalent of a fraction (a) the numerator of which is equal to the sum of (i) the maximum availability (as provided in the applicable Loan Documents) of such Loan as of the date of its origination plus (ii) the maximum availability under all other indebtedness of the related Obligor which ranks either senior to, or pari passu with, such Loan and (b) the denominator of which is equal to the Enterprise Value of the Obligor with respect to such Loan.

“London Banking Day” means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Materially Modified Loan” means a Loan that has been terminated, released (including pursuant to prepayment), amended, modified, waived or subject to a similar undertaking or agreement by the Servicer which is not permitted under the standards and criteria set forth in Sections 5.08 and/or 5.09 hereof, as applicable.

“Maximum Moody’s Weighted Average Rating Factor” means, as of any date of determination, an amount equal to the sum of (x) 3350, plus (y) the Recovery Rate Modifier as of such date of determination.

“Maximum Weighted Average Life” means, as of the Closing Date, 6.0 years, declining by 0.25 years for each Collection Period elapsed during the Replenishment Period.

“Measurement Date” means (a) the Closing Date, (b) during the Replenishment Period, each Cut-Off Date with respect to an Additional Loan or a Substitute Loan and each Determination Date, and (c) following the Replenishment Period, each Cut-Off Date with respect to any Substitute Loan and each Determination Date.

“Minimum Diversity Score” means 22.

“Minimum Global Weighted Average Spread” means 6.50%.

“Minimum Weighted Average Deferred Interest Rate” means, as of any date of determination, 1.2%.

“Monthly Report” has the meaning given to such term in Section 9.01(c).

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Moody’s Equivalent Senior Unsecured Rating” means, with respect to any Loan and the Obligor thereof as of any date of determination, the rating determined in accordance with the following, in the following order of priority:

(a) the Moody’s “issuer rating” for the Obligor;

(b) if the preceding clause (a) does not apply, but the Obligor has a senior secured obligation with an Assigned Moody’s Rating, then:

(i) if such Assigned Moody’s Rating is at least “B2” (and, if rated “B2”, not on watch for downgrade), the Moody’s Equivalent Senior Unsecured Rating shall be the rating which is one subcategory below such Assigned Moody’s Rating, or

(ii) if such Assigned Moody’s Rating is less than “B2” (or rated “B2” and on watch for downgrade), then the Moody’s Equivalent Senior Unsecured Rating shall be the rating which is two subcategories below such Assigned Moody’s Rating;

(c) if the preceding clauses (a) and (b) do not apply, but the Obligor has a subordinated obligation with an Assigned Moody’s Rating, then:

(i) if such Assigned Moody’s Rating is at least “B3” (and, if rated “B3”, not on watch for downgrade), the Moody’s Equivalent Senior Unsecured Rating will be the rating that is one rating subcategory higher than such Assigned Moody’s Rating, or

(ii) if such Assigned Moody’s Rating is less than “B3” (or rated “B3” and on watch for downgrade), the Moody’s Equivalent Senior Unsecured Rating shall be such Assigned Moody’s Rating;

(d) if the preceding clauses (a) through (c) do not apply, but such Obligor has a corporate family rating from Moody’s, the Moody’s Equivalent Senior Unsecured Rating will be one rating subcategory below such corporate family rating;

(e) if the preceding clauses (a) through (d) do not apply, but the Obligor has a senior unsecured obligation (other than a bank loan) with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), then the Moody’s Equivalent Senior Unsecured Rating will be:

(i) one rating subcategory below the Moody’s equivalent of such S&P rating if it is “BBB-” or higher, or

(ii) two rating subcategories below the Moody’s equivalent of such S&P rating if it is “BB+” or lower;

(f) if the preceding clauses (a) through (e) do not apply, but the Obligor has a subordinated obligation (other than a bank loan) with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), then the Assigned Moody’s Rating will be deemed to be:

(i) one rating subcategory below the Moody’s equivalent of such S&P rating if it is “BBB-” or higher; or

(ii) two rating subcategories below the Moody’s equivalent of such S&P rating if it is “BB+” or lower, and the Moody’s Equivalent Senior Unsecured Rating will be determined pursuant to clause (c) above;

(g) if the preceding clauses (a) through (f) do not apply, but the Obligor has a senior secured obligation with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), the Assigned Moody’s Rating shall be deemed to be:

(i) one rating subcategory below the Moody’s equivalent of such S&P rating if it is “BBB-” or higher; or

(ii) two rating subcategories below the Moody’s equivalent of such S&P rating if it is “BB+” or lower, and the Moody’s Equivalent Senior Unsecured Rating shall be determined pursuant to clause (d) above;

(h) if the preceding clauses (a) through (g) do not apply and each of the following clauses (i) through (viii) do apply, the Moody’s Equivalent Senior Unsecured Rating will be “B3”:

(i) neither the Obligor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings;

(ii) no debt securities or obligations of the Obligor are in default;

(iii) neither the Obligor nor any of its Affiliates has defaulted on any debt during the preceding two years;

(iv) the Obligor has been in existence for the preceding five years;

(v) the Obligor is current on any cumulative dividends;

(vi) the fixed-charge ratio for the Obligor exceeds 125% for each of the preceding two fiscal years and for the most recent quarter;

(vii) the Obligor had a net profit before tax in the past fiscal year and the most recent quarter; and

(viii) the annual financial statements of such Obligor are unqualified and certified by a firm of Independent accountants of national reputation, and quarterly statements are unaudited but signed by a corporate officer;

(i) if the preceding clauses (a) through (h) do not apply but each of the following clauses (i) and (ii) do apply, the Moody’s Equivalent Senior Unsecured Rating will be “Caa2”:

(i) neither the Obligor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings; and

(ii) no debt security or obligation of such Obligor has been in default during the past two years; and

(j) if the preceding clauses (a) through (i) do not apply and a debt security or obligation of the Obligor has been in default during the past two years, the Moody’s Equivalent Senior Unsecured Rating will be “Ca”.

Notwithstanding the foregoing, Loans comprising no more than 7.5% of the Aggregate Outstanding Loan Balance may be given a Moody’s Equivalent Senior Unsecured Rating based on a rating given by S&P as provided in clauses (e), (f) and (g) above.

“Moody’s Non-Senior Secured Loan” means any Loan that is neither a Moody’s Senior Secured Loan nor a loan described in clause (d) of the definition of Moody’s Senior Secured Loan.

“Moody’s Obligation Rating” means, with respect to any Loan as of any date of determination, the rating determined in accordance with the following criteria, in the following order of priority:

(a) with respect to a Moody’s Senior Secured Loan:

(i) if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating; or

(ii) if the preceding clause (a)(i) does not apply, the Moody’s corporate family rating; and

(b) with respect to a Loan other than a Moody’s Senior Secured Loan:

(i) if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating; or

(ii) if the preceding clause (b)(i) does not apply, the rating that is one rating subcategory below the Moody’s corporate family rating.

Notwithstanding the foregoing, if the Moody’s rating or ratings used to determine the Moody’s Obligation Rating are on watch for downgrade or upgrade by Moody’s, such rating or ratings will be adjusted down by one subcategory (if on watch for downgrade) or up by one subcategory (if on watch for upgrade).

“Moody’s Rating” means, with respect to any Loan, if the Loan has been specifically assigned a rating in connection with a credit estimate as to such Loan, such rating, and otherwise, the rating determined in accordance with the following in the following order of priority:

(a) with respect to a Moody’s Senior Secured Loan:

(i) if the Loan’s Obligor has a corporate family rating from Moody’s, such corporate family rating;

(ii) if the preceding clause (a)(i) does not apply, the Moody’s rating that is one rating subcategory above the current outstanding Assigned Moody’s Rating for a senior unsecured obligation of the Obligor of such Loan; and

(iii) if the preceding clauses (a)(i) and (ii) do not apply, the Moody’s rating that is one rating subcategory above the Moody’s Equivalent Senior Unsecured Rating of such Loan;

(b) with respect to a Moody’s Non-Senior Secured Loan:

(i) if the Obligor has a senior unsecured obligation with an Assigned Moody’s Rating, such rating; provided that, for the avoidance of doubt, a Subordinated Loan shall not constitute a senior unsecured obligation, and

(ii) if the preceding clause (b)(i) does not apply, the Moody’s Equivalent Senior Unsecured Rating of the Loan;

(c) if such Loan is not rated by Moody’s or S&P, and no other security or obligation of the Obligor is rated by Moody’s or S&P, or if the rating of such Loan is not addressed in any of clauses (a) or (b) above, then the Issuer or the Servicer on behalf of the Issuer, may present such Loan to Moody’s for an estimate of such Loan’s Moody’s Rating Factor, from which its corresponding Moody’s Rating shall be determined; provided that until such Moody’s Rating has been obtained, the Moody’s Rating of such Loan shall be the rating as may be estimated in good faith by the Servicer; provided further that such estimated rating shall not be higher than “Caa1”; and

(d) with respect to a Loan, the rating may, in the Servicer’s discretion, be determined in accordance with Annex B hereto as of the Cut-Off Date of such Loan, subject to the satisfaction of the qualifications set forth therein; provided that (i) such Loans, at all time prior to the end of the Replenishment Period, represent not more than 20% of the Aggregate Outstanding Loan Balance (as such percentage may be adjusted from time to time in Moody’s discretion) and (ii) such Loans represent, after the end of the Replenishment Period, not more than the greater of (x) 20% of the Aggregate Outstanding Loan Balance (as such percentage may be adjusted in Moody’s discretion) and (y) the aggregate Outstanding Loan Balance of Loans included in the Loan Pool which have a Moody’s Rating previously determined under this clause (d); provided further that the Servicer shall redetermine and report to Moody’s the Moody’s Rating for each Loan determined under this clause (d) within 30 days after receipt of the annual audited financial statements from the related Obligor;

provided that (1) with respect to any Subordinated Loan which has been specifically assigned a rating in connection with a credit estimate and which becomes part of the Loan Pool on the Closing Date, the Moody’s Rating for such Second Lien Loan or Subordinated Loan, as applicable, shall be the Moody’s corporate family rating and (2) with respect to the Loans in the Loan Pool generally, if at any time Moody’s or any successor to it ceases to provide rating services, reference to rating categories of Moody’s herein shall be deemed instead to be references to the equivalent categories of any other nationally recognized investment rating agency selected by the Issuer (with written notice to the Trustee), as of the most recent date on which such other rating agency and Moody’s published ratings for the type of security in respect of which such alternative rating agency is used.

Notwithstanding the foregoing, if the Moody’s rating or ratings used to determine the Moody’s Rating are on watch for downgrade or upgrade by Moody’s, such rating or ratings will be adjusted down by one subcategory (if on watch for downgrade) or up by one subcategory (if on watch for upgrade).

“Moody’s Rating Factor” means, for any Loan with a Moody’s Rating, the number set forth below under the heading “Moody’s Rating Factor” across from the Moody’s Rating of such Loan or, in the case of a rating assigned by Moody’s at the request of the Issuer (or the Servicer on behalf of the Issuer), the Moody’s Rating Factor as assigned by Moody’s.

Moody’s Rating of Loan	Moody’s Rating Factor
Aaa(1)	1
Aa1	10
Aa2	20
Aa3	40
A1	70
A2	120

Moody’s Rating of Loan	Moody’s Rating Factor
A3	180
Baa1	260
Baa2	360
Baa3	610
Ba1	940
Ba2	1,350
Ba3	1,766
B1	2,220
B2	2,720
B3	3,490
Caa1	4,770
Caa2	6,500
Caa3	8,070
Ca	10,000
C	10,000

(1)	Includes any security issued or guaranteed as to the payment of principal and interest by the United States government or any agency or instrumentality thereof.

“Moody’s Recovery Rate” means, with respect to any Loan, the recovery rate specified by Moody’s for such Loan; provided that prior to the time that such Loan has been assigned a recovery rate by Moody’s, the Moody’s Recovery Rate with respect to such loan shall be deemed to be the percentage specified in the table below:

Moody’s Category	Recovery Rate
Type 1: U.S. or Canadian Obligor senior secured Loan with first priority perfected Lien	50%
Type 2: U.S. or Canadian Obligor senior secured “second lien” or “last-out” Loan	40%
Type 3: U.S. or Canadian Obligor senior unsecured Loan	30%
Type 4: U.S. or Canadian Obligor senior subordinated Loan or junior subordinated Loan	15%
Type 5: Non-US, Non-Canadian Obligor any Loan	0%

“Moody’s Senior Secured Loan” means:

(a) a Loan that:

(i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan;

(ii) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan (subject to customary permitted liens); and

(iii) the value of the collateral securing the Loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Servicer) to repay the Loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral; or

(b) a Loan that:

(i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan, other than, with respect to a Loan described in clause (a) above, with respect to the liquidation of such Obligor or the collateral for such Loan;

(ii) is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan (subject to customary permitted liens); and

(iii) the value of the collateral securing the Loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Servicer) to repay the Loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a first or second lien or security interest in the same collateral; and

(c) if the Loan is as described in clause (b) above and the Loan has an Assigned Moody’s Rating, such Assigned Moody’s Rating is not lower than the Moody’s corporate family rating of the Obligor of such Loan; and

(d) the Loan is not:

(i) a DIP Loan;

(ii) a Loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof; or

(iii) a type of loan that Moody’s has identified as having unusual terms and with respect to which its Moody’s Recovery Rate has been or is to be determined on a case-by-case basis.

“Moody’s Weighted Average Rating Factor” means, as of any Measurement Date, the number obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan (excluding any Defaulted Loans) by its Moody’s Rating Factor as of such date by (b) the Loan Pool Balance (excluding any Defaulted Loans) as of such date.

“Moody’s Weighted Average Recovery Rate” means, as of any Measurement Date, the percentage (rounded up to the first decimal place) obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan (excluding any Defaulted Loans) by its Moody’s Recovery Rate, by (b) the Loan Pool Balance (excluding any Defaulted Loans).

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the aggregate Outstanding Loan Balance of all Loans conveyed by the Originator to the Trust Depositor under the ACAS Transfer Agreement prior to such date minus (b) the aggregate Outstanding Loan Balance of all Loans (other than Ineligible Loans) repurchased by the Originator (or the Servicer, so long as it is an Affiliate of the Originator) or substituted pursuant to this Agreement prior to such date.

“Net Trust Swap Payments” means, with respect to each Payment Date, the excess, if any, of (i) the payments required to be made on such date by the Issuer to the Swap Counterparties under Section 2(a) of each Swap over (ii) the payments required to be made on such date by the Swap Counterparties to the Issuer under Section 2(a) of each Swap, together with any interest thereon.

“Net Trust Swap Receipts” means, with respect to each Payment Date, the excess, if any, of (i) the payments required to be made on such date by the Swap Counterparties to the Issuer under Section 2(a) of each Swap over (ii) the payments required to be made on such date by the Issuer to the Swap Counterparties under Section 2(a) of each Swap, together with any interest thereon.

“New York Business Day” means any Business Day in New York, New York.

“Note” means any one of the notes of the Issuer of any Class executed and authenticated in accordance with the Indenture.

“Note Break-Even Loss Rate” means, with respect to any Class of Offered Notes rated by S&P, at any time, the maximum percentage of defaults (as determined by the Servicer through application of the S&P proprietary cash flow model) that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain such that, after giving effect to S&P assumptions on recoveries and timing and to the priority of payments with respect to the Offered Notes, will result in sufficient funds remaining for the ultimate payment of principal of and interest on such Class of Offered Notes in full by its stated maturity date and the timely payment of all non-deferrable interest on such Class of Offered Notes.

“Note Distribution Account” means the account established and maintained as such pursuant to Section 7.01.

“Note Register” has the meaning given to such term in Section 4.02 of the Indenture.

“Noteholder” means, with respect to a Note, the Person in whose name such Note is registered in the Note Register.

“Noteless Loan” means a Loan with respect to which (i) the related Designated Loan Agreement does not require the Obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (ii) no Underlying Notes are outstanding with respect to such Loan.

“Notes Loss Differential” means, with respect to any Class of Offered Notes rated by S&P, at any time, the rate calculated by subtracting the Class Scenario Loss Rate at such time from the Note Break-Even Loss Rate for such Class of Offered Notes at such time.

“Notice of Substitution” has the meaning given to such term in Section 2.04(a)(ii).

“Obligor” means, with respect to any Loan, the Person or Persons obligated to make payments with respect to such Loan, including any guarantor thereof.

“Offered Notes” means only the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes that are being offered in connection with the Purchase Agreement.

“Offering Memorandum” means the confidential offering memorandum, dated as of April 17, 2007 (including any exhibits, amendments or supplements thereto) prepared by ACAS in connection with the offering and sale of the Offered Notes.

“Officer’s Certificate” shall mean a certificate signed by any officer of the Trust Depositor or the Servicer and delivered to the Owner Trustee or the Indenture Trustee, as the case may be, and (in the case of Section 2.05(b)) to the Rating Agencies.

“Operating History” means, with respect to any specified Person, the time since the date of such Person’s incorporation or formation that it has continuously operated its business; provided, the Operating History of any Person newly formed as a result of a merger of two or more Persons or as a result of the acquisition of one or more Persons by a newly formed Person (“Merged Parties”) shall be based on the weighted average (by relative sales) of the Operating Histories of the Merged Parties (excluding for such purposes, entities that are created only for the purpose of being acquisition entities); for example, if Corporation A, with sales of $10 million, has an Operating History of 4 years, and Corporation B, with sales of $20 million, has an Operating History of 8 years, merge to form “NEWCO”, the Operating History of NEWCO will be 6.67 years.

“Opinion of Counsel” means a written opinion of counsel, who may be outside counsel, or internal counsel (except with respect to federal securities law (including the Trust Indenture Act) or tax law matters), for the Trust Depositor or the Servicer and who shall be reasonably acceptable to the Owner Trustee or the Indenture Trustee, as the case may be.

“Optional Repurchase” means a repurchase of the Notes pursuant to Section 10.02 of the Indenture.

“Originator” has the meaning given to such term in the Preamble.

“Other Assets” has the meaning given to such term in Section 13.09(b).

“Outstanding” has the meaning given to such term in the Indenture.

“Outstanding Loan Balance” means, as of any date of determination, the sum of the total scheduled remaining amounts of principal payable by an Obligor under a Loan, exclusive of interest payments and capitalized interest amounts.

“Outstanding Principal Balance” means, as of date of determination and with respect to any Class of Notes, the original principal amount of such Class of Notes as reduced by all amounts paid by the Issuer with respect to such principal amount up to such date.

“Owner Trustee” means the Person acting, not in its individual capacity, but solely as Owner Trustee, under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Owner Trustee Fee” has the meaning given to such term in the fee letter, dated as of the date hereof, among the Owner Trustee, the Trust Depositor, the Originator and the Issuer, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Paying Agent” has the meaning given to such term in the Indenture and the Trust Agreement.

“Payment Date” shall mean the 16th day of each February, May, August and November, or, if such 16th day is not a Business Day, the next Business Day, with the first such Payment Date hereunder occurring on August 16, 2007.

“Permitted Liens” means:

(a) with respect to Loans in the Loan Pool:

(i) Liens in favor of the Trust Depositor created pursuant to the ACAS Transfer Agreement and transferred to the Issuer pursuant hereto;

(ii) Liens in favor of the Issuer created pursuant to this Agreement; and

(iii) Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement; and

(b) with respect to the interest of the Originator, the Trust Depositor and the Issuer in the related Collateral:

(i) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith;

(ii) Liens for state, municipal and other local taxes if such taxes shall not at the time be due and payable or if the Originator, Trust Depositor or the Issuer shall currently be contesting the validity thereof in good faith by appropriate proceedings;

(iii) Liens in favor of the Trust Depositor created, and transferred by the Trust Depositor to the Issuer, pursuant to the ACAS Transfer Agreement and this Agreement;

(iv) Liens in favor of the Issuer created pursuant to this Agreement;

(v) Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement;

(vi) purchase money security interests in equipment, Liens held by senior lenders with respect to any subordinated Loans, including those subordinated Loans listed on Exhibit L, and Liens in favor of junior lenders to the same Obligor and other customary Liens permitted with respect thereto consistent with the Credit and Collection Policy; and

(vii) Liens in favor of the collateral agent on behalf of all lenders that have made loans to the related Obligor under the Designated Loan Agreement.

“Person” means any individual, corporation, estate, partnership, business trust, statutory trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof, or other entity.

“Portfolio Acquisition and Disposition Requirements” means, with respect to any acquisition or disposition of a Loan, each of the following conditions: (a) such Loan, if being acquired by the Issuer, is an Eligible Loan; (b) such Loan is being acquired or disposed of in accordance with the terms and conditions set forth in this Agreement; (c) the acquisition or disposition of such Loan does not result in a reduction or withdrawal of the then-current rating issued by any Rating Agency on any Class of Notes then Outstanding; and (d) such Loan is not being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

“Portfolio Criteria” means the criteria set forth below:

(a) the S&P CDO Monitor Test is satisfied;

(b) the Moody’s Weighted Average Rating Factor is less than or equal to the Maximum Moody’s Weighted Average Rating Factor;

(c) the Fitch Weighted Average Rating is less than or equal to 30%;

(d) the Weighted Average Life Test is satisfied;

(e) the Global Weighted Average Spread is greater than or equal to the Minimum Global Weighted Average Spread;

(f) the Diversity Score is greater than or equal to the Minimum Diversity Score;

(g) the Moody’s Weighted Average Recovery Rate equals or exceeds 25%;

(h) the S&P Weighted Average Recovery Rate equals or exceeds 30%;

(i) not more than 5% of the Aggregate Outstanding Loan Balance may consist of Floating Prime Rate Loans;

(j) not more than 70% of the Aggregate Outstanding Loan Balance may consist of Subordinated Loans;

(k) not more than 90% of the Aggregate Outstanding Loan Balance may consist of Second Lien Loans and Subordinated Loans;

(l) not more than 5% of the Aggregate Outstanding Loan Balance may consist of Loans that pay interest less frequently than quarterly but at least annually;

(m) not more than 20% of the Aggregate Outstanding Loan Balance may consist of Loans (other than Defaulted Loans) with a Moody’s Rating of “Caa1” or lower;

(n) not more than 20% of the Aggregate Outstanding Loan Balance may consist of Loans (other than Defaulted Loans) with an S&P Rating of “CCC+” or lower;

(o) not more than 30% of the Aggregate Outstanding Loan Balance may consist of Loans (other than Defaulted Loans) with a Fitch Rating of “CCC+” or lower;

(p) not more than 12% of the Aggregate Outstanding Loan Balance may consist of Loans to primary Obligors organized under the laws of, or all or substantially all of the assets of which are located in, any country other than the United States; provided that the full aforementioned 12% may consist of Loans to primary Obligors organized under the laws of, or all or substantially all of the assets of which are located in, Canada;

(q) not more than 6% of the Aggregate Outstanding Loan Balance may consist of Loans to primary Obligors organized under the laws of, or all or substantially all of the assets of which are located in, Group I Countries, Group II Countries or Group III Countries;

(r) not more than 3% of the Aggregate Outstanding Loan Balance may consist of Loans to a single primary Obligor organized under the laws of, or all or substantially all of the assets of which are located in, a Group II Country;

(s) not more than 3% of the Aggregate Outstanding Loan Balance may consist of Loans to a single primary Obligor organized under the laws of, or all or substantially all of the assets of which are located in, a Group III Country;

(t) not more than 10% of the Aggregate Outstanding Loan Balance may consist of Broadly Syndicated Loans; and

(u) not more than 5% of the Aggregate Outstanding Loan Balance may consist of Loans to a single Obligor.

Compliance with the above criteria will be determined, in the case of a Measurement Date relating to any Additional Loan or Substitute Loan, after giving effect to the purchase of all Additional Loans or Substitute Loans, as applicable, on such date.

“Pre-Funding Period” means the period during which the Issuer expects to obtain the remainder of the Expected Aggregate Outstanding Loan Balance, beginning on the Closing Date and ending on the Effective Date.

“Prepaid Loan” means any Loan that has terminated or been prepaid in full prior to its scheduled expiration date, other than a Defaulted Loan.

“Prepayment” means any and all (i) partial and full prepayments, including any Prepayment Premiums, on a Loan, (ii) any Scheduled Payment (or portion thereof) that is due in a subsequent Collection Period that the Servicer has received (and to the extent permission therefor was necessary, expressly permitted the related Obligor to make) in advance of its scheduled due date, and (iii) Liquidation Proceeds.

“Prepayment Amount” has the meaning given to such term in Section 5.09.

“Prepayment Premiums” means any prepayment premiums paid by an Obligor in connection with any Prepayment.

“Prime Rate” means a rate equal to “USD-PRIME-H.15” (as defined in the Annex to the 2000 ISDA Definitions (June 2000 version) as published by the International Swaps and Derivatives Association, Inc.), such rate to change as and when such designated rate changes.

“Principal Collection Account” means a sub-account of the Collection Account established pursuant to Section 7.01.

“Principal Collections” means amounts deposited into the Collection Account pursuant to clause (ii) and, during the Replenishment Period, clause (iv) of the definition of Collections, as well as the principal portion of any amounts received pursuant to clauses (iii), (vi) and (vii) of the definition of Collections, together with, on or after an Event of Default, all amounts payable pursuant to clause Ninth of Section 7.05(a).

“Priority of Payments” means, collectively, the payments made on each Payment Date in accordance with Sections 7.05(a), (b) and (c).

“Pro Rata Payment Date” means any Payment Date other than a Sequential Payment Date.

“Proposed Plan” means a plan proposed by the Servicer, on behalf of the Issuer, to the Rating Agencies to obtain an Effective Date Ratings Confirmation, which plan may propose any action not otherwise prohibited hereunder or under the Transaction Documents.

“Proposed Portfolio” means the portfolio (measured by the outstanding principal balance) of (a) the Loans, (b) Principal Collections held as cash and (c) Eligible Investments purchased with Principal Collections resulting from the repurchase, maturity or other disposition of a Loan or a proposed purchase of an Additional Loan or addition of a Substitute Loan, as the case may be.

“Purchase Agreement” means the Purchase Agreement, dated as of April 16, 2007, among the Initial Purchasers, the Trust Depositor, the Issuer and ACAS, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Qualified Eligible Investments” means Eligible Investments acquired by the Indenture Trustee in its name and in its capacity as Indenture Trustee at the written direction of the Issuer, which are held by the Indenture Trustee in the Collection Account or the Reserve Fund and with respect to which (a) the Indenture Trustee has noted its interest therein on its books and records, (b) the Indenture Trustee has purchased such investments at the written direction of the Issuer for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of Section 8-102 of the UCC as in effect in Minnesota, without acting in collusion with a securities intermediary in violating such securities intermediary’s obligations to entitlement holders in such assets, under Section 8-504 of such UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and (c) either (i) such investments are in the possession of the Indenture Trustee, or (ii) such investments, (A) if certificated securities and in bearer form, have been delivered to the Indenture Trustee, or in registered form, have been delivered to the Indenture Trustee and either registered by the issuer in the name of the Indenture Trustee or endorsed by effective endorsement to the Indenture Trustee or in blank; (B) if uncertificated securities, the ownership of which has been registered to the Indenture Trustee on the books of the issuer thereof (or another Person, other than a securities intermediary, either becomes the registered owner of the uncertified security on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee); or (C) if securities entitlements (within the meaning of Section 8-102 of the UCC as in effect in Minnesota) representing interests in securities or other financial assets (or interests therein) held by a securities intermediary (within the meaning of said Section 8-102), a securities intermediary indicates by book entry that a security or other financial asset has been credited to the Indenture Trustee’s securities account with such securities intermediary. Any such Qualified Eligible Investment may be purchased by or through the Indenture Trustee or any of its Affiliates acting at the written direction of the Issuer.

“Qualified Institution” means (a) the corporate trust department of the Indenture Trustee, or (b) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) that has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA-”, in the case of Moody’s, shall be “Aa3”, and in the case of Fitch, shall be “AA-” or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A-1+”, in the case of Moody’s, shall be “P-1”, and in the case of Fitch, shall be “Fl+”, (B) the parent corporation, if such parent corporation guarantees the obligations of the depository institution, of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA-”, in the case of Moody’s, shall be “Aa3”, and in the case of Fitch, shall be “AA-”

or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A-1+”, in the case of Moody’s, shall be “P-1”, and in the case of Fitch, shall be “F1+” or (C) otherwise satisfies the Rating Agency Condition, and (ii) whose deposits are insured by the FDIC and satisfies the Rating Agency Condition.

“Qualified Second Lien Loan” means any Second Lien Loan: (i) which has a Loan-to-Value of not greater than 70%; (ii) as to which the ratio, for the related Obligor, of (a) the sum of (1) the maximum amount to be drawn (as provided in the applicable Loan Documents) under such Loan as of the date of its origination plus (2) the maximum amount to be drawn under all other indebtedness of the related Obligor which ranks either senior to, or pari passu with, such Loan to (b) such Obligor’s EBITDA (or similar term as defined in the related Loan Documents) for the most recent twelve month period for which financial statements are available preceding such date shall not exceed (I) in the case of Obligors in the media and telecommunications industries, 6.5:1.0 and (II) in the case of all other Obligors, 4.5:1.0; and (iii) with respect to which the Loan Documents (a) contain a limit on the amount of total debt which may be incurred by the related Obligor, (b) preserve enforcement rights, subject to a standstill period as permitted by clause (c) below, for the second lien lender after a default under the related Loan Documents, and (c) contain either or both (1) if there is a standstill period applicable to the exercise of remedies by the holders of such Second Lien Loan, such standstill period shall not extend longer than 180 days following a delivery of notice of a default under the related Loan Documents to the first lien and second lien agents (it being understood that the second lien lender or agent may also be prohibited from exercising remedies after the expiration of such standstill period if a first lien lender or agent is exercising remedies) and/or (2) provisions requiring the consent of the holders of such Second Lien Loan to release its lien on all or substantially all of the Collateral securing such Loan unless the majority of the proceeds of the disposition of such Collateral are used to repay the indebtedness which is senior to or pari passu with such Second Lien Loan, and to repay such Second Lien Loan.

“Quarterly Report” has the meaning given to such term in Section 9.01(a).

“Rating Agency” means each of S&P, Moody’s and Fitch, so long as such Persons maintain a rating on any of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes; and if any of S&P, Moody’s or Fitch no longer maintains a rating on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, such other nationally recognized statistical rating organization selected by the Trust Depositor.

“Rating Agency Condition” means, for so long as any Offered Notes are Outstanding and rated by a Rating Agency, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, that each Rating Agency shall have notified the Trust Depositor, the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a Ratings Effect.

“Ratings Confirmation Failure” means the failure of the Servicer to receive the Effective Date Ratings Confirmation in accordance with Section 2.05(b).

“Ratings Effect” means (for so long as any of the Offered Notes are deemed Outstanding and are rated by a Rating Agency), with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, a reduction or withdrawal of the then current rating of any Outstanding Class with respect to which a Rating Agency has issued a rating as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Record Date” means (i) for book-entry Notes, the calendar day immediately preceding the applicable Payment Date, and (ii) for the definitive Notes and the Class E Note, the last Business Day of the calendar month preceding the related Payment Date.

“Recovery Rate Modifier” shall be an amount equal to, as of any date of determination, the product of (a) the excess, if any, of the Moody’s Weighted Average Recovery Rate as of such date of determination over 25% times (b) 5,000; provided that if the Moody’s Weighted Average Recovery Rate shall be (i) greater than or equal to 40%, then solely for the purposes of the calculation of the Recovery Rate Modifier, the Moody’s Weighted Average Recovery Rate shall be deemed to be equal to 40% (or, such other value, with respect to which the Rating Agency Condition shall be satisfied), or (ii) less than or equal to 25%, then solely for the purposes of the calculation of the Recovery Rate Modifier, the Moody’s Weighted Average Recovery Rate shall be deemed to be equal to 25%.

“Reference Banks” means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Released Amounts” means, with respect to any payment or collection received with respect to any Loan on any Business Day (whether such payment or collection is received by the Servicer, the Owner Trustee or the Trust Depositor), an amount equal to that portion of such payment or collection constituting Excluded Amounts or Retained Interest.

“Replenishment Period” means the period beginning on the Closing Date and terminating on the earlier to occur of (a) the Business Day preceding the Payment Date in November 2007 or (b) an Event of Default; provided that, (i) if the Replenishment Period terminates as described in clause (a), the Replenishment Period may not be extended without the consent of the Servicer and the Required Holders and satisfaction of the Fitch Rating Condition, and the S&P Rating Condition; and (ii) if the Replenishment Period terminates as a result of the occurrence of an Event of Default, the Replenishment Period may not be extended unless (w) the event giving rise to such termination has been cured or waived, (x) no other events that would terminate the Replenishment Period have occurred, (y) the Servicer and the Required Holders have consented to such extension and (z) the Fitch Rating Condition and the S&P Rating Condition have been satisfied.

“Representative Amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.

“Repurchase Date” means in the case of an Optional Repurchase, the Payment Date specified by the Issuer pursuant to Section 10.02 of the Indenture.

“Repurchase Price” means, in the case of an Optional Repurchase, an amount equal to the sum of (i) the then Outstanding Principal Balance of each Class of Offered Notes to be repurchased plus accrued and unpaid interest thereon to but excluding the Repurchase Date plus (ii) all other amounts accrued and unpaid with respect to each such Class of Offered Notes, together with all amounts then owing to each Swap Counterparty, including Swap Breakage Costs, plus (iii) without duplication, all amounts payable to each Swap Counterparty upon termination of all Swap Transactions in connection with an Optional Repurchase of the Notes, including Swap Breakage Costs, plus (iv) all administrative and other fees, expenses, advances and other amounts accrued and payable or reimbursable in accordance with the Priority of Payments (including fees and expenses, if any, incurred by the Indenture Trustee and the Servicer in connection with any sale of Loans in connection with a repurchase).

“Required Distributable Amount” means, for any Payment Date, the sum of the Additional Principal Amount for such Payment Date and the Required Reserve Amount for such Payment Date.

“Required Holders” means (i) prior to the payment in full of the Offered Notes, the Holders evidencing more than 66 2/3% of the aggregate Outstanding Principal Balance of each Class of Offered Notes, with each Class voting separately and (ii) from and after the payment in full of the Offered Notes, the Class E Noteholder evidencing more than 66 2/3% of the aggregate Outstanding Principal Balance of the Class E Note.

“Required Liquidation Proceeds” means, for any Payment Date during the Pre-Funding Period and the Replenishment Period, the lesser of (a) an amount equal to the Required Distributable Amount for such Payment Date minus the Interest Distributable Amount for such Payment Date and (b) the amount of Liquidation Proceeds, if any, on deposit in the Principal Collection Account on the last day of the Collection Period immediately preceding such Payment Date, which Required Liquidation Proceeds shall be deemed to constitute Interest Collections for all purposes hereunder as of the end of the Collection Period immediately preceding such Payment Date.

“Required Reserve Amount” means, with respect to any Payment Date, an amount equal to the sum (as determined on the related Determination Date) of (i) the aggregate Outstanding Loan Balance of all Delinquent Loans and (ii) the Outstanding Loan Balance of any Loan that the Servicer has not submitted to be rated by the Rating Agencies within 60 days of such Loan’s inclusion in the Loan Pool.

“Requirements of Law” for any Person or property of such Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, predatory lending laws, the Federal Truth in Lending Act, the Investment Company Act of 1940, as amended, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

“Reserve Fund” means the Reserve Fund established and maintained pursuant to Section 7.01 hereof.

“Reserve Fund Initial Deposit” means $1,000,000.

“Responsible Officer” means, with respect to the Owner Trustee, any officer in its Corporate Trust Administration Department (or any similar group of a successor Owner Trustee), and with respect to the Indenture Trustee, has the meaning given to such term in the Indenture.

“Retained Interest” means, for each Loan, the following interests, rights and obligations in such Loan and under the associated Loan Documents, which are being retained by the Originator: (i) all of the obligations, if any, to provide additional funding with respect to such Loan, (ii) all of the rights and obligations, if any, of the agent(s) under the documentation evidencing such Loan, (iii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan that relate to such portion(s) of the indebtedness that is owned by another lender or is being retained by the Originator, (iv) any unused, commitment or similar fees associated with the additional funding obligations that are not being transferred in accordance with clause (i) of this definition, (v) any agency or similar fees associated with the rights and obligations of the agent that are not being transferred in accordance with clause (ii) of this definition, (vi) any advisory, consulting or similar fees due from the Obligor associated with services provided by the agent that are not being transferred in accordance with clause (ii) of this definition, and (vii) any and all warrants, options, and other equity instruments issued in the name of the Originator or its Affiliates in connection with or relating to any Loan.

“Reuters Screen LIBOR01” means the display page currently so designated on the Reuters Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“S&P CDO Monitor” means the dynamic, analytical computer model provided by S&P to the Servicer and the Indenture Trustee within 30 days after the Effective Date for the purpose of estimating the default risk of Loans, as such model may be modified by S&P from time to time.

“S&P CDO Monitor Test” means a test satisfied on any Measurement Date if, after giving effect to the substitution of a Substitute Loan or the purchase of an Additional Loan (or both), as the case may be, on such Measurement Date, the Notes Loss Differential of the Proposed Portfolio is positive, or if the Notes Loss Differential of the Proposed Portfolio is negative prior to giving effect to such sale or purchase, the extent of compliance is improved after giving effect to the repurchase, substitution or purchase of a Substitute Loan or an Additional Loan, as applicable; provided that the S&P CDO Monitor Test will be considered improved if the Notes Loss Differential of the Proposed Portfolio is greater than the corresponding Notes Loss Differential of the Current Portfolio. In the event the S&P CDO Monitor Test, as in effect on the Effective Date, is updated or otherwise modified by S&P after the Effective Date, “S&P CDO Monitor Test” shall be deemed to mean such test as so updated or otherwise modified.

“S&P Priority Category Recovery Rate” means, with respect to any Loan, unless otherwise specified by S&P, the percentage specified in the table below:

S&P Priority Category	Recovery Rate
First Lien Loan	55%

Qualified Second Lien Loan	47%

Second Lien Loan (other than a Qualified Second Lien Loan), up to an aggregate of Outstanding Loan Balances of such Second Lien Loans of less than or equal to 15% of the Aggregate Outstanding Loan Balance	38%

Second Lien Loans (other than a Qualified Second Lien Loan), representing the aggregate of Outstanding Loan Balances of such Second Lien Loans in excess of 15% of the Aggregate Outstanding Loan Balance	22%

Subordinated Loan	22%

“S&P Rating” means, with respect to any Loan, for determining the S&P Rating as of any Measurement Date:

(i) if there is an issuer credit rating of the Obligor of such Loan, or the guarantor who unconditionally and irrevocably guarantees such Loan, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on such Loan in the Loan Pool); provided that if such rating is a private rating, then consent must be provided by the Obligor prior to S&P’s disclosure of such rating;

(ii) if there is no issuer credit rating of the Obligor and no other security or obligation of the Obligor is rated by S&P, then the Issuer shall apply to S&P for a corporate credit estimate after the acquisition of such Loan, which shall be its S&P Rating; provided that, pending receipt from S&P of such estimate, the S&P Rating of such Loan shall be the rating as may be estimated in good faith by the Servicer; provided further that such estimated rating shall not be higher than “B-” for the first 60 Business Days following the applicable Cut-Off Date and not higher than “CCC” thereafter;

(iii) if there is no issuer credit rating of the Obligor and such Loan is not rated by S&P, but another security or obligation of the Obligor is rated by S&P and the Issuer does not obtain a S&P Rating for such Loan pursuant to clause (ii) above, then the S&P Rating of such Loan shall be the issuer credit rating or shall be determined as follows: (A) if there is a rating on a senior secured obligation of the Obligor, then the S&P Rating of such Loan shall be one rating subcategory below such rating; (B) if there is a rating on a senior unsecured obligation of the Obligor, then the S&P Rating of such Loan shall equal such rating; and (C) if there is a rating on a subordinated obligation of the Obligor, then the S&P Rating of such Loan shall be one rating subcategory above such rating;

(iv) if there is no issuer credit rating of the Obligor published by S&P and such Loan is not rated by S&P and no other security or obligation of the Obligor is rated by S&P and the Issuer does not obtain a S&P Rating for such Loan pursuant to clause (ii) above, then the S&P Rating of such Loan shall be determined as follows: If such Loan has a public rating by Moody’s, then the S&P Rating of such Loan shall be (A) one rating subcategory below the S&P equivalent of the rating assigned by Moody’s if such Loan is rated “Baa3” or higher by Moody’s, and (B) two rating subcategories below the S&P equivalent of the rating assigned by Moody’s if such Loan is rated. “Bal” or lower by Moody’s; provided that not more than 10% (or such higher percentage as S&P may specify in writing to the Issuer and the Indenture Trustee from time to time) of the Loan Pool Balance may be deemed to have a S&P Rating based on a rating assigned by Moody’s as provided in this clause; and

(v) if (A) the S&P Rating previously provided for a Loan expires 13 months after issuance without such S&P Rating being renewed, (B) the Servicer fails to provide S&P with requested materials within 60 days after the Cut-Off Date with respect to a Loan in connection with obtaining an S&P Rating for such Loan or (C) no other rating for such Loan applies by operation of clauses (i)-(iv) above, the applicable Loan will be deemed to have an S&P Rating of “CCC-” (unless otherwise determined by S&P in its sole discretion).

“S&P Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that S&P shall have notified the Trust Depositor, the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the then current rating issued by S&P with respect to any Outstanding Class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“S&P Weighted Average Recovery Rate” means, as of any Measurement Date, the percentage (rounded up to the first decimal place) obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan (excluding any Defaulted Loans) by its S&P Priority Category Recovery Rate, by (b) the Loan Pool Balance (excluding any Defaulted Loans).

“Scheduled Payment” means, with respect to any Loan, the monthly, quarterly, semi-annual or annual financing (whether interest, principal or principal and interest) payment scheduled to be made by the related Obligor under the terms of such Loan on and after the related Cut-Off Date and any such payment received after the related Cut-Off Date, it being understood that Scheduled Payments do not include any Excluded Amounts.

“Second Lien Loan” means a Loan (or portion thereof) that (i) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under the Loan, other than a First Lien Loan, (ii) is secured by a valid and perfected security interest or lien on specified collateral securing the Obligor’s obligations under such Loan, which security interest or lien is not by its terms subordinate to the security interest or lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral, and (iii) is secured by Loan Assets having an aggregate value (as determined as set forth below) not less than the Outstanding Loan Balance of such Loan plus the aggregate outstanding loan balances of all other loans of equal or higher seniority secured by a first or second Lien or security interest in the same Loan Assets; provided that with respect to clauses (i), (ii) and (iii) above, such right of payment, security interest or lien may be subordinate to customary permitted liens, such as, but not limited to, tax liens. The determination as to whether condition (iii) of this definition is satisfied shall be based on the Originator’s judgment at the time the Loan is included in the Loan Pool.

“Securities” means the Notes and the Certificate, or any of them.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor legislation thereto.

“Sequential Payment Date” means any Payment Date (a) following the occurrence of a Servicer Default, an Event of Default, a Downgrade Event, the existence of any Class D Accrued Payable, the Sequential Pool Condition or a Ratings Confirmation Failure, (b) on which the Interest Distributable Test is not satisfied or (c) on which the CCC Excess Condition is not satisfied; provided that in the case of a Sequential Payment Date arising due to a Ratings Confirmation Failure, only the first Payment Date following such Ratings Confirmation Failure and each subsequent Payment Date prior to the earlier of (i) the date on which the Effective Date Ratings Confirmation is delivered and (ii) the date on which the Outstanding Principal Balance of each Class of Offered Notes has been reduced to zero shall be a Sequential Payment Date.

“Sequential Pool Condition” means the period beginning on the first Payment Date on or after the date on which the Aggregate Outstanding Loan Balance is less than 50% of the Expected Aggregate Outstanding Loan Balance.

“Servicer” means initially ACAS, or its successor; after any Servicer Transfer hereunder, means the Successor Servicer appointed pursuant to Article VIII with respect to the duties and obligations required of the Servicer under this Agreement.

“Servicer Advance” means, with respect to any Payment Date, the amounts, if any, deposited by the Servicer in the Collection Account for such Payment Date in respect of Scheduled Payments pursuant to Section 5.14.

“Servicer Default” shall have the meaning given to such term in Section 8.01.

“Servicer Transfer” has the meaning given to such term in Section 8.02(b).

“Servicing Fee” has the meaning given to such term in Section 5.18.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished to the Indenture Trustee by the Servicer, as the same may be amended from time to time.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities), as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Special Redemption” means, with respect to any Payment Date during the Replenishment Period, the payment of the Special Redemption Amount by the Issuer following written notice delivered by the Servicer to the Indenture Trustee on or before the related Determination Date that:

(a) any Principal Collections have remained on deposit in the Principal Collection Account for at least 90 days from the date of their deposit to that account (or, in the case of Principal Collections received during the Pre-Funding Period, for 90 days after the Effective Date); or

(b) any Unused Proceeds remain on deposit in the Principal Collection Account on the Effective Date; and

(c) the amounts described in the preceding clause (a) equal or exceed $1,000,000 in the aggregate, or the amounts described in the preceding clause (b) are greater than zero.

“Special Redemption Amounts” means those amounts, specified in clause (c) of the definition of “Special Redemption”, to be distributed pursuant to a Special Redemption and in accordance with the priority of payments set forth in Section 7.05(b).

“Specified Amendment” means, with respect to any Loan, any waiver, modification, amendment or variance of any term of such Loan entered into for reasons unrelated to the Obligor’s ability to make payments of principal or interest under such Loan, as determined in accordance with the Credit and Collection Policy, in a manner that would:

(a) modify the amortization schedule with respect to such Loan to reduce the dollar amount of any Scheduled Payment by more than 20%, or to postpone by more than two payment periods or eliminate a Scheduled Payment with respect thereto; provided that any such modification, postponement or elimination shall not cause the weighted average life of the applicable Loan to increase by more than 10%;

(b) reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Loan);

(c) extend the stated maturity date of such Loan by more than 24 months; provided that such extension shall be deemed not to have been made until the business day following the original stated maturity date of such Loan;

(d) release any party from its obligations under such Loan, if such release would have a material adverse effect on the Loan;

(e) reduce the principal amount thereof; or

(f) in the reasonable business judgment of the Servicer, have a material adverse effect on the value of such Loan.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et. seq., as the same may be amended from time to time, or any successor legislation thereto.

“Subordinated Loan” means any Loan (i) other than a First Lien Loan or a Second Lien Loan (including any Qualified Second Lien Loan) or (ii) that is subordinate in right of payment to other indebtedness of the related Obligor.

“Subsequent Cut-Off Date” means the date specified as such for Additional Loans or Substitute Loans, as applicable, in the related Subsequent Transfer Agreement.

“Subsequent List of Loans” means a list, in the form of the initial List of Loans delivered on the Closing Date, but listing each Additional Loan or Substitute Loan transferred to the Issuer pursuant to the related Subsequent Transfer Agreement.

“Subsequent Purchase Agreement” means, with respect to any Additional Loans or Substitute Loans, as applicable, the agreement between the Originator and the Trust Depositor pursuant to which the Originator will transfer the Substitute Loans or Additional Loans, as applicable, to the Trust Depositor, the form of which is attached to hereto as Exhibit J.

“Subsequent Transfer Agreement” means the agreement described in Section 2.04 hereof, the form of which is attached hereto as Exhibit I.

“Subsequent Transfer Date” means any date on which Additional Loans or Substitute Loans are transferred to the Issuer.

“Substitute Loan” means a Loan that is (a) transferred to the Issuer under Section 2.04 with respect to which a related Substitution Event has occurred with respect to a Loan or Loans then held in the Loan Pool and identified in the related Addition Notice and (b) becomes part of the Loan Pool.

“Substitute Loan Assets” has the meaning given to such term in Section 2.04(a).

“Substitute Loan Qualification Conditions” means, with respect to any Substitute Loan being transferred to the Issuer pursuant to Section 2.04, the accuracy of each of the following statements as of the related Cut-Off Date for such Loan:

(a) the Outstanding Loan Balance of such Substitute Loan is not less than that of the Loan identified on the related Addition Notice as the Loan to be reassigned by the Issuer to the Trust Depositor and reconveyed to the Originator in exchange for such Substitute Loan;

(b) no selection procedures believed by the Originator or the Trust Depositor to be adverse shall have been employed in the selection of such Loan being substituted from the Originator’s portfolio;

(c) all actions or additional actions (if any) necessary to perfect the security interest and assignment of such Substitute Loan and related Collateral to the Trust Depositor, the Issuer, and the Indenture Trustee shall have been taken as of or prior to the Subsequent Transfer Date; and

(d) the price paid (or, in the case of a contemporaneous conveyance of a Substitute Loan pursuant to this Agreement, deemed paid) by the Issuer for any Substitute Loan shall be an amount equal to the Outstanding Loan Balance thereof plus accrued interest thereon, if applicable.

“Substitution Event” shall have occurred if a Loan then held by the Issuer and identified in the related Addition Notice is either (a) a Delinquent Loan, (b) a Defaulted Loan, (c) a Loan that has a covenant default, (d) a Materially Modified Loan, (e) the subject of a breach of a representation or warranty under this Agreement or other provision, which breach or other provision, in the absence of the substitution of a Substitute Loan for such Loan pursuant to Section 2.04, would require the payment of the Transfer Deposit Amount to the Issuer in respect of such Loan pursuant to Section 11.01, or (f) the terms of a Loan are subsequently amended in a manner not permitted by this Agreement, including a Loan that has become subject to a Specified Amendment; provided however, that the occurrence of a Substitution Event with respect to a Loan shall be subject to the limits set forth in Section 2.09; and provided further that in the case of clause (e) above, the Trust Depositor and Originator will be required to repurchase such Loan (or, at their option, substitute for such Loan).

“Substitution Period” has the meaning given to such term in Section 2.04(a)(ii).

“Successor Backup Servicer” has the meaning given to such term in Section 5.25(a).

“Successor Servicer” has the meaning given to such term in Section 8.02(b).

“Swap” has the meaning given to such term in the Indenture.

“Swap Breakage Costs” means, for any Swap Transaction, any amount (other than Net Trust Swap Payments applicable thereto) payable by the Issuer for the early termination of that Swap Transaction or any portion thereof, in accordance with the provisions of Section 6 of the relevant Swap.

“Swap Breakage Receipts” means, for any Swap Transaction, any amount (other than Net Trust Swap Receipts applicable thereto) payable to the Issuer for the early termination of that Swap Transaction or any portion thereof, in accordance with the provisions of the relevant Swap.

“Swap Counterparty” has the meaning given to such term in the Indenture.

“Swap Counterparty Collateral Account” means, with respect to each Swap, the single, segregated trust account established by the Indenture Trustee in accordance with the terms of such Swap.

“Swap Guaranty” means the Swap Guaranty, dated as of April 24, 2007 between ACAS and Wachovia Bank, National Association, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Swap Rate” means, in the case of any Fixed Rate Loan, as of any Measurement Date, the weighted average of the rates of interest used to compute the amounts payable by the Issuer to the Swap Counterparty under all Interest Rate Swaps hedging Fixed Rate Loans as of such date.

“Swap Transaction” means each interest rate swap or interest rate cap transaction between the Issuer and a Swap Counterparty that is governed by a Swap.

“Synthetic Obligation” means any swap transaction, senior unsecured debt security, structured bond investment or other similar investment purchased from or entered into with a synthetic security counterparty that is required to make payments thereon based on the payments made with respect to the reference obligation related to such swap transaction, senior unsecured debt security, structured bond investment or other similar investment.

“Tape” has the meaning given to such term in Section 5.22(b)(ii).

“Third Party Agented Loan” means, with respect to any Loan, (a) the Loan is agented by a Person other than the Originator (or American Capital Financial Services) as part of a syndicated loan transaction that has been fully consummated prior to such Loan becoming part of the Loan Pool, (b) the Issuer, as assignee of the Loan, has all of the rights and obligations of the Originator which have been transferred by the Originator with respect to such Loan and the right, title and interest of the Originator in and to the related Collateral, (c) the Loan is secured by an undivided interest in the related Collateral that also secures and is shared by, on a pro rata basis, all other holders of such Obligor’s indebtedness of equal priority issued in such syndicated loan transaction, and (d) the third party Loan originator or an Affiliate thereof (or another Person appointed by such third party Loan originator to act in such capacity) is the lead agent, syndicate agent, administrative agent, collateral agent, paying agent or the equivalent for all lenders in such syndicated loan transaction and receives payment directly from the Obligor thereof on behalf of such lenders.

“Three-Month Index Maturity” has the meaning given to such term in Section 7.06.

“Transaction Documents” means this Agreement, the Indenture, the Trust Agreement, the ACAS Transfer Agreement, the Swap Guaranty, any Subsequent Transfer Agreement, any Subsequent Purchase Agreement, the Purchase Agreement, any Swap, and all documents executed in connection with, or identified as “Transaction Documents” in, any of the foregoing documents, all as the same are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Transfer Date” means the Business Day immediately preceding each Payment Date.

“Transfer Deposit Amount” means, with respect to each Ineligible Loan and any other Loan to be repurchased at a time when it is eligible to be repurchased or replaced by a Substitute Loan on any date of determination, the sum of the Outstanding Loan Balance of such Loan, together with accrued interest thereon through such date of determination at the Loan Rate provided for thereunder, and any outstanding Servicer Advances thereon that have not been waived by the Servicer entitled thereto.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), including, without limitation, the Reserve Fund Initial Deposit, and all proceeds of the foregoing (excluding earnings on amounts held in any Swap Counterparty Collateral Account).

“Trust Accounts” means, collectively, the Collection Account (including the Interest Collection Account and Principal Collection Account), the Reserve Fund, the Note Distribution Account, the Certificate Distribution Account and the Swap Counterparty Collateral Account, or any of them.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of April 24, 2007, between the Trust Depositor and the Owner Trustee, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Trust Depositor” has the meaning given to such term in the Preamble, or any successor entity thereto.

“Trust Estate” shall have the meaning given to such term in the Trust Agreement.

“Trustees” means the Owner Trustee and the Indenture Trustee, or any of them individually as the context may require.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

“UCC Filing Locations” means the State of Delaware.

“Uncollectible Advance” means, with respect to any Determination Date and any Loan, the amount, if any, advanced by the Servicer pursuant to Section 5.14 which the Servicer has, as of such Determination Date, determined in good faith will not be ultimately recoverable by the Servicer.

“Underlying Note” means the promissory note of an Obligor evidencing a Loan (excluding any Noteless Loan).

“United States” means the United States of America.

“Unreimbursed Servicer Advances” means, at any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 7.05 and which the Servicer has determined in its sole discretion are Uncollectible Advances, and with respect to which the Servicer has given a written certification to such effect to each Trustee.

“Unused Proceeds” means the proceeds of the issuance and sale of the Notes remaining after the Issuer has purchased the Initial Loans on the Closing Date and has paid organizational expenses of the Issuer and the expenses of the issuance and offering of the Notes and thereafter minus any amount of such funds applied to purchase Additional Loans.

“USD-LIBOR-Reference Banks” has the meaning given to such term in Section 7.06(a).

“VFCC CP Transaction” means the Third Amended and Restated Loan Funding and Servicing Agreement, dated as of September 23, 2005, among ACS Funding Trust I, the Servicer, each of the conduit lenders and institutional lenders from time to time party thereto, each of the lender agents from time to time party thereto, the VFCC Deal Agent, Wachovia Bank, National Association, as the swingline lender, and Wells Fargo Bank, National Association, as the backup servicer and as the collateral custodian, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, and all documents executed in connection therewith and all transactions contemplated thereby.

“VFCC Deal Agent” means Wachovia Capital Markets, LLC, as deal agent under the VFCC CP Transaction.

“Weighted Average Deferred Interest Rate” means, as of any Measurement Date, a fraction (expressed as a percentage and rounded up to the next 0.001%), (a) the numerator of which is the sum of the products determined by multiplying the Outstanding Loan Balance of each Loan (excluding Defaulted Loans and Delinquent Loans) as of such Measurement Date by the Deferred Interest Rate for such Loan, and (b) the denominator of which is the Aggregate Outstanding Loan Balance (excluding Defaulted Loans and Delinquent Loans) as of such Measurement Date; provided that for purposes of this definition, any Deferred Interest Rate shall exclude any portion of the interest that is currently being deferred in violation of the terms of the related Loan Documents.

“Weighted Average Life” means, as of any Measurement Date with respect to any Loan, the number obtained by dividing (a) the sum of the products obtained by multiplying (i) the Average Life at such time of each Loan (excluding Defaulted Loans) by (ii) the Outstanding Loan Balance of such Loan by (b) the Loan Pool Balance (excluding Defaulted Loans) as of such date.

“Weighted Average Life Test” means a test that (a) will be satisfied during the Replenishment Period, if the Weighted Average Life is less than the Maximum Weighted Average Life and (b) will be deemed to be satisfied at all times after the Replenishment Period.

“Weighted Average Spread” means, as of any Measurement Date, a fraction (expressed as a percentage and rounded up to the next 0.001%), (a) the numerator of which is the sum of the products determined by multiplying the Outstanding Loan Balance of each Loan (excluding Defaulted Loans and Delinquent Loans) in the Loan Pool as of such Measurement Date by the

LIBOR Spread for such Loan, and (b) the denominator of which is the Aggregate Outstanding Loan Balance (excluding Defaulted Loans and Delinquent Loans) as of such Measurement Date; provided that for purposes of this definition, (i) any Loan Rate shall exclude any portion of the interest that is currently being deferred in violation of the terms of the related Loan Documents; and (ii) Loans that are Defaulted Loans and Delinquent Loans will be included in the calculations described herein if, as of such Measurement Date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note or, in the case of a Noteless Loan, the Designated Loan Agreement.

Section 1.02 Other Terms

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles. The symbol “$” shall mean the lawful currency of the United States. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03 Computation of Time Periods

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

Section 1.04 Interpretation

In this Agreement, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii) reference to any gender includes each other gender;

(iv) reference to day or days without further qualification means calendar days;

(v) unless otherwise stated, reference to any time means New York, New York time;

(vi) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(viii) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Requirement of Law means that provision of such Requirement of Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(ix) references to “include” and “including” shall be deemed to mean “include, without limitation” and “including, without limitation” respectively.

Section 1.05 Section References

All Section references (including in the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Section 1.06 Calculations

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

ESTABLISHMENT OF ISSUER; TRANSFER OF LOAN ASSETS

Section 2.01 Creation and Funding of Issuer; Transfer of Loan Assets

(a) The Issuer shall be governed pursuant to the terms and conditions of the Trust Agreement upon the execution and delivery of the Trust Agreement and created by the filing by the Owner Trustee of an appropriately completed Certificate of Trust (as defined in the Trust Agreement) under the Statutory Trust Statute. The Trust Depositor, as settlor of the Issuer, shall fund and convey assets to the Issuer pursuant to the terms and provisions hereof. The Issuer shall be administered pursuant to the provisions of this Agreement, the Administration Agreement and the Trust Agreement for the benefit of the Holders and the Swap Counterparties. The Owner Trustee is hereby specifically recognized by the parties hereto as empowered to conduct business dealings on behalf of the Issuer in accordance with the terms hereof and of the Trust Agreement.

(b) Subject to and upon the terms and conditions set forth herein, the Trust Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, for a purchase price consisting of $522,000,000 in cash (less placement expenses and certain other expenses associated with the initial offer and sale of the Notes, the proceeds of which represent the consideration paid by the Issuer herein), $78,000,000 of the Class E Note and the Certificate of the Issuer in the original certificate balance of $10.00, all of the right, title and interest of the

Trust Depositor in and to the following (the items in (i)-(vi) below, but in each case excluding the Retained Interest and Excluded Amounts, being collectively referred to herein as the “Initial Loan Assets”):

(i) the Initial Loans and all Collections and other monies due or to become due in payment of such Loans on and after the Closing Date, including any Prepayment Amounts, any Prepayment Premiums, any Late Charges, any payments in respect of a casualty or early termination, any Insurance Proceeds and any Liquidation Proceeds received with respect to the foregoing;

(ii) the Collateral related to such Loans (to the extent the Originator, other than solely in its capacity as collateral agent under any loan agreement with an Obligor, has been granted a Lien thereon), including the security interest of the Originator or the Trust Depositor in such Collateral, all proceeds from any sale or other disposition of such Collateral and all Insurance Policies;

(iii) the Loan Files and all documents and records (including computer records) relating thereto;

(iv) all guarantees, indemnities, warranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(v) the Trust Accounts and all Trust Account Property (to the extent of the Trust Depositor’s interest if any therein); and

(vi) all income, payments, products, proceeds and other benefits of any and all of the foregoing.

(c) The Originator and the Trust Depositor acknowledge that the representations and warranties of the Originator and Trust Depositor in Sections 3.01, 3.02, 3.03, 3.04 and 3.05 will run to and be for the benefit of the Issuer, the Trustees and the Swap Counterparties, and the Issuer and the Trustees may enforce, directly without joinder of the Trust Depositor, the repurchase obligations of the Originator with respect to breaches of such representations and warranties as set forth herein and in Section 11.01.

(d) The sale, transfer, assignment, set-over and conveyance of the Loan Assets by the Trust Depositor to the Issuer pursuant to this Agreement does not constitute and is not intended to result in a creation or an assumption by the Trust Depositor or the Issuer of any obligation of the Originator in connection with the Loan Assets, or any agreement or instrument relating thereto, including, without limitation, (i) any obligation to any Obligor, if any, not financed by the Originator, (ii) any taxes, fees, or other charges imposed by any Governmental Authority and (iii) any insurance premiums that remain owing with respect to any Loan at the time such Loan is sold hereunder. The Trust Depositor also hereby assigns to the Issuer all of the Trust Depositor’s right, title and interest (but none of its obligations) under the ACAS Transfer Agreement, including but not limited to the Trust Depositor’s right to exercise the remedies created by the ACAS Transfer Agreement.

(e) The Originator, the Trust Depositor and the Issuer intend and agree that (i) the transfer of the Loan Assets to the Trust Depositor and the transfer of the Loan Assets to the Issuer are intended to be a sale, conveyance and transfer of ownership of the Loan Assets rather than the mere granting of a security interest to secure a borrowing and (ii) such Loan Assets shall not be part of the Originator’s or the Trust Depositor’s estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed to be a grant of a mere security interest to secure indebtedness, the Originator shall be deemed to have granted (and hereby does grant) the Trust Depositor and the Trust Depositor shall be deemed to have granted (and hereby does grant) the Issuer, as the case may be, a perfected first priority security interest in such Loan Assets, and this Agreement shall constitute a security agreement under Requirements of Law securing the repayment of the purchase price paid hereunder, the obligations and/or interests represented by the Securities and the obligations of the Issuer under the Swap Transactions and the Swaps, in the order and priorities, and subject to the other terms and conditions of, this Agreement, the Indenture, the Trust Agreement and the Swaps, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.

(f) If any such transfer of the Loan Assets is deemed to be the mere granting of a security interest to secure a borrowing, the Trust Depositor may, to secure the Trust Depositor’s own borrowing under this Agreement (to the extent that the transfer of the Loan Assets hereunder is deemed to be a mere granting of a security interest to secure a borrowing) repledge and reassign (i) all or a portion of the Loan Assets pledged to the Trust Depositor by the Originator and with respect to which the Trust Depositor has not released its security interest at the time of such pledge and assignment, and (ii) all proceeds thereof. Such repledge and reassignment may be made by the Trust Depositor with or without a repledge and reassignment by the Trust Depositor of its rights under any agreement with the Originator, and without further notice to or acknowledgment from the Originator. The Originator waives, to the extent permitted by Requirements of Law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Trust Depositor or any assignee of the Trust Depositor relating to such action by the Trust Depositor in connection with the transactions contemplated by this Agreement.

Section 2.02 Conditions to Transfer of Initial Loan Assets to Issuer

On or before the Closing Date, the Originator or the Trust Depositor, as applicable, shall deliver or cause to be delivered to the Owner Trustee and the Indenture Trustee each of the following documents, certificates and other items:

(i) a certificate of an officer of the Originator substantially in the form of Exhibit C hereto;

(ii) copies of resolutions of the Board of Directors of the Originator and the Servicer or the Executive Committee of the Board of Directors of the Originator and the Servicer approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the Secretary or an Assistant Secretary of the Originator, the Servicer and the member of the Trust Depositor;

(iii) officially certified recent evidence of due incorporation and good standing of the Originator, the Servicer and the Trust Depositor under the laws of the State of Delaware;

(iv) the initial List of Loans, certified by an officer of the Trust Depositor, together with an Assignment substantially in the form of Exhibit A (along with the delivery of any instruments and Loan Documents as required under Section 2.07 below);

(v) a certificate of an officer of the Trust Depositor substantially in the form of Exhibit B hereto;

(vi) a letter from Ernst & Young LLP, or another nationally recognized accounting firm, addressed to the Originator and the Trust Depositor, with a copy to Moody’s, (a) stating that such firm has reviewed a sample of the Initial Loans and performed specific procedures for such sample with respect to certain loan terms and (b) identifying those Initial Loans that do not conform to the procedures;

(vii) a letter from each applicable Rating Agency assigning ratings not lower than those disclosed in the Offering Memorandum to each of the Class A Notes, the Class B Notes, the Class C Notes and, the Class D Notes;

(viii) copies of resolutions of the Board of Managers of the Trust Depositor approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the Secretary or an Assistant Secretary of the Trust Depositor;

(ix) evidence of proper filing with appropriate offices in the UCC Filing Locations of UCC financing statements delivered by the Originator, as debtor, naming the Trust Depositor as secured party (and the Issuer as assignee) and identifying the Loan Assets as collateral; and evidence of proper filing with appropriate officers in the UCC Filing Locations of UCC financing statements delivered by the Trust Depositor, as debtor, naming the Issuer as secured party (and the Indenture Trustee as assignee) and identifying the Loan Assets as collateral; and evidence of proper filing with appropriate officers in the UCC Filing Locations of UCC financing statements delivered by the Issuer and naming the Indenture Trustee as secured party and identifying the Indenture Collateral, as collateral;

(x) an Officer’s Certificate listing the Servicer’s Servicing Officers;

(xi) evidence of deposit in the Reserve Fund of the Reserve Fund Initial Deposit by the Issuer;

(xii) a fully executed copy of each Transaction Document;

(xiii) opinions of counsel for the Originator and the Trust Depositor, in form and substance satisfactory to the Initial Purchasers (and including as an addressee thereof each Rating Agency);

(xiv) an opinion of Winston & Strawn LLP to the effect that, for federal income tax purposes, the Offered Notes will be characterized as debt and the Issuer will not be characterized as an association, taxable mortgage pool, or publicly traded partnership taxable as a corporation; and

(xv) an opinion of Winston & Strawn LLP to the effect that the Issuer will not be subject to income tax imposed by the State of Maryland, and Holders of the Offered Notes that are not otherwise subject to State of Maryland income tax jurisdiction will not become subject to income taxation by the State of Maryland solely as a result of their ownership of the Offered Notes.

Section 2.03 Acceptance by the Issuer

On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied or waived, the Issuer shall issue to, or upon the order of, the Trust Depositor the Certificate representing ownership of a beneficial interest in 100% of the Issuer and the Issuer shall issue, and the Indenture Trustee shall authenticate, to, or upon the order of, the Trust Depositor the Notes secured by the Indenture Collateral. The Owner Trustee hereby acknowledges its acceptance, on behalf of the Issuer, of the Loan Assets, and declares that it shall maintain such right, title and interest in accordance with the terms of this Agreement and the Trust Agreement upon the terms herein and therein set forth.

Section 2.04 Conveyance of Substitute Loans

(a) (i) Subject to Sections 2.01(d) and (e) above and the satisfaction of the conditions set forth in Section 2.04(c), the Originator may at its option (but shall not be obligated to) (I) deposit to the Principal Collection Account the Transfer Deposit Amount with respect to any Loan as to which a Substitution Event has occurred and, then, prior to the expiry of the Substitution Period convey to the Trust Depositor one or more Loans as described in the following clause (II) in exchange for the funds so deposited or a portion thereof, or (II) contemporaneously, sell, transfer, assign, set over and otherwise convey to the Trust Depositor (by delivery of an executed Subsequent Purchase Agreement substantially in the form attached as Exhibit J hereto), without recourse other than as expressly provided herein and therein (and the Trust Depositor shall be required to purchase through cash payment or by exchange of one or more related Loans released by the Issuer to the Trust Depositor on the Subsequent Transfer Date), all of the right, title and interest of the Originator in and to the following (the items in clauses (1)-(6) below, but in each case excluding the Retained Interest and the Excluded Amounts, upon such transfer, the “Substitute Loan Assets”):

(1) the Substitute Loans identified in the related Addition Notice and all Collections and other monies due or to become due in payment of such Substitute Loans on and after the related Subsequent Cut-Off Date, including any Prepayment Amounts, any Prepayment Premiums, any Late Charges, any payments in respect of a casualty or early termination, any Insurance Proceeds and any Liquidation Proceeds received with respect to the foregoing;

(2) the Collateral related to such Loans (to the extent the Originator, other than solely in its capacity as collateral agent under any loan agreement with an Obligor, has been granted a Lien thereon), including the security interest of the Originator or the Trust Depositor in such Collateral, all proceeds from any sale or other disposition of such Collateral and all Insurance Policies;

(3) the Loan Files and all documents and records (including computer records) relating thereto;

(4) all guarantees, indemnities, warranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(5) the Trust Accounts and all Trust Account Property (to the extent of the Trust Depositor’s interest if any therein); and

(6) all income, payments, products, proceeds and other benefits of any and all of the foregoing.

(ii) Any substitution pursuant to this Section 2.04 shall be initiated by delivery of written notice (a “Notice of Substitution”) to the Indenture Trustee from the Servicer that the Originator intends to substitute a Loan pursuant to this Section 2.04 and shall be completed prior to the earliest of:

(1) the expiration of (A) during the Pre-Funding Period and the Replenishment Period, 90 days after delivery of such notice and (B) following the Replenishment Period, 180 days after delivery of such notice;

(2) delivery of written notice to the Indenture Trustee from the Servicer stating that it does not intend to use any remaining deposit to acquire Substitute Loans; or

(3) in the case of a Loan which has become subject to a material modification, the effective date set forth in such material modification (such period described in clause (ii)(1), (2) or (3), as applicable, being the “Substitution Period”).

Each Notice of Substitution shall specify the Loan to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Loan.

(b) Subject to Sections 2.01(d) and (e) and the conditions set forth in Section 2.04(c), the Trust Depositor shall sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse other than as expressly provided herein and therein, (i) all the right, title and interest of the Trust Depositor in and to the Substitute Loans purchased pursuant to Section 2.04(a), and (ii) all other rights and property interests consisting of Loan Assets related to such Substitute Loans (the property in clauses (i)-(ii) above, upon such transfer, shall then be included in the term “Loan Assets”).

(c) The Originator shall transfer to the Trust Depositor and the Trust Depositor shall transfer to the Issuer the Substitute Loans and the other property and rights related thereto described in Section 2.04(a), in the case of the Originator, or Section 2.04(b), in the case of the Trust Depositor, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date (and the delivery of a related Addition Notice by the Trust Depositor shall be deemed a representation and warranty by the Trust Depositor and of the Originator that such conditions have been or will be, as of the related Subsequent Transfer Date, satisfied):

(i) the Trust Depositor shall have provided the Issuer and the Indenture Trustee with a timely Addition Notice complying with the definition thereof contained herein, which notice shall be delivered no later than five days prior to the date of addition;

(ii) there shall have occurred, with respect to each such Substitute Loan, a corresponding Substitution Event with respect to one or more Loans then in the Loan Pool;

(iii) the Substitute Loan(s) being conveyed to the Issuer satisfy the Substitute Loan Qualification Conditions;

(iv) after giving effect to the inclusion of the applicable Substitute Loans in the Loan Pool effected after the Pre-Funding Period, the Portfolio Criteria and the Portfolio Acquisition and Disposition Requirements are satisfied; provided that if any component of the Portfolio Criteria is not satisfied prior to giving effect to the inclusion of a Substitute Loan, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved by the inclusion of such Substitute Loan;

(v) the Originator shall have delivered to the Trust Depositor a duly executed written Subsequent Purchase Agreement, which shall include a Subsequent List of Loans listing the Substitute Loans;

(vi) the Trust Depositor shall have delivered to the Issuer a duly executed written Subsequent Transfer Agreement, which shall include a Subsequent List of Loans listing the Substitute Loans;

(vii) the Trust Depositor shall have deposited or caused to be deposited in the Collection Account all Collections received with respect to the Substitute Loans on and after the related Subsequent Cut-Off Date;

(viii) as of each Subsequent Transfer Date, neither the Originator nor the Trust Depositor was insolvent nor will either of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

(ix) no selection procedures believed by the Originator or the Trust Depositor to be adverse to the interests of the Holders or the Swap Counterparties shall have been utilized in selecting the Substitute Loans; and

(x) each of the representations and warranties made by the Originator and Trust Depositor pursuant to Section 3.02 (including without limitation that such Substitute Loan is an Eligible Loan), Section 3.03(b) (except that any reference therein to an Initial Loan shall be deemed a reference to a Substitute Loan and any reference to the Cut-Off Date shall be a reference to the applicable Cut-Off Date for such Substitute Loan) and Section 3.04 applicable to the Substitute Loans shall be true and correct as of the related Subsequent Transfer Date.

(d) The Originator shall, at its own expense, on or prior to the Subsequent Transfer Date, indicate in its Computer Records that ownership of the Substitute Loans identified on the Subsequent List of Loans in the Subsequent Transfer Agreement has been sold to the Issuer through the Trust Depositor pursuant to this Agreement.

(e) The Originator shall deliver prior written notice of any substitution of a Substitute Loan to Moody’s.

(f) On (i) the last day of any Substitution Period or (ii) in the Servicer’s discretion, the first Payment Date following the date of their deposit into the Principal Collection Account, any amounts previously deposited in accordance with the procedures for the substitution of Loans set forth in Section 2.04(a) that have not been applied to purchase one or more Substitute Loans shall be deemed to constitute Principal Collections and shall be transferred on the next Payment Date to the Note Distribution Account and distributed in accordance with the Priority of Payments, as applicable; provided that no such distribution shall be made during the Replenishment Period if the Special Redemption criteria are not satisfied with respect to such amount; provided further that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Collections and shall remain in the Principal Collection Account until applied to acquire Substitute Loans or distributed in accordance with the Priority of Payments. The price paid (or, in the case of a contemporaneous conveyance of a Substitute Loan pursuant to Section 2.04(a)(i)(II), deemed paid) by the Issuer for any Substitute Loan shall be an amount equal to (x) in the case of a Loan originated by the Originator, the Outstanding Loan Balance thereof, and (y) in the case of a Loan acquired by the Originator from a third party, the purchase price paid for such Loan, plus, in each case, accrued interest thereon.

Section 2.05 Conveyance of Additional Loans

(a) The Issuer may, at any time during the Pre-Funding Period and the Replenishment Period and subject to the conditions set forth in this Section 2.05, apply Principal Collections and (solely during the Pre-Funding Period) Unused Proceeds standing to the credit of the Principal Collections Account to purchase from the Trust Depositor (by delivery of a Subsequent Transfer Agreement in the form of Exhibit I hereto) Additional Loan Assets. Upon the purchase of any Additional Loan Assets pursuant to and in accordance with this Section 2.05, such Additional Loan Assets shall become part of the Indenture Collateral subject to the Lien of the Indenture. The Servicer represents and warrants in connection with the foregoing that it will not cause the Issuer to purchase any Additional Loan pursuant to this Section 2.05 for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

(b) Within five Business Days after the Effective Date, the Servicer will (i) engage Independent Accountants to determine the extent of compliance with the Portfolio Criteria of the Loans included in the Collateral as of the Effective Date, (ii) deliver to the Indenture Trustee and the Rating Agencies an Officer’s Certificate certifying the extent of compliance with the Portfolio Criteria of the Loans included in the Collateral as of the Effective Date and appending thereto the Quarterly Report and the Additional Loan Information Schedule, and (iii) request that each Rating Agency confirm in writing within 60 Business Days after the initial Payment Date (or such later date as each Rating Agency may determine (in such case, the Servicer shall provide to the Indenture Trustee and the Backup Servicer written notice of each such Rating Agency’s projected later date)) that such Rating Agency has not reduced or withdrawn any of the ratings assigned to the Offered Notes on the Closing Date (the “Effective Date Ratings Confirmation”); provided that the Servicer shall not be required to request such confirmation from Moody’s and Fitch if the Issuer is in compliance with the Portfolio Criteria as of the Effective Date. Within 60 Business Days after the initial Payment Date, the Servicer will deliver to the Indenture Trustee and the Rating Agencies a report of the Independent Accountants certifying the results of the determination made with respect to clause (ii) above. If (A) the Servicer fails to deliver the Officer’s Certificate referenced in clause (ii) above, (B) any Rating Agency notifies the Issuer or the Servicer on the Issuer’s behalf within 60 Business Days after the initial Payment Date (or such later date as each Rating Agency may determine) that its rating on any Class of Offered Notes will be reduced or withdrawn, or fails to respond to the request for an Effective Date Ratings Confirmation, or (C) the Servicer fails to deliver the report of the Independent Accountants referenced above (any of such events, an “Effective Date Ratings Downgrade”), the Servicer on behalf of the Issuer shall present a Proposed Plan to the Rating Agencies to obtain an Effective Date Ratings Confirmation. If a Proposed Plan has not been presented and accepted by the Rating Agencies, resulting in an Effective Date Ratings Confirmation on or prior to the first Payment Date following the applicable Effective Date Ratings Downgrade (a “Ratings Confirmation Failure”), such Payment Date and any succeeding Payment Date will be a Sequential Payment Date, until such date as each such Rating Agency has delivered an Effective Date Ratings Confirmation or until the Outstanding Principal Balance of each Class of Notes is reduced to zero.

(c) During the Pre-Funding Period and the Replenishment Period, each Additional Loan to be purchased by the Issuer for inclusion in the Loan Pool will be eligible for purchase by the Issuer and inclusion in the Indenture Collateral only if, after giving effect to the inclusion of the applicable Additional Loans in the Loan Pool, the Portfolio Criteria and the Portfolio Acquisition and Disposition Requirements are satisfied; provided that if any component of the Portfolio Criteria is not satisfied prior to giving effect to the inclusion of such Additional Loans, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved by the inclusion of such Additional Loans.

(d) [Reserved].

(e) The Originator shall transfer to the Trust Depositor and the Trust Depositor shall transfer to the Issuer the Additional Loans and the other property and rights related thereto described in Section 2.05(a) only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date (and the delivery of a related Addition Notice by the Issuer shall be deemed a representation and warranty by the Issuer, the Trust Depositor and the Originator that such conditions are satisfied as of the related Subsequent Transfer Date):

(i) the Trust Depositor shall have provided the Issuer and the Indenture Trustee with a timely Addition Notice complying with the definition thereof contained herein, which Addition Notice shall be delivered no later than five days prior to the related Subsequent Transfer Date;

(ii) after giving effect to the inclusion of the applicable Additional Loans in the Loan Pool during the Replenishment Period, the Portfolio Criteria and the Portfolio Acquisition and Disposition Requirements are satisfied; provided that if any component of the Portfolio Criteria is not satisfied prior to giving effect to the inclusion of such Additional Loans, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved by the inclusion of such Additional Loans;

(iii) the Originator shall have delivered to the Trust Depositor and Indenture Trustee a duly executed Subsequent Purchase Agreement in substantially the form of Exhibit J hereto, which shall include a Subsequent List of Loans listing the Additional Loans;

(iv) the Trust Depositor shall have delivered to the Issuer a duly executed Subsequent Transfer Agreement, which shall include a Subsequent List of Loans listing the Additional Loans;

(v) the Trust Depositor shall have deposited or caused to be deposited in the Collection Account all Collections received with respect to the Additional Loans on and after the related Subsequent Cut-Off Date;

(vi) as of each Subsequent Transfer Date, neither the Originator nor the Trust Depositor was insolvent nor will either of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

(vii) no selection procedures believed by the Originator or the Trust Depositor to be adverse to the interests of the Holders or the Swap Counterparties shall have been utilized in selecting the Additional Loans; and

(viii) each of the representations and warranties made by the Originator and Trust Depositor pursuant to Section 3.02 (including without limitation that such Additional Loan is an Eligible Loan), Section 3.03(b) (except that any reference therein to an Initial Loan shall be deemed a reference to an Additional Loan) and Section 3.04 applicable to the Additional Loans shall be true and correct as of the related Subsequent Cut-Off Date.

(f) The Originator shall, at its own expense, on or prior to the Subsequent Transfer Date, indicate in its Computer Records that ownership of the Additional Loans identified on the Subsequent List of Loans in the Subsequent Transfer Agreement has been sold to the Issuer through the Trust Depositor pursuant to this Agreement.

(g) The Originator shall deliver prior written notice of the inclusion of an Additional Loan to Moody’s, S&P and Fitch.

Section 2.06 Release of Released Amounts

(a) The Indenture Trustee hereby agrees to release to the Issuer from the Loan Assets, and the Issuer hereby agrees to release to the Trust Depositor, an amount equal to the Released Amounts immediately upon identification thereof and upon receipt of an Officer’s Certificate of the Servicer, which release shall be automatic and shall require no further act by the Indenture Trustee or the Issuer; provided that, the Indenture Trustee or the Issuer shall execute and deliver such instruments of release and assignment, or otherwise confirm the foregoing release, as may reasonably be requested by the Trust Depositor in writing. Upon such release, such Released Amounts shall not constitute and shall not be included in the Loan Assets.

(b) Immediately upon the release to the Trust Depositor by the Indenture Trustee of the Released Amounts, the Trust Depositor hereby irrevocably agrees to release to the Originator such Released Amounts, which release shall be automatic and shall require no further act by the Trust Depositor; provided that, the Trust Depositor shall execute and deliver such instruments of release and assignment, or otherwise confirming the foregoing release of any Released Amounts, as may be reasonably requested by the Originator.

Section 2.07 Delivery of Loan Files

(a) The Originator and the Trust Depositor shall deliver possession of all “instruments” (within the meaning of Article 9 of the UCC) not constituting part of “chattel paper” (within the meaning of such Article 9) that evidence any Loan, including all Underlying Notes (other than in the case of Noteless Loans), and all other portions of the Loan Files to the Indenture Trustee on behalf of the Issuer and the Swap Counterparties five Business Days prior to the applicable Assignment Date, in each case endorsed in blank without recourse, and shall deliver a copy of the Loan Register with respect to any Noteless Loan, together with an Officer’s Certificate of the Servicer as to the accuracy thereof, in accordance with the foregoing delivery requirements. Pursuant to Section 3.06 of the Indenture, the Issuer is required to deliver such instruments and Loan Files to the Indenture Trustee as pledgee under the Indenture for the benefit of the Noteholders and the Swap Counterparties. Accordingly, the Issuer hereby authorizes and directs the Originator and the Trust Depositor to deliver possession of all such instruments and the Loan Files, along with the related Loan Checklists and List of Loans, to the Indenture Trustee on behalf of and for the account of the Issuer, and agrees that such delivery shall satisfy the condition set forth in the first sentence of this Section 2.07. The Originator and the Trust Depositor shall also identify on the List of Loans (including any deemed amendment thereof associated with any Substitute Loans), whether by attached schedule or marking or other effective identifying designation, all Loans that are or are evidenced by such instruments.

(b) Prior to the occurrence of an Event of Default or a Servicer Default, the Indenture Trustee shall not record the Assignments of Mortgage delivered pursuant to Section 2.07(a) and the definition of Loan Documents. Upon the occurrence of an Event of Default or a Servicer Default, the Indenture Trustee shall cause to be recorded in the appropriate offices each Assignment of Mortgage delivered to it with respect to all Loans except those Loans covered by the proviso to the definition of Assignment of Mortgage. Each such recording shall be at the expense of the Servicer; provided to the extent the Servicer does not pay such expense, then the Indenture Trustee shall be reimbursed pursuant to the provisions of Section 7.05.

Section 2.08 Certification by Indenture Trustee; Possession of Loan Files

(a) On or prior to the applicable Assignment Date, the Indenture Trustee shall review the Loan Files required to be delivered pursuant to Section 2.07(a) on the applicable Assignment Date and shall deliver to the Originator, the Trust Depositor, the Swap Counterparties and the Servicer a certification in the form attached hereto as Exhibit D-1 on or prior to such Assignment Date. Within 360 days after each Assignment Date, the Indenture Trustee shall deliver to the Originator, the Servicer, the Trust Depositor, the Swap Counterparties and any Noteholder who requests a copy from the Indenture Trustee a final certification in the form attached hereto as Exhibit D-2 evidencing the completeness of the Loan Files with respect to the Loans being transferred on such Assignment Date.

(b) If the Indenture Trustee, during the process of reviewing the Loan Files, finds any document constituting a part of a Loan File which is not properly executed, has not been received, is unrelated to a Loan identified in the List of Loans, or is not listed on the Loan Checklist related to such Loan File, or does not conform in a material respect to the requirements of the definition of Loan File, or the description thereof as set forth in the List of Loans and the related Loan Checklist, the Indenture Trustee shall promptly so notify the Originator, the Trust Depositor and the Servicer. In performing any such review, the Indenture Trustee may conclusively rely on the Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee’s review of the Loan Files is limited solely to confirming that the documents listed on the Loan Checklists have been executed and received and relate to the Loans identified in the List of Loans; provided with respect to the UCC financing statements referenced in the definition of Loan File, the Indenture Trustee’s sole responsibility will be to confirm that the Loan File contains UCC financing statements and not to make determinations about the materiality of such UCC financing statements. The Originator agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Loan File of which it is so notified by the Indenture Trustee. If, however, within 30 days after the Indenture Trustee’s notice to it respecting such material defect the Originator has not remedied the defect and such defect materially and adversely affects the value of the related Loan, such Loan will be treated as an “Ineligible Loan” and the Originator will (i) substitute in lieu of such Loan a Substitute Loan in the manner and subject to the conditions set forth in Section 11.01 or (ii) repurchase such Loan at a purchase price equal to the Transfer Deposit Amount, which purchase price shall be deposited in the Collection Account within such 30 day period.

(c) Release of Entire Loan File Upon Substitution. Subject to Section 5.08(c), upon receipt by the Indenture Trustee of a certification of a Servicing Officer of the Servicer of such substitution or of such purchase and the deposit of the amounts described in Section 2.08(b) in the Collection Account (which certification shall be in the form of Exhibit E hereto), the

Indenture Trustee shall release to the Servicer for release to the Originator the related Loan File and the Indenture Trustee and the Issuer shall execute, without recourse, and deliver such instruments of transfer prepared by the Servicer necessary to transfer all right, title and interest in such Loan to the Originator free and clear of any Liens created by the Transaction Documents. All costs of any such transfer shall be borne by the Servicer.

(d) Partial Release of Loan File and/or Collateral. Subject to Section 5.08(d), if in connection with taking any action in connection with a Loan (including, without limitation, the amendment to documents in the Loan File and/or a revision to Collateral), the Servicer requires any item constituting part of the Loan File, or the release from the Lien of the related Loan of all or part of any Collateral, the Servicer shall deliver to the Indenture Trustee a certificate to such effect in the form attached as Exhibit E hereto. Upon receipt of such certification, the Indenture Trustee shall deliver to the Servicer within two Business Days of such request (if such request was received by 2:00 p.m., central time), the requested documentation, and the Indenture Trustee shall execute, without recourse, and deliver such instruments of transfer necessary to release all or the requested part of the Collateral from the Lien of the related Loan and/or the Lien under the Transaction Documents.

(e) Annual Certification. On the Payment Date in January of each year, commencing January 2008, the Indenture Trustee shall deliver to the Originator, the Trust Depositor, each Swap Counterparty and the Servicer a report detailing all transactions with respect to the Loans for which the Indenture Trustee holds the Loan Files pursuant to this Agreement during the prior calendar year. Such report shall list all Loan Files which were released by or returned to the Indenture Trustee during the prior calendar year, the date of such release or return and the reason for such release or return.

Section 2.09 Optional Repurchase by the Originator of Certain Loans; Limitations on Substitution and Repurchase.

(a) Subject to the limitations set forth in Section 2.09(c), the Originator shall have the right, but not the obligation, to repurchase any (i) Delinquent Loan, (ii) Defaulted Loan, (iii) Loan that has a covenant default, (iv) Materially Modified Loan, (v) Loan, the terms of which are subsequently amended in a manner not permitted by this Agreement, including a Loan that has become subject to a Specified Amendment or (vi) Discretionary Repurchased Loan. In the event of such a purchase, the Originator shall deposit in the Collection Account, on the next succeeding Determination Date, an amount equal to the Transfer Deposit Amount for such Loan (or applicable portion thereof) as of the date of such purchase. The Originator, the Issuer and the Indenture Trustee shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Issuer’s interests in the Loans that are being purchased.

(b) [Reserved.]

(c) The aggregate Outstanding Loan Balance of all Loans repurchased pursuant to Section 2.09(a) or substituted pursuant to Section 2.04 shall not exceed an amount equal to, as of any date of determination, 20% of the Net Purchased Loan Balance; provided that the foregoing limitation shall not apply to Loans substituted by reason of the occurrence of a Substitution Event of the type specified in clause (e) of the definition of such term.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Originator makes, and upon execution of each Subsequent Purchase Agreement shall be deemed to make, the following representations and warranties, on which the Trust Depositor will rely in conveying the Loan Assets on the applicable Assignment Date to the Issuer, and on which the Issuer, the Holders and the Swap Counterparties will rely. The Trust Depositor acknowledges that such representations and warranties are being made by the Originator for the benefit of the Issuer, the Holders and the Swap Counterparties.

Such representations and warranties speak as of the execution and delivery of this Agreement and as of the applicable Assignment Date, but shall survive the sale, transfer and assignment of the Loan Assets to the Issuer. The repurchase obligation or substitution obligation of the Originator set forth in Section 11.01 constitutes the sole remedy available for a breach of a representation or warranty of the Originator set forth in Sections 3.01, 3.02, 3.03, 3.04 or 3.05 of this Agreement. Notwithstanding the foregoing, the Originator shall not be deemed to be remaking any of the representations set forth in Section 3.03 on a Subsequent Transfer Date with respect to the Substitute Loans or Additional Loans, as applicable, as such representations relate solely to the composition of the Initial Loans conveyed on the Closing Date.

Section 3.01 Representations and Warranties Regarding the Originator

By its execution of this Agreement and each Subsequent Purchase Agreement, the Originator represents and warrants that:

(a) Organization and Good Standing. The Originator is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power to own or lease its assets and to transact the business in which it is currently engaged. The Originator is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification, except where the failure so to qualify would not reasonably be expected have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Originator or Trust Depositor. The Originator is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction in order to originate, and (if the Originator is to be the Servicer) service the Loans in accordance with the terms of this Agreement.

(b) Authorization. The Originator has the corporate power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Originator is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Originator is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Originator is a party.

(c) Valid Sale. This Agreement effects, and each Subsequent Purchase Agreement, if any, shall effect, a valid sale, transfer and assignment of the Loan Assets from the Originator to the Trust Depositor, enforceable against the Originator in accordance with their terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(d) Binding Agreements. This Agreement and the other Transaction Documents to which the Originator is a party constitute the legal, valid and binding obligation of the Originator enforceable in accordance with their terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(e) No Consent Required. The Originator is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Originator is a party except for (i) the filing of the UCC financing statements and obtaining releases from the VFCC CP Transaction and (ii) such consents, licenses, approvals, authorizations, registrations and declarations which have been obtained and are in full force and effect.

(f) No Violations. The Originator’s execution, delivery and performance of this Agreement and the other Transaction Documents to which the Originator is a party will not violate any provision of any Requirements of Law or any order or decree of any court or the Certificate of Incorporation or Bylaws of the Originator, or constitute (with or without notice or lapse of time or both) a breach of any material mortgage, indenture, contract or other agreement to which the Originator is a party or by which the Originator or any of the Originator’s properties may be bound.

(g) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or, to the knowledge of the Originator, threatened, against the Originator or any of its respective properties or with respect to this Agreement or any other Transaction Document to which the Originator is a party that, if adversely determined, would, in the reasonable opinion of the Originator, be expected to have a material adverse effect on the business, properties, assets or condition (financial or other) of the Originator or the transactions contemplated by this Agreement or any other Transaction Document to which the Originator is a party.

(h) Name and Location; No Changes. The Originator’s name is as set forth in Section 13.04 and its location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Originator has not changed its name, identity, structure, existence or state of incorporation, whether by amendment of its certificate of incorporation, by reorganization or otherwise, and has not changed its location (within the meaning of Article 9 of the UCC) within the four months preceding the Closing Date.

(i) No Bulk Sales. The execution, delivery and performance of this Agreement by the Originator do not require compliance with any “bulk sales” laws by the Originator.

(j) Solvency. The Originator on each date of, and after giving effect to, the transfer of the Loans and any Substitute Loans or Additional Loans, as the case may be, to the Trust Depositor pursuant to the ACAS Transfer Agreement is and will be Solvent.

(k) Use of Proceeds. No proceeds of the sale of any Initial Loan, Additional Loan or Substitute Loan hereunder received by the Originator will be used by the Originator to purchase or carry any “margin stock” as such term is defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(l) An Investment Company. The Originator is properly registered as an “investment company” within the meaning, and is, and after completion of the transactions contemplated by the Transaction Documents will be, in compliance with all requirements, of the Investment Company Act of 1940, as amended.

(m) Taxes. The Originator has filed or caused to be filed all tax returns that, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Originator); no tax Lien has been filed and, to the Originator’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(n) Sale Treatment. The Originator has treated the transfer of Loan Assets to the Trust Depositor for all purposes (other than for financial accounting purposes) as a sale on all of its relevant books, records, financial statements and other applicable documents, except to the extent applicable tax laws require otherwise.

(o) Marking of Files. The Originator will have, at its own expense, prior to the close of business on the Closing Date, indicated in its Computer Records that ownership of the Loans transferred by it to the Trust Depositor and identified on the List of Loans have been sold to the Trust Depositor.

(p) Security Interest.

(i) This Agreement creates a valid, continuing and enforceable security interest (as defined in the applicable UCC) in the Loan Assets in favor of the Trust Depositor, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Originator;

(ii) such Loans, along with the related Loan Files, constitute either a “general intangible,” a “payment intangible,” an “instrument,” an “account,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Originator owns and has good and marketable title to such Loan Assets free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Liens);

(iv) the Originator has received all consents and approvals required by the terms of the Loan Assets to the sale of the Loan Assets under the ACAS Transfer Agreement to the Trust Depositor;

(v) the Originator has caused the timely filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Requirements of Law in order to perfect the security interest in such Loan Assets granted to the Trust Depositor under the ACAS Transfer Agreement;

(vi) other than the security interest granted to the Trust Depositor pursuant to the ACAS Transfer Agreement and this Agreement, the Originator has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Loan Assets except in connection with the VFCC CP Transaction, which security interest will be terminated or released on or prior to the Closing Date or Subsequent Transfer Date, as applicable. The Originator has not authorized the filing of and is not aware of any financing statements against the Originator that include a description of collateral covering such Loan Assets other than any financing statement (1) relating to the security interest granted to the Trust Depositor under the ACAS Transfer Agreement and this Agreement or (2) that has been terminated or for which the underlying security interest has been released. The Originator is not aware of the filing of any judgment or tax Lien filings against the Originator;

(vii) all original executed copies of each Underlying Note, if any, that constitute or evidence the Loan Assets have been delivered to the Indenture Trustee;

(viii) the Originator has received a written acknowledgment from the Indenture Trustee that the Indenture Trustee or its bailee is holding the Underlying Notes, if any, that constitute or evidence the Loan Assets solely on behalf of and for the benefit of the Noteholders and the Swap Counterparties; and

(ix) none of the Underlying Notes or, in the case of Noteless Loans, the Designated Loan Agreements and Loan Registers, that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Indenture Trustee, as assignees of the Trust Depositor.

(q) Value Given. The cash payments received by the Originator in respect of the purchase price of each Loan sold under the ACAS Transfer Agreement constitutes the face value of such Loan and reasonably equivalent value in consideration for the transfer to the Trust Depositor of such Loan under the ACAS Transfer Agreement, such transfer was not made for or on account of an antecedent debt owed by the Originator to the Trust Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(r) Mortgages. If a Loan is secured by real property and the Originator, other than solely in its capacity as collateral agent under any Loan Document with an Obligor, is the mortgagee, the mortgage has been assigned by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer and the Assignment of Mortgage has been delivered to the Indenture Trustee.

(s) Selection Procedures. No selection procedures determined by the Originator to be materially adverse to the interests of the Trust Depositor were utilized by the Originator in selecting the Loans to be sold, assigned, transferred, set-over and otherwise conveyed hereunder.

(t) Environmental. At the time of origination of each Loan (other than Third Party Agented Loans) where real property that is material to the operations of the related business serves as Collateral for such Loan, the related mortgaged property was free of contamination from toxic substances or hazardous wastes requiring action under Requirements of Law or is subject to ongoing environmental rehabilitation approved by the Servicer, and, as of the Closing Date, the Originator has no knowledge of any such contamination from toxic substances or hazardous waste material on any such real property unless such items are below action levels.

The representations and warranties set forth in Section 3.01(p) shall survive the termination of this Agreement and no breach of such representations and warranties may be waived by any party hereto without the satisfaction of the Rating Agency Condition with respect thereto. The Trust Depositor and the Issuer shall provide S&P with prompt written notice upon obtaining knowledge of any breach of the representations and warranties set out in Section 3.01(p).

Section 3.02 Representations and Warranties Regarding Each Loan and as to Certain Loans in the Aggregate

The Originator represents and warrants (x) with respect to subsections (a)-(b) below, as to each Loan to be transferred on the related Assignment Date as of the applicable Cut-Off Date, and (y) with respect to subsection (c) below, as to the Loan Pool in the aggregate as of the applicable Cut-Off Date (after giving effect to the addition of any Substitute Loans and/or Additional Loans, as applicable, to the Loan Pool), that:

(a) List of Loans. The information set forth in the List of Loans (as the same may be amended or deemed amended in respect of a conveyance of Substitute Loans and/or Additional Loans, as applicable, on a Subsequent Transfer Date) is true, complete and correct.

(b) Eligible Loan. Such Loan satisfies the criteria for the definition of Eligible Loan set forth in this Agreement provided that the foregoing representation and warranty is made to the Originator’s actual knowledge with respect to clause (38) of the definition of “Eligible Loan”, and provided further that the foregoing representation and warranty is made to the Originator’s actual knowledge as it relates to the origination and servicing practices of the servicers primarily responsible for servicing Third Party Agented Loans with respect to clauses (7), (12), (19) and (25) of the definition of “Eligible Loan”.

(c) Loans Secured by Real Property. Less than 40% of the Loan Pool Balance consists of Loans principally secured by real property. For purposes of this Section 3.02(c), a Loan shall be considered “principally secured by real property” if (1) the fair market value of the interest in real property securing the Loan (reduced by the amount of any lien on the real property interest that is senior to the Loan and by a proportionate amount of any lien that is in parity with the Loan) is at least 80% of the adjusted issue price of the Loan (i.e., in general, the principal amount of the Loan) at the time the Loan was originated or (2) substantially all of the proceeds of the Loan were used to acquire, improve, or protect an interest in real property that, at the date the Loan was originated, was the only security for the Loan.

Section 3.03 Representations and Warranties Regarding the Initial Loans in the Aggregate

The Originator represents and warrants, as of the Cut-Off Date for the Initial Loans, that:

(a) Amounts. The sum of (a) the Aggregate Outstanding Loan Balance of the Initial Loans as of the Cut-Off Date and (b) the amount of any Unused Proceeds, in each case as of such Cut-Off Date equals the aggregate principal balance of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Note.

(b) Characteristics. The Initial Loans as of the Closing Date have the following additional characteristics: (i) the final Scheduled Payment on the Loan with the latest maturity is not later than 36 months prior to the Legal Final Maturity Date; and (ii) no Initial Loan was originated after its related Cut-Off Date.

Section 3.04 Representations and Warranties Regarding the Loan Files

The Originator represents and warrants as of the applicable Assignment Date that (a) to the extent that any Loans were pledged as collateral for the VFCC CP Transaction, immediately prior to such date, a collateral custodian under the VFCC CP Transaction had possession of each original Underlying Note, if any, and a copy of the Loan and the related complete Loan File, and there were no other custodial agreements relating to the same in effect except for a custodial agreement between ACAS and the applicable borrower or seller, as the case may be, with respect to the VFCC CP Transaction; (b) each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces; (c) all blanks on any form have been properly filled in and each form has otherwise been correctly prepared; and (d) the complete Loan File for each Loan is in the possession of the Indenture Trustee.

Section 3.05 Representations and Warranties Regarding Initial Loans and Portfolio Criteria

The Originator represents and warrants as of the Closing Date, as to the composition of the Initial Loans in the Loan Pool as of the Closing Date, that the Portfolio Criteria are satisfied with respect to the Initial Loans.

Section 3.06 Representations and Warranties Regarding the Trust Depositor

By its execution of this Agreement and each Subsequent Transfer Agreement, the Trust Depositor represents and warrants to the Issuer, the Indenture Trustee, the Holders and the Swap Counterparties that:

(a) Confirmation of the Originator’s Representations and Warranties. The representations and warranties set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.04 and Section 3.05 of this Agreement and in the ACAS Transfer Agreement are true and correct.

(b) Organization and Good Standing. The Trust Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the power to own its assets and to transact the business in which it is currently engaged. The Trust Depositor is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification, except where the failure so to qualify would not reasonably be expected have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Trust Depositor or the Issuer.

(c) Authorization. The Trust Depositor has the limited liability company power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Issuer and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Issuer to be created.

(d) Valid Sale. This Agreement effects, and each Subsequent Transfer Agreement, if any, shall effect, a valid sale, transfer and assignment of the Loan Assets from the Trust Depositor to the Issuer, enforceable against the Trust Depositor and creditors of and purchasers from the Trust Depositor, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(e) Binding Agreements. This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(f) No Consent Required. The Trust Depositor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party except (i) for the filing of the UCC financing statements, (ii) the release of the security interest under the VFCC CP Transaction and (iii) such consents, licenses, approvals, authorizations, registrations and declarations which have been obtained and are in full force and effect.

(g) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Trust Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate any

Requirement of Law applicable to the Trust Depositor, or constitute a breach of any material mortgage, indenture, contract or other agreement to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any security interest, Lien, charge, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(h) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Securities (i) that, if adversely determined, would in the reasonable judgment of the Trust Depositor be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Trust Depositor or the Issuer or the transactions contemplated by this Agreement or the other Transaction Documents to which the Trust Depositor is a party or (ii) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificate or Notes.

(i) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” laws by the Trust Depositor.

(j) Solvency. The Trust Depositor, at the time of and after giving effect to each conveyance of Loan Assets hereunder, is and will be Solvent.

(k) Taxes. The Trust Depositor has filed or caused to be filed all tax returns that, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Trust Depositor); no tax Lien has been filed and, to the Trust Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(l) Name and Location; No Changes. The Trust Depositor’s name is as set forth in Section 13.04 and its location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Trust Depositor has not changed its name, identity, structure, existence or state of formation, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location (within the meaning of Article 9 of the UCC) within the four months preceding the Closing Date.

(m) Not an Investment Company. The Trust Depositor is not, and, after giving effect to the transactions contemplated hereby and by the other Transaction Documents, will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (or the Trust Depositor is exempt from all provisions of such act).

(n) Sale Treatment. The Trust Depositor has treated the transfer of Loan Assets to the Trust Depositor for all purposes (other than for financial accounting purposes) as a sale and purchase on all of its relevant books, records, financial statements and other applicable documents, except to the extent applicable tax laws require otherwise.

(o) Security Interest.

(i) This Agreement creates a valid, continuing and enforceable security interest (as defined in the applicable UCC) in the Loan Assets in favor of the Issuer, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Trust Depositor;

(ii) such Loans, along with the related Loan Files, constitute either a “general intangible,” a “payment intangible,” an “instrument,” an “account,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Trust Depositor owns and has good and marketable title to such Loan Assets free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Liens);

(iv) the Trust Depositor has received all consents and approvals required by the terms of the Loan Assets to the sale of the Loan Assets hereunder to the Issuer;

(v) the Trust Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Requirements of Law in order to perfect the security interest in such Loan Assets granted to the Issuer under this Agreement;

(vi) other than the security interest granted to the Issuer pursuant to this Agreement, the Trust Depositor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Loan Assets;

(vii) the Trust Depositor has not authorized the filing of and is not aware of any financing statements against the Trust Depositor that include a description of collateral covering such Loan Assets other than any financing statement (1) relating to the security interest granted to the Issuer under this Agreement, or (2) that has been terminated or for which the underlying security interest has been released;

(viii) the Trust Depositor is not aware of the filing of any judgment or tax Lien filings against the Trust Depositor;

(ix) all original executed copies of each Underlying Note, if any, that constitute or evidence the Loan Assets have been delivered to the Indenture Trustee;

(x) the Trust Depositor has received a written acknowledgment from the Indenture Trustee that the Indenture Trustee or its bailee is holding the Underlying Notes, if any, that constitute or evidence the Loan Assets solely on behalf of and for the benefit of the Holders and the Swap Counterparties; and

(xi) none of the Underlying Notes, or, in the case of Noteless Loans, the Designated Loan Agreements, that constitute or evidence the Loan Assets has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Indenture Trustee.

(p) No Liens. The Trust Depositor owns each Loan Asset to be sold by it hereunder free and clear of any Liens except as provided herein, and upon the sale, transfer or assignment hereunder, the Issuer shall (i) become the owner of each Loan Asset then existing or thereafter arising, free and clear of any Lien except as provided herein or (ii) acquire a first priority perfected security interest in such Loan Asset. No effective financing statement or other instrument similar in effect covering any Loan Asset or the Collections with respect thereto shall at any time be on file in any recording office except such as may be filed in favor of the Issuer relating to this Agreement or otherwise as provided under this Agreement.

(q) Value Given. The cash payments received by the Trust Depositor in respect of the purchase price of each Loan sold hereunder or under any Subsequent Transfer Agreement constitutes the face value of such Loan and reasonably equivalent value in consideration for the transfer to the Issuer of such Loan under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Trust Depositor to the Issuer, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

The representations and warranties in Section 3.01(o) shall survive the termination of this Agreement and no breach of such representations and warranties may be waived by any party hereto without the satisfaction of the Rating Agency Condition with respect thereto. The representations and warranties set forth in Section 3.01(o) shall survive the termination of this Agreement The Trust Depositor and the Issuer shall provide S&P with prompt written notice upon obtaining knowledge of any breach of the representations and warranties set out in Section 3.01(o).

Section 3.07 Representations and Warranties Regarding the Servicer

The Servicer represents and warrants to the Owner Trustee, the Indenture Trustee, the Holders and the Swap Counterparties that:

(a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or the Issuer. The Servicer is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Loans in accordance with the terms hereof.

(b) Authorization. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Servicer is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Servicer is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party.

(c) Binding Obligations. This Agreement and the other Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with their terms, except as enforcement of such terms may be limited by Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(d) No Consent Required. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Servicer is a party except (i) for the filing of the UCC financing statements and (ii) such consents, licenses, approvals, authorizations, registrations and declarations which have been obtained and are in full force and effect.

(e) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party by the Servicer will not violate any Requirements of Law applicable to the Servicer, or constitute a breach of any material mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer or any of the Servicer’s properties may be bound, or result in the creation of or imposition of any security interest, Lien, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(f) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or any other Transaction Document to which the Servicer is a party that, if adversely determined, would, in the reasonable judgment of the Servicer, be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer or the Issuer or the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party.

(g) Reports. All reports, certificates and other written information furnished by the Servicer with respect to the Loans are correct in all material respects.

Section 3.08 Representations and Warranties of the Backup Servicer and the Indenture Trustee

Each of the Backup Servicer and Indenture Trustee hereby represents and warrants to the Issuer, the Originator, the Servicer, the Trust Depositor, the Owner Trustee, the Holders and the Swap Counterparties, as follows:

(a) Organization. It is a national banking association duly organized, validly existing and in good standing under the federal laws of the United States with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Good Standing. It is duly qualified to do business as a national banking association and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property and the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and would not be reasonably expected to have, a material adverse effect on the interests of the Holders or the Swap Counterparties.

(c) Authorization. It has the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and it has duly authorized the execution, delivery and performance of this Agreement by all requisite action.

(d) No Violations. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, its articles of association, bylaws or any Contractual Obligation by which it or any of its property is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any Contractual Obligation (other than the Agreement), or (iii) violate any Requirements of Law.

(e) No Consent Required. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over it or any of its respective properties is required to be obtained in order for it to enter into this Agreement or perform its obligations hereunder.

(f) Binding Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).

(g) Litigation. There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against it before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in its reasonable judgment) have a material adverse effect on the interests of the Holders or the Swap Counterparties.

ARTICLE IV

PERFECTION OF TRANSFER AND

PROTECTION OF SECURITY INTERESTS

Section 4.01 Custody of Loans

The contents of each Loan File shall be held in the custody of the Indenture Trustee under the terms of this Agreement and the Indenture for the benefit of, and as agent for, the Holders and the Swap Counterparties.

Section 4.02 Filing

On or prior to the Closing Date, the Originator, Trust Depositor and Servicer shall cause the UCC financing statement(s) referred to in Section 2.02(ix) hereof to be filed, and from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Owner Trustee or Indenture Trustee (acting at the direction of the Required Holders) may reasonably request to perfect and protect the Indenture Trustee’s first priority perfected security interest in the Loan Assets against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. Notwithstanding the obligations of the Originator, the Trust Depositor and the Servicer set forth in the preceding sentence, the Originator, the Trust Depositor and the Servicer hereby authorize the Owner Trustee to prepare and file, at the expense of the Servicer, UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Owner Trustee may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC.

Section 4.03 Changes in Name, Corporate Structure or Location

(a) During the term of this Agreement, none of the Originator, the Trust Depositor or the Issuer shall change its name, structure, existence or location (as defined in Article 9 of the UCC) without first giving at least 30 days’ prior written notice to the Owner Trustee, the Indenture Trustee and each Swap Counterparty.

(b) If any change in the Originator’s, the Trust Depositor’s or the Issuer’s name, structure, existence, location (as defined in Article 9 of the UCC) or other action would make any financing or continuation statement or notice of ownership interest or Lien relating to any Loan Asset seriously misleading within the meaning of applicable provisions of the UCC, the Servicer, no later than five Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Indenture Trustee’s security interest in the Loan Assets and the proceeds thereof. Promptly after taking any of the foregoing actions, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee an Opinion of Counsel reasonably acceptable to the Owner Trustee and the Indenture Trustee stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the Indenture Trustee’s security interest in the Loan Assets have been filed, and reciting the details of such filing.

Section 4.04 Chief Executive Office

During the term of this Agreement, and subject to the other terms and provisions herein relating to changes in location, the Originator will maintain its chief executive office in one of the States of the United States.

Section 4.05 Costs and Expenses

The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Issuer’s and the Indenture Trustee’s right, title and interest in and to the Loan Assets (including, without limitation, the security interest in the Collateral related thereto and the security interests provided for in the Indenture).

Section 4.06 Sale Treatment

The Trust Depositor shall treat the transfer of Loan Assets made hereunder for all purposes (other than for financial accounting purposes) as a sale and purchase on all of its relevant books, records, financial statements and other applicable documents. Notwithstanding the preceding sentence, for federal income tax purposes, the transfer of Loan Assets by the Trust Depositor hereunder shall not be treated as a sale and purchase for federal income tax purposes so long as (i) the Issuer is disregarded as a separate entity pursuant to Treasury Regulations Section 301.7701-3(b)(l)(ii), or (ii) the Issuer is treated as a partnership pursuant to Treasury Regulations Section 301.7701-3(b)(l)(i).

Section 4.07 Separateness from Trust Depositor

The Originator agrees to take or refrain from taking or engaging in with respect to the Trust Depositor each of the actions or activities specified in the “substantive consolidation” opinion of Winston & Strawn LLP (including any certificates attached thereto), delivered on the Closing Date, upon which the conclusions therein are based.

ARTICLE V

SERVICING OF LOANS

Section 5.01 Appointment and Acceptance; Responsibility for Loan Administration

(a) ACAS is hereby appointed as Servicer pursuant to this Agreement. ACAS accepts the appointment and agrees to act as the Servicer pursuant to this Agreement.

(b) The Servicer will have the sole obligation to manage, administer, service and make collections on the Loans and perform or cause to be performed all contractual and customary undertakings of the holder of the Loans to the Obligor. The Owner Trustee, at the

written request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate in the opinion of the Owner Trustee to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer is hereby appointed the Servicer hereunder until such time as any Servicer Transfer may be effected under Article VIII. Except as expressly set forth herein and without limiting the generality of the foregoing, the Servicer, acting on behalf of the Issuer, may execute any amendments, waivers, modifications or variances related to any Loan and any documents related thereto.

Section 5.02 General Duties

(a) The Servicer will service, administer and enforce the Loans in the Loan Pool on behalf of the Issuer and will have full power and authority to do any and all things in connection with such servicing and administration which it deems necessary or desirable and as shall not contravene the provisions of this Agreement. The Servicer will manage, service, administer, and make collections on the Loans in the Loan Pool with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable loans that it services for itself or others. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors regarding the Loans in the Loan Pool, investigating delinquencies, accounting for collections, furnishing quarterly and annual statements with respect to collections and payments in accordance with Article IX hereof and with its customary standards, policies and procedures, and using its best efforts to maintain the perfected first priority security interest of the Indenture Trustee in the Loan Assets. The Servicer will follow its customary standards, policies, and procedures and will have full power and authority, acting alone (and consistent with its customary standards, policies and procedures, in its own name), to do any and all things in connection with such managing, servicing, administration and collection, including, without limitation, litigation, that it deems necessary or desirable. The parties hereto each acknowledge, and the Noteholders are hereby deemed to acknowledge, that the Servicer, as Servicer under this Agreement, possesses only such rights with respect to the enforcement of rights and remedies with respect to the Loans and the related Collateral and under the Loan Documents as those which have been transferred to the Issuer with respect to the related Loan. Therefore, the provisions of this Article V shall not apply to Third Party Agented Loans except to the extent the Servicer, on behalf of the Issuer, has the right to vote, consent, give directions, make advances or receive payments with respect thereto, and these provisions shall only apply to Agented Notes with respect to which the Servicer (or American Capital Financial Services or any Successor Servicer) is the administrative agent or the equivalent and to the extent not inconsistent with the related Loan Documents. The parties hereto each acknowledge, and the Noteholders are hereby deemed to acknowledge, that with respect to Agented Notes and Third Party Agented Loans, the Servicer possesses only such rights with respect to voting and the enforcement of rights and remedies with respect to the Loans and the related Collateral and under the Loan Documents as those which have been transferred to the Issuer with respect to the related Loan.

(b) If the Servicer commences a legal proceeding to enforce a Defaulted Loan pursuant to Section 5.15 or commences or participates in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Loan in the Loan Pool, the Issuer will be deemed to have automatically assigned such Loan to the Servicer immediately prior to the commencement of any such legal proceeding, for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer, pursuant to this Section 5.02(b), to execute and deliver, on behalf of itself and the Issuer, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Loan on the grounds that it is not a real party in interest or a holder entitled to enforce the Loan, then the Owner Trustee will, at the Servicer’s expense and direction, take steps on behalf of the Issuer to enforce the Loan, including bringing suit in the Issuer’s name.

Section 5.03 Administration

The Servicer will act as administrator for the Issuer and the Owner Trustee under the Transaction Documents and will provide the notices and perform all other obligations required to be provided or performed by the Issuer and/or the Owner Trustee under the Transaction Documents. The Servicer shall monitor the performance of the Issuer and the Owner Trustee and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s or the Owner Trustee’s duties under the Transaction Documents. The Servicer shall prepare for execution by the Owner Trustee or Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Transaction Documents. The Servicer will also perform the accounting functions of the Issuer which the Owner Trustee is required to perform under the Trust Agreement, including but not limited to maintaining the books of the Issuer, filing tax returns for the Issuer and delivering tax-related reports to Noteholders, except Forms 1099 and Schedules K-1, which shall be the responsibility of the Indenture Trustee and Owner Trustee, respectively.

Section 5.04 Disposition upon Termination of Loan

Except in respect of Third Party Agented Loan, upon the termination of a Loan included in the Loan Pool as a result of a default by the Obligor thereunder, and upon any such Loan becoming a Defaulted Loan, the Servicer will use commercially reasonable efforts to dispose of any related Collateral for a purchase price equal to the fair market value thereof as reasonably determined by the Servicer.

Section 5.05 Subservicers

The Servicer may enter into servicing agreements with one or more subservicers (including any Affiliate of the Servicer) to perform all or a portion of the servicing functions on behalf of the Servicer; provided that, the Servicer shall remain obligated and be liable to the Issuer for servicing and administering the Loans in the Loan Pool in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Loans. The fees and expenses of the subservicer (if any) will be as agreed between the Servicer and its subservicer and neither the Owner Trustee, the Issuer, the Indenture Trustee, the Swap Counterparties nor the Holders will have any responsibility therefor. All actions of a subservicer taken pursuant to such a subservicer agreement will be taken as an agent of the Servicer with the same force and effect as though performed by the Servicer.

Section 5.06 Further Assurance

The Owner Trustee and the Indenture Trustee will, at the written request of the Servicer, furnish the Servicer, and the Servicer will furnish any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under this Agreement, the forms of which documents shall be prepared by the Servicer and submitted for execution to the Owner Trustee or the Indenture Trustee, as the case may be. The Servicer shall not, nor shall the Servicer permit any subservicer to, initiate any action in the Indenture Trustee’s name if such action were to require the Indenture Trustee to become registered to do business in any state in which it was not already registered and without both obtaining the Indenture Trustee’s written consent and indicating the Servicer’s or such subservicer’s representative capacity.

Section 5.07 Notice to Obligors

The Servicer will not be required to notify any Obligor that such Obligor’s Loan, or any security interest in such Loan or related Collateral, has been sold, transferred, assigned, or conveyed pursuant to this Agreement; provided that, in the event that the Servicer is replaced, then if the place for payment pursuant to any Loan is changed, except with respect to Third Party Agented Loans, the Successor Servicer must give each related Obligor prompt written notice of the appointment of the Successor Servicer and the place to which such Obligor should make payments pursuant to each such Loan.

Section 5.08 Collection Efforts; Modification of Loans; Release of Loan Files

(a) The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Loans in the Loan Pool as and when the same become due, and will follow those collection procedures which it follows with respect to all comparable loans that it services for itself or others.

(b) The Servicer may, subject to Sections 5.09 and 5.10, at the request of an Obligor and at the Servicer’s option, waive, modify or otherwise vary any provision of a Loan (including Prepayment Premiums and Late Charges) in accordance with its Credit and Collection Policy; provided that, (i) no such waiver, modification or variance shall be used to circumvent the Required Reserve Amount, (ii) except as provided in Sections 5.09, 5.10 and 5.15, no such waiver, modification or variance shall have a material adverse effect on the Noteholders or the Swap Counterparties, (iii) if any Loan becomes a Materially Modified Loan as a result of an Obligor’s inability to pay principal or interest, then the Loan shall be treated as a Delinquent Loan as of the payment date that would have been missed had such Loan not been so waived, modified or varied, and (iv) the Servicer may not reduce the interest rate payable by the Obligor with respect to a Loan unless the Global Weighted Average Spread is greater than or equal to the Minimum Global Weighted Average Spread after giving effect to the reduction, it being understood that a waiver of any Late Charges is not such a reduction. With respect to any Third Party Agented Loan, the Servicer, acting on behalf of the Issuer, shall not consent to any waiver, modification or variance in respect of such Loan that would be in violation of this Section 5.08(b). The Servicer shall not be in breach of its obligations under this Agreement by reason of any waiver, modification or variance taken by the administrative agent, syndicate agent or other Person acting in a similar capacity in respect of a Third Party Agented Loan taken by such agent or other Person pursuant to its own authority or at the direction of the requisite percentage of the lenders in violation of this Agreement if the Servicer, acting on behalf of the Issuer, did not consent to such waiver, modification or variance on behalf of the Issuer.

(c) Upon the payment in full of any Loan and the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or the deposit into the Collection Account of the purchase price of any Loan purchased by the Trust Depositor, the Servicer or another Person pursuant to this Agreement, or any other Transaction Document, the Servicer will immediately notify the Indenture Trustee by a certification in the form of Exhibit E attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Loan File. Upon receipt of such certification and request, the Indenture Trustee shall in accordance with Section 2.08(c) release, within two Business Days (if such request was received by 2:00 p.m. central time), the related Loan File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable by the Servicer and shall not be chargeable to the Collection Account or the Note Distribution Account.

(d) From time to time and as appropriate for the servicing or foreclosure of any Loan, the Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a certification in the form of Exhibit E attached hereto signed by a Servicing Officer, release the related Loan File to the Servicer within two Business Days (if such request was received by 2:00 p.m. central time), and the Indenture Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings. The Servicer shall return the Loan File to the Indenture Trustee when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Collection Account or the Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by the Requirements of Law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure or repossession of Collateral either judicially or non-judicially, and the Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to whom such Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated, the servicing receipt relating to such Loan shall be released by the Indenture Trustee to the Servicer.

(e) The Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents provided to it necessary to the foreclosure or trustee’s sale in respect of Collateral or to any legal action brought to obtain judgment against any Obligor on the Underlying Note (if any) or other agreement securing Collateral or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Underlying Note (if any) or other agreement securing Collateral or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Indenture Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise adversely affect the Lien of the agreement securing Collateral, except for the termination of such a Lien upon completion of the foreclosure or trustee’s sale. The Indenture Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Indenture Trustee by the Servicer or take any other action requested in such request that is, in the opinion of the Servicer as evidenced by such request, required or appropriate by any state or other jurisdiction to discharge the Lien securing Collateral upon the satisfaction thereof and the Indenture Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Indenture Trustee’s receipt of such certificate or documents. Such certificate or documents shall establish to the Indenture Trustee’s satisfaction that the related Loan has been paid in full by or on behalf of the Obligor (or subject to a deficiency claim against such Obligor) and that such payment has been deposited in the Collection Account.

(f) Notwithstanding anything contained in this Section 5.08 to the contrary, in no event may the Servicer possess in excess of 15 Loan Files (excluding Loan Files for Loans which have been paid in full or repurchased) at any given time.

(g) The initial Servicer shall (i) provide each Rating Agency with a written summary of any Specified Amendment and shall provide a copy of such Specified Amendment to Moody’s, in each case promptly after its execution, and, (ii) promptly upon request by either of S&P or Fitch, provide a copy of any such Specified Amendment to S&P and/or Fitch, as applicable; provided that with respect to any Specified Amendment to a Third Party Agented Loan, such copy shall be delivered as promptly as reasonably practicable following written notice to the Servicer of such Specified Amendment from the administrative agent, syndicate agent or other Person acting in a similar capacity in respect of such Loan. Such summary shall set forth a brief description of the reasons for, and the effect of, such Specified Amendment.

(h) With respect to each of the modifications described in clauses (a)-(d) of the definition of Specified Amendment, the initial Servicer may elect to submit the modified Loan to S&P to be re-rated. If the initial Servicer does not elect to have such Loan re-rated by S&P, then such Loan shall be deemed to be a Delinquent Loan as of the date that is 60 days after the effective date of the relevant Specified Amendment. Any Loan which is subject to a modification described in clause (e) of the definition of Specified Amendment will be deemed to be a Delinquent Loan upon the effectiveness of such Specified Amendment. If the initial Servicer elects to have such Loan re-rated by S&P, then at any time during such process, including up to 90 days after initial Servicer receives the revised rating of the Loan, the initial Servicer may repurchase such Loan at a repurchase price equal to the Transfer Deposit Amount. The provisions of this Section 5.08(h) shall not apply to modifications, amendments or variances that do not constitute Specified Amendments.

Section 5.09 Prepaid Loan

The Servicer may, at its option and in accordance with its Credit and Collection Policy, agree to permit a Loan in the Loan Pool that is not otherwise contractually prepayable by its terms to (a) prepay in part or (b) become a Prepaid Loan; provided that, if the Originator is acting as the Servicer hereunder, the Servicer will not permit the early termination or full prepayment of such a Loan unless (i) such early termination or full prepayment would not result in the Issuer receiving an amount (the “Prepayment Amount”) less than the sum of (A) the Outstanding Loan Balance on the date of such prepayment, plus any accrued and unpaid interest payments thereon and (B) any Unreimbursed Servicer Advances thereon (unless effectively waived and released by the Servicer) or (ii) if such early termination or full prepayment would result in the Issuer receiving a Prepayment Amount less than the amount set forth in clause (i), the Originator shall have agreed to pay the Issuer the difference between the Prepayment Amount actually paid and the amount set forth in clause (i) (such payment by the Originator also to be considered a Prepayment Amount).

Section 5.10 Acceleration

The Servicer, at its option and consistent with its Credit and Collection Policy, may accelerate (or elect not to accelerate) the maturity of all or any Scheduled Payments under any Loan in the Loan Pool under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period); provided that, promptly after such Loan becomes a Defaulted Loan, the Servicer shall either accelerate the Scheduled Payments due under the Loan or take other action in accordance with the Originator’s past practice, including foreclosing on the related Collateral, to realize upon the value of such Loan and the related Collateral to the fullest extent permitted by the terms of such Loan; it being understood that any action by the Servicer in respect of Agented Notes and Third Party Agented Loans shall be limited to the Issuer’s rights as a lender under the Loan Documents and any rights of the Servicer as agent under any Agented Note shall be limited by directions received from the requisite percentage of lenders under the related Loan Documents.

Section 5.11 Taxes

To the extent provided for in any Loan in the Loan Pool, the Servicer will make reasonable efforts to collect (or cause to be collected) all payments with respect to amounts due for taxes and assessments relating to such Loans and remit such amounts to the appropriate Governmental Authority on or prior to the date such payments are due.

Section 5.12 Insurance Premiums

To the extent provided for in any Loan in the Loan Pool, the Servicer will make reasonable efforts to collect (or cause to be collected) all payments with respect to amounts due for insurance premiums relating to such Loans or the Collateral and remit such amounts to the appropriate insurer on or prior to the date such payments are due.

Section 5.13 Remittances

The Servicer will service all Collections in accordance with Section 7.01 hereof.

Section 5.14 Servicer Advances

For each Collection Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan in the Loan Pool during such Collection Period was not received prior to the end of such Collection Period, the Servicer has the right to elect, but is not obligated, to make a Servicer Advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof) if the Servicer reasonably believes that the advance will be reimbursed by the related Obligor. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 11:00 a.m. (New York City time) on the related Transfer Date, in immediately available funds. The Servicer will be entitled to be reimbursed for Servicer Advances in accordance with the Priority of Payments.

Section 5.15 Realization upon Defaulted Loan

The Servicer will use its reasonable best efforts consistent with its Credit and Collection Policy in its servicing of Loans to repossess or otherwise comparably convert the ownership of any Collateral relating to a Defaulted Loan and will retain a sales agent to sell such Collateral consistent with its current practices. The Servicer will follow such other practices and procedures as it deems necessary or advisable and as are customary and usual in its servicing of loans and other actions by the Servicer in order to realize upon such Collateral, which practices and procedures may include reasonable efforts to enforce all obligations of Obligors and foreclosing upon and selling such Collateral at a public or private sale in such circumstances. Without limiting the generality of the foregoing, the Servicer may not sell any such Collateral without first using commercially reasonable efforts to obtain bids to purchase such Collateral from at least three Persons (other than the Servicer or any of its Affiliates). The Servicer may sell the Collateral to the highest bidder (if any bids are received) or the Servicer or an Affiliate may purchase the Collateral for a price equal to the highest bid, but in no event may the Servicer sell any Collateral for less than the then fair market value of the Collateral. If no bids are received and the Servicer has used commercially reasonable efforts to obtain such bids, the Servicer or an Affiliate may purchase the Collateral for a price equal to the then fair market value of such Collateral. Any such sale of the Collateral is to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Indenture Trustee setting forth the Loan, the Collateral, the sale price of the Collateral and certifying that such sale price is the fair market value of such Collateral. In any case in which any such Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Collateral unless it reasonably determines that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses. The Servicer will remit to the Collection Account the Liquidation Proceeds received in connection with the sale or disposition of Collateral relating to a Defaulted Loan in accordance with Section 7.01.

Section 5.16 Maintenance of Insurance Policies

Other than with respect to Third Party Agented Loans:

(a) The Servicer will use its reasonable best efforts to ensure that each Obligor maintains an Insurance Policy with respect to the related Collateral in an amount at least equal to the original Outstanding Loan Balance of the related Loan in the Loan Pool; provided that, the Servicer, in accordance with its Credit and Collection Policy, may allow Obligors to self-insure.

(b) Additionally, the Servicer will require that each Obligor maintain property damage insurance during the term of each Loan in the Loan Pool in amounts and against risks customarily insured against. If an Obligor fails to maintain property damage insurance, the Servicer may, but is under no obligation to, purchase and maintain such insurance on behalf of, and at the expense of, the Obligor in accordance with the Servicer’s Credit and Collection Policy. In connection with its activities as Servicer of the Loans, the Servicer agrees to present, on behalf of itself, the Issuer, the Indenture Trustee, the Swap Counterparties and the Holders, claims to the insurer under each Insurance Policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Loan and the Servicer’s Credit and Collection Policy.

Section 5.17 Other Servicer Covenants

The Servicer hereby covenants that:

(a) Loan Files. The Servicer will, at its own cost and expense, maintain copies of all Loan Files in its possession in accordance with its customary procedures. Without limiting the generality of the preceding sentence, the Servicer will not dispose of any documents constituting the Loan Files in any manner that is inconsistent with the performance of its obligations as the Servicer pursuant to this Agreement and will not dispose of any Loan except as contemplated by this Agreement.

(b) Compliance with Law. The Servicer will comply, in all material respects, with all Requirements of Law applicable to the Servicer or the Loans in the Loan Pool; provided that, the Servicer may contest any such Requirements of Law in any reasonable manner that will not materially and adversely affect the value of (or the rights of the Indenture Trustee, the Holders or the Swap Counterparties with respect to) the Loan Assets.

(c) Obligations with Respect to Loans; Modifications. The Servicer will duly fulfill and comply with, in all material respects, all obligations on the part of the Trust Depositor to be fulfilled or complied with under or in connection with each Loan in the Loan Pool and will do nothing to impair the rights of the Indenture Trustee, the Holders or the Swap Counterparties in, to and under the Loan Assets. The Servicer will perform such obligations under the Loans in the Loan Pool and will not modify, waive or vary the Loans, except as otherwise permitted hereby. The Servicer will include in each Monthly Report and each Quarterly Report a description of any modifications to any covenants with respect to Loans in the Loan Pool.

(d) No Bankruptcy Petition. Prior to the date that is one year and one day (or, if longer, the preference period then in effect plus one day) after the payment in full of all amounts owing in respect of all outstanding Securities, the Servicer will not institute against the Trust Depositor, or the Issuer, or join any other Person in instituting against the Trust Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 5.17(d) will survive the termination of this Agreement.

(e) Location of Loan Files. The Loan Files shall remain at all times in the possession of the Indenture Trustee unless the Servicer requests that a Loan File be delivered to it in order to enforce the rights of the Issuer thereunder or for other purposes related to the servicing of the Loans, to the extent provided in Section 5.08.

(f) Regulatory Filings. The Servicer, on behalf of the Trust Depositor, shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Commission and any state securities authority as may be necessary or that the Trust Depositor deems advisable to comply with any federal or state securities or reporting requirements laws.

(g) Modification of Credit and Collection Policy. The Servicer shall not amend or modify its Credit and Collection Policy in a manner that would have a material adverse effect on the Holders or the Swap Counterparties.

(h) Swap Covenants. So long as any of the Offered Notes are outstanding, with the exception of the initial Interest Accrual Period, the Issuer will maintain Swap Transactions so that the aggregate notional amount of all Swap Transactions for any current or future calculation period thereunder will not be (x) less than the Outstanding Loan Balance of the Fixed Rate Loans for the corresponding Collection Period, plus, in the case of the current period, Principal Collections on Fixed Rate Loans or (y) greater than the amount specified in clause (x) above by more than the Fixed Rate Permitted Excess Amount.

So long as any of the Offered Notes are outstanding, with the exception of the initial Interest Accrual Period, if on any calculation date either:

(i) the then current aggregate notional amount of all Swap Transactions (x) is less than the then Outstanding Loan Balance of the Fixed Rate Loans plus Principal Collections on Fixed Rate Loans or (y) is greater than the amount specified in clause (x) above by more than the Fixed Rate Permitted Excess Amount; or

(ii) the aggregate notional amount for any future calculation period of all Swap Transactions (x) is less than the projected Outstanding Loan Balance of the Fixed Rate Loans for the corresponding Collection Period or (y) is greater than the amount specified in clause (x) above by more than the Fixed Rate Permitted Excess Amount;

then, not later than 1:00 p.m. (New York City time) on the Determination Date preceding the next Payment Date, the Servicer will notify the Indenture Trustee, the Swap Counterparties and the Rating Agencies of such event and one or more of the Swap Transactions will be reduced or amended, or the Issuer will enter into one or more additional Swap Transactions, as the case may be, so that, as applicable, the aggregate notional amount of the Swap Transactions will be equal to the Outstanding Loan Balance of the Fixed Rate Loans at the end of the corresponding Collection Period or as projected to be outstanding at the end of the corresponding Collection Period, plus, in the case of the current period, Principal Collections on the Fixed Rate Loans.

So long as any of the Offered Notes are outstanding, if on any calculation date either:

(1) the then current aggregate notional amount of all Swap Transactions (excluding any interest rate cap transactions) exceeds the then Aggregate Outstanding Principal Balance; or

(2) the aggregate notional amount of all Swap Transactions (excluding any interest rate cap transactions) for any future calculation period exceeds the projected Aggregate Outstanding Principal Balance for the corresponding Interest Accrual Period;

(3) then, not later than 1:00 p.m. (New York City time) on the Determination Date preceding the next Payment Date, the Servicer will notify the Indenture Trustee, the Swap Counterparties and the Rating Agencies of such event, and one or more Swap Transactions will be reduced or amended so that the aggregate notional amount of the Swap Transactions will not exceed the Aggregate Outstanding Principal Balance of the Notes for the corresponding Interest Accrual Period.

Each Swap shall provide that if at any time the Swap Counterparty, or, if the obligations of the Swap Counterparty are absolutely and unconditionally guaranteed (pursuant to a guaranty satisfying S&P’s published criteria relating to guarantees), the guarantor, no longer has a short-term debt rating of at least “A-1” by S&P or a long-term senior unsecured debt rating of at least “A+” by S&P if such Person does not have a short-term rating by S&P, then the Swap Counterparty shall take one of the following actions within 30 days following the date on which the Swap Counterparty or guarantor, as applicable, first failed to satisfy the foregoing ratings requirements:

(A) transfer all of its rights and obligations under the applicable Swap to a Substitute Swap Counterparty which is also a Qualified Swap Counterparty;

(B) obtain an absolute and unconditional guaranty (satisfying S&P’s published criteria regarding guarantees) from a Person which has a short-term debt rating of at least “A-1” by S&P or a long-term senior unsecured debt rating of at least “A+” by S&P if such Person does not have a short-term rating by S&P; or

(C) enter into an ISDA Credit Support Annex and, pursuant to such ISDA Credit Support Annex, post collateral acceptable to S&P;

provided that notwithstanding the foregoing, each Swap shall further provide that if at any time the Swap Counterparty, or, if the obligations of the Swap Counterparty are absolutely and unconditionally guaranteed (pursuant to a guaranty satisfying S&P’s published criteria relating to guarantees), the guarantor, no longer has a long-term senior unsecured debt rating of at least “BBB-” by S&P, then the Swap Counterparty shall, within 10 Business Days following the date on which the Swap Counterparty or guarantor, as applicable, first failed to satisfy the foregoing rating requirement, transfer all of its rights and obligations under the applicable Swap to a Substitute Swap Counterparty which is also a Qualified Swap Counterparty.

(i) Notice of Extension of Replenishment Period. Promptly following any extension of the Replenishment Period, the Servicer shall give written notice thereof to the Trustees, the Trust Depositor, the Rating Agencies and each Swap Counterparty at the addresses described in Section 13.04 hereof.

Section 5.18 Servicing Compensation

As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 5.19, the Servicer shall be entitled to receive a quarterly servicing fee in respect of any Collection Period (or portion thereof) prior to the termination of the Issuer (with respect to each Collection Period, the “Servicing Fee”) equal to the product of (a) the product of (i) 1% multiplied by (ii) a fraction, the numerator of which is the number of days in the related Collection Period and the denominator of which is 360; and (b) the Loan Pool Balance as of the beginning of the related Collection Period. The Servicing Fee is payable out of Interest Collections and from amounts on deposit in the Reserve Fund.

Section 5.19 Payment of Certain Expenses by Servicer

The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements for the Independent Accountants, the Owner Trustee (including with respect to an administrator acting on behalf of the Owner Trustee and the Issuer), the Indenture Trustee, taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement to be for the account of the Issuer or the Trust Depositor. The Servicer will be required to pay all reasonable fees and expenses (including, without limitation, legal fees and expenses) owing to the Owner Trustee or the Indenture Trustee in connection with the maintenance of the Trust Accounts. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment or reimbursement therefor other than (i) the Servicing Fee, and (ii) the reimbursement for Liquidation Expenses to the extent gross recoveries with respect to a Loan are sufficient, after payment of all principal and finance charges due with respect to such Loan, to cover such expenses.

Section 5.20 Records

The Servicer shall, during the period it is Servicer hereunder, maintain such books of account and other records as will enable the Owner Trustee and the Indenture Trustee to determine the status of each Loan.

Section 5.21 Inspection

(a) At all times during the term hereof, the Servicer shall afford the Owner Trustee and the Indenture Trustee and their respective authorized agents reasonable access upon reasonable prior notice during normal business hours to the Servicer’s or any subservicer’s records relating to the Loans and the Servicer’s performance or observance of the terms of this Agreement. The Servicer and any subservicer will cause its personnel to assist in any examination of such records by the Owner Trustee or the Indenture Trustee, or such authorized agents, and allow copies of the same to be made. The examination referred to in this Section 5.21(a) will be conducted in a manner that does not unreasonably interfere with the Servicer’s or subservicer’s normal operations or customer or employee relations. Without otherwise limiting the scope of the examination, the Owner Trustee or the Indenture Trustee may, using generally accepted audit procedures, verify the status of each Loan and review the Computer Records and other records relating thereto for conformity to Monthly Reports and Quarterly Reports prepared pursuant to Article IX and compliance with the standards represented to exist as to each Loan in this Agreement. The right of the Owner Trustee and the Indenture Trustee and their agents to conduct such inspections shall be limited to once per calendar year unless an Event of Default or Servicer Default has occurred and is continuing.

(b) At all times during the term hereof, the Servicer shall keep available a copy of the List of Loans at its principal executive office for inspection by the Indenture Trustee and Swap Counterparties. The Indenture Trustee may furnish a copy of the List of Loans to any Holder upon request.

(c) The Servicer shall, if given reasonable notice by the Indenture Trustee after the end of any Collection Period, provide the Indenture Trustee with a copy of the Computer Record.

(d) For so long as any of the Notes are Outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, (1) the Servicer will provide or cause to be provided to any Holder of such Notes and any prospective purchaser thereof designated by such Holder, upon the request of such a Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Notes conducted in accordance with Rule 144A.

Section 5.22 The Backup Servicer

(a) The Issuer, the Indenture Trustee and the Trust Depositor hereby appoint Wells Fargo Bank, National Association to act as Backup Servicer in accordance with the terms of this Agreement. Wells Fargo Bank, National Association hereby accepts such appointment and agrees to perform the duties and responsibilities with respect thereto set forth herein.

(b) The Backup Servicer shall perform the following duties and obligations:

(i) On or before the Closing Date, the Backup Servicer shall accept from the Servicer delivery of the information required to be set forth in the Monthly Reports and Quarterly Reports in hard copy and in an agreed upon electronic format.

(ii) Not later than 12:00 noon New York time two Business Days prior to each Determination Date, the Servicer shall provide to the Backup Servicer and the Backup Servicer shall accept delivery of tape in an agreed upon electronic format (the “Tape”) from the Servicer, which shall include but not be limited to the following information: (x) for each Loan, the (1) Loan number, (2) legal name of the related Obligor, (3) state or country of the Obligor’s chief executive office, (4) SIC Code, (5) outstandings at cost, (6) type of Loan (i.e., term Loan or revolving Loan), (7) type of security interest (i.e., senior or subordinated), (8) term payment type (i.e., amortizing or balloon), (9) origination date, (10) maturity date, (11) benchmark for the Loan’s interest rate, (12) margin, (13) frequency of Scheduled Payments, (14) controlling interest, (15) the collection status,

(16) the Loan status, (17) the Outstanding Loan Balance and (18) the date the current S&P Rating with respect to such Loan was issued and the date the current S&P Rating with respect to such Loan expires, (y) the Aggregate Outstanding Loan Balance, and (z) the Loan Pool Balance.

(iii) Prior to the related Payment Date, the Backup Servicer shall review the Quarterly Report to ensure that it is complete on its face and that the following items in such Quarterly Report have been accurately calculated, if applicable, and reported: (A) the Aggregate Outstanding Loan Balance, (B) the Backup Servicing Fee, (C) the Loans that are 30 or more days Delinquent (other than Defaulted Loans), (D) the Defaulted Loans, (E) the portfolio yield, (F) the principal and interest payments due to Noteholders and (G) the Loan Pool Balance. The Backup Servicer shall notify the Indenture Trustee, the Initial Purchasers and the Servicer of any disagreements with the Quarterly Report based on such review not later than the Business Day preceding such Payment Date.

(iv) If the Servicer disagrees with the report provided under Section 5.22(b)(iii) by the Backup Servicer or if the Servicer or any subservicer has not reconciled such discrepancy, the Backup Servicer agrees to confer with the Servicer to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the Servicer, if possible, and notify the Indenture Trustee, the Swap Counterparties and the Initial Purchasers of the resolution thereof. The Servicer hereby agrees to cooperate, at its own expense, with the Backup Servicer in reconciling any discrepancies herein. If, within 20 days after the delivery of the report provided under Section 5.22(b)(iii) by the Backup Servicer, such discrepancy is not resolved, the Backup Servicer shall promptly notify the Servicer, the Indenture Trustee, the Swap Counterparties and the Initial Purchasers of the continued existence of such discrepancy. Following receipt of such notice by the Indenture Trustee, the Swap Counterparties and the Initial Purchasers, the Servicer shall deliver to the Indenture Trustee, the Swap Counterparties, the Initial Purchasers, and the Backup Servicer, no later than the related Payment Date, a certificate describing the nature and amount of such discrepancies and the actions the Servicer proposes to take with respect thereto.

(c) After the Servicer’s and Backup Servicer’s receipt of an effective notice of termination terminating the Servicer in accordance with this Agreement, all authority, power, rights and responsibilities of the Servicer under this Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Backup Servicer, and the Backup Servicer shall be deemed the successor Servicer, subject to and in accordance with the provisions of Section 8.03, as long as the Backup Servicer is not prohibited by Requirements of Law from fulfilling the same, as evidenced by an Opinion of Counsel; provided that if Wells Fargo is the Backup Servicer at any time when the Servicer’s authority, power, rights and responsibilities under this Agreement become vested in the Backup Servicer pursuant to this Section 5.22(c), Wells Fargo shall not be required to fulfill the Servicer’s obligations under Section 9.05(b) hereof.

(d) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) that may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

(e) As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee from the Servicer. The Backup Servicer’s entitlement to receive the Backup Servicing Fee (other than due and unpaid Backup Servicing Fees owed through such date) shall cease on the earliest to occur of: (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer, or (iii) the termination of this Agreement.

(f) The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any misconduct or negligence on the part of such agents, attorneys or custodians acting on the routine and ordinary day-to-day operations for and on behalf of the Backup Servicer. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement, other than damages or expenses that result from the gross negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.

(g) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any Tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the parties hereto each agree to look only to the Servicer to perform such obligations. With respect to Section 5.22(b), the Backup Servicer, in the performance of its duties and obligations hereunder, is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer. The Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than any agent, attorney or custodian acting on behalf of such Backup Servicer), including the Servicer (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than any agent, attorney or custodian acting on behalf of such Backup Servicer), (iii) the invalidity or unenforceability of any Loan under Requirements of Law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Loan, or (v) the acts or omissions of any successor Backup Servicer.

Section 5.23 [Reserved]

Section 5.24 Covenants of the Backup Servicer

The Backup Servicer hereby covenants that:

(a) The Backup Servicer will comply in all material respects with all Requirements of Law.

(b) The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges as a national banking association in good standing under the federal laws of the United States.

(c) The Backup Servicer shall perform in all material respects all of its obligations and duties under this Agreement.

Section 5.25 Appointment of Successor Backup Servicer; Successor Backup Servicer to Act

(a) The Backup Servicer may be removed, with or without cause, by the Required Holders or the Indenture Trustee, by notice given in writing to the Backup Servicer (the “Backup Servicer Termination Notice”). The Backup Servicer shall continue to perform all backup servicing functions under this Agreement until the date specified in the Backup Servicer Termination Notice or, if no such date is specified, until a date mutually agreed by the Backup Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of a Backup Servicer Termination Notice appoint a Successor Backup Servicer (the “Successor Backup Servicer”), and such Successor Backup Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and Owner Trustee; provided that if such Successor Backup Servicer is not an Affiliate of Wells Fargo Bank, National Association, the Indenture Trustee shall deliver prior written notice to S&P of its intention to appoint such Successor Backup Servicer.

(b) In the event that a Successor Backup Servicer has not been appointed and has not accepted its appointment at the time when the then Backup Servicer has ceased to act as Backup Servicer, the Indenture Trustee shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of at least $200,000,000 and whose regular business includes the backup servicing of loans similar to the Loans as the Successor Backup Servicer hereunder. The Successor Backup Servicer shall be the successor in all respects to the Backup Servicer in its capacity as Backup Servicer under this Agreement and the transactions set forth or provided for herein, shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Backup Servicer by the terms and provisions hereof, and the terminated Backup Servicer shall be relieved of such responsibilities, duties and liabilities arising after such backup servicer transfer (the “Backup Servicer Transfer”); provided that the Successor Backup Servicer shall not be liable for any acts or omissions of the Backup Servicer occurring prior to such Backup Servicer Transfer or for any breach by the Backup Servicer of any of its representations and warranties contained herein or in any related document or agreement. As compensation therefor, the Successor Backup Servicer shall be entitled to receive reasonable compensation equal to the quarterly Backup Servicing Fee from the Servicer. Notwithstanding anything else herein to the contrary, in no event shall the Issuer or the Indenture Trustee be liable for any Backup Servicing Fee or for any differential in the amount of the backup servicing fee paid hereunder and the amount necessary to induce any Successor Backup Servicer to act as Backup Servicer under this Agreement and the transactions set forth or provided for herein. The Issuer, the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

ARTICLE VI

COVENANTS OF THE TRUST DEPOSITOR

Section 6.01 Legal Existence

During the term of this Agreement, the Trust Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Trust Depositor and its Affiliates will be conducted on an arm’s-length basis.

Section 6.02 Loans Not to Be Evidenced by Promissory Notes

The Trust Depositor will take no action to cause any Loan not originally evidenced by an Underlying Note to be evidenced by an instrument (as defined in the UCC), except in connection with the enforcement or collection of such Loan.

Section 6.03 Security Interests

The Trust Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Loan in the Loan Pool or related Collateral, whether now existing or hereafter transferred to the Issuer, or any interest therein, except as expressly contemplated by this Agreement. The Trust Depositor will promptly notify the Owner Trustee, each Swap Counterparty and the Indenture Trustee upon obtaining knowledge of the existence of any Lien on any Loan in the Loan Pool or related Collateral, and the Trust Depositor shall defend the right, title and interest of the Issuer in, to and under the Loans in the Loan Pool and the related Collateral against all claims of third parties; provided that nothing in this Section 6.03 shall prevent or be deemed to prohibit the Trust Depositor from suffering to exist Permitted Liens upon any of the Loans in the Loan Pool or any related Collateral.

Section 6.04 Delivery of Collections

The Trust Depositor agrees to pay to the Servicer promptly (but in no event later than two Business Days after receipt) all Collections received by the Trust Depositor in respect of the Loans, for application in accordance with Section 7.05 hereof.

Section 6.05 Regulatory Filings

The Trust Depositor shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Issuer as may be necessary or that the Trust Depositor deems advisable to comply with any federal or state securities or reporting requirements laws.

Section 6.06 Compliance with Law

The Trust Depositor hereby agrees to comply in all material respects with all Requirements of Law applicable to the Trust Depositor.

Section 6.07 Activities; Transfers of Notes or Certificates by Trust Depositor

The Trust Depositor shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not directly related to the transactions contemplated and authorized by this Agreement or the other Transaction Documents; provided that the Trust Depositor may purchase and sell (or grant Liens in respect of) assets similar to the Loan Assets to other Persons in securitization or other non-recourse financing transactions involving the Originator or any of its Affiliates on terms and conditions (with respect to liabilities and restrictions on its activities, as well as restrictions on its interactions with the Originator or its Affiliates, relevant to the “bankruptcy remoteness” or “substantive consolidation” analysis relating to the Trust Depositor) substantially similar to the terms and conditions applicable to the Trust Depositor under the Transaction Documents, so long as the Holders and the Swap Counterparties are not materially and adversely affected thereby and the Rating Agency Condition is satisfied. Notwithstanding anything to the contrary contained herein, the Trust Depositor may assign, transfer, convey or finance all or any portion of any Class of Notes or Certificates owned by it provided such assignment, transfer, conveyance or financing is done in accordance with the terms of Section 4.02 of the Indenture.

Section 6.08 Indebtedness

The Trust Depositor shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (i) obligations incurred under this Agreement and the other Transaction Documents, (ii) liabilities incident to the maintenance of its corporate existence in good standing or (iii) liabilities necessarily incurred to facilitate securitizations referred to in the proviso in Section 6.07.

Section 6.09 Guarantees

The Trust Depositor shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise except in connection with the transactions described in Section 6.07.

Section 6.10 Investments

The Trust Depositor shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except (i) for purchases of Loans from the Originator or as otherwise contemplated by the Transaction Documents, (ii) for investments in Eligible Investments in accordance with the terms of this Agreement, (iii) as may be necessary to facilitate securitizations referred to in the proviso in Section 6.07 or (iv) for acquisition of the Class E Note and the Certificate. Without limiting the generality of the foregoing, the Trust Depositor shall not: (i) provide credit to any Holder for the purpose of enabling such Holder to purchase any Securities or (ii) lend any money to the Issuer.

Section 6.11 Merger; Sales

The Trust Depositor shall not enter into any transaction of merger or consolidation, liquidate or dissolve itself (or suffer any liquidation or dissolution), acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

Section 6.12 Distributions

The Trust Depositor shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Trust Depositor or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its member interests now or hereafter outstanding, except that, so long as no Event of Default has occurred and is continuing, no Event of Default would occur as a result thereof or after giving effect thereto, and the Trust Depositor would continue to be Solvent as a result thereof and after giving effect thereto, the Trust Depositor may declare and pay distributions to its members.

Section 6.13 Other Agreements

The Trust Depositor shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement, the other Transaction Documents to which it is a party, any agreement relating to the Trust Depositor’s disposition of any Notes or the Certificate which it holds and any agreement relating to another securitization transaction permitted by Section 6.07; nor shall it amend or modify without the prior satisfaction of the Rating Agency Condition the provisions of its organizational documents which relate to its bankruptcy remote nature or separateness covenants as required by the Rating Agencies or in connection with the substantive non-consolidation opinion delivered on the Closing Date, or issue any power of attorney except to the Owner Trustee, the Indenture Trustee or the Servicer in accordance with the Transaction Documents.

Section 6.14 Separate Legal Existence

The Trust Depositor shall:

(i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Trust Depositor will not be diverted to any other Person or for other than authorized uses of the Trust Depositor.

(ii) Ensure that, to the extent that it shares the same officers or other employees as any of its members or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iii) Ensure that, to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Trust Depositor contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Trust Depositor and any of its Affiliates shall be only on an arm’s-length basis.

(iv) To the extent that the Trust Depositor and any of its members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(v) Conduct its affairs strictly in accordance with its Certificate of Formation and limited liability company operating agreement and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special members’ and managers’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(vi) Take or refrain from taking, as applicable, each of the activities specified in the “substantive consolidation” opinion of Winston & Strawn LLP, delivered on the Closing Date, upon which the conclusions expressed therein are based.

Section 6.15 Liability of Trust Depositor and Others

The Trust Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Trust Depositor under this Agreement. The Trust Depositor and any director, officer, employee or agent of the Trust Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Trust Depositor and any director, officer, employee or agent of the Trust Depositor shall be reimbursed by the Indenture Trustee for any liability or expense incurred by reason of the Indenture Trustee’s willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of its duties hereunder, or by reason of the reckless disregard of its obligations and duties hereunder. The Trust Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

Section 6.16 Bankruptcy Limitations

The Trust Depositor shall not, without the affirmative vote of a majority of the managers of the Trust Depositor (which must include the affirmative vote of at least one duly appointed Independent manager) (a) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the limited liability company or a substantial part of its property, (e) make a general assignment for the benefit of creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any limited liability company action in furtherance of the actions set forth in clauses (a) through (f) above; provided that no manager may be required by any member of the Trust Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Trust Depositor so long as it is Solvent.

Section 6.17 Chief Executive Office

During the term of this Agreement, the Trust Depositor will maintain its chief executive office in one of the States of the United States.

ARTICLE VII

ESTABLISHMENT OF ACCOUNTS; DISTRIBUTIONS; RESERVE FUND

Section 7.01 Trust Accounts; Collections

(a) On or before the Closing Date, the Trust Depositor shall establish the Collection Account (including two sub-accounts: the Interest Collection Account and the Principal Collection Account), the Note Distribution Account and the Reserve Fund, each with and in the name of the Indenture Trustee for the benefit of the Holders and the Swap Counterparties. The Indenture Trustee, for the benefit of the Noteholders and the Swap Counterparties, shall establish a single, segregated trust account in accordance with the provisions of each Swap, referred to as the “Swap Counterparty Collateral Account.” The Servicer and Indenture Trustee are hereby required to ensure that each of the Trust Accounts is established and maintained as an Eligible Deposit Account with a Qualified Institution. If any institution with which any of the accounts established pursuant to this Section 7.01(a) are established ceases to be a Qualified Institution, the Servicer, or if the Servicer fails to do so, the Indenture Trustee (as the case may be) shall within ten Business Days establish a replacement account at a Qualified Institution after notice of such event. The Indenture Trustee and the Servicer shall insure that each Qualified Institution maintaining an Eligible Deposit Account agrees in writing to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such account without the further consent of the Trust Depositor or Issuer. The Trust Depositor and the Issuer agree and acknowledge that the Indenture Trustee is to have “control” (within the meaning of the UCC) of collateral comprised of “Investment Property” (within the meaning of the UCC) for all purposes of this Agreement. For all purposes of this Agreement, the Indenture Trustee’s “jurisdiction” in respect of matters governed by the UCC shall be the State of Minnesota.

(b) The Servicer shall deposit or cause to be deposited, without deposit into any intervening account, into the Collection Account not later than two Business Days following the actual receipt of such remittance by the Servicer, all Collections on deposit with the Servicer in the form of available funds and all Collections otherwise received by the Servicer. Collections constituting Interest Collections shall be deposited in the Interest Collection Account, and Collections constituting Principal Collections shall be deposited in the Principal Collection Account.

(c) [Reserved].

(d) [Reserved].

(e) Notwithstanding Section 7.01(b), if (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan in the Loan Pool and such Collection was received by the Servicer in the form of a check that is not honored for any reason, or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 7.02 Reserve Fund Deposit

On the Closing Date, the Issuer shall deposit the Reserve Fund Initial Deposit into the Reserve Fund from the net proceeds of the sale of Securities.

Section 7.03 Trust Account Procedures

(a) If the Servicer so directs in writing, the Indenture Trustee shall accept such directions as directions of the Issuer and shall invest the amounts in the Trust Accounts in Qualified Eligible Investments of the type specified in such written direction that mature or are withdrawable not later than one Business Day prior to the next succeeding Payment Date, except in the case of investments of Unused Proceeds, that mature not later than the date that is four months following the Closing Date. Once such funds are invested, the Indenture Trustee shall not change the investment of such funds. Funds in the Trust Accounts not so invested must be insured to the extent permitted by law by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. Subject to the restrictions herein, the Indenture Trustee may purchase a Qualified Eligible Investment from itself or an Affiliate. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 7.03. All Investment Earnings on investments of funds in the Trust Accounts (other than any Swap Counterparty Collateral Account) shall be deposited in the Collection Account pursuant to Section 7.01 and distributed on the next Payment Date pursuant to Section 7.05. The Trust Depositor and the Issuer agree and acknowledge that the Indenture Trustee is to have “control” (within the meaning of Section 9-104 of the UCC as enacted in New York) of collateral comprised of “Investment Property” (within the meaning of Section 9-102 of the UCC as enacted in New York) for all purposes of this Agreement. For all purposes of this Agreement, the Indenture Trustee’s “jurisdiction” in respect of matters governed by the UCC shall be the State of Minnesota. In the absence of timely written direction from the Servicer, the Indenture Trustee shall invest amounts in the Trust Accounts in Qualified Eligible Investments of the type specified in clause (vi) of the definition of Eligible Investments herein.

(b) [Reserved].

(c) On each Determination Date, the Servicer shall instruct the Indenture Trustee to, and on each Payment Date the Indenture Trustee shall, transfer to the Note Distribution Account, for distribution as provided in Section 7.05, all Interest Collections and Principal Collections on deposit in the Collections Account, all funds on deposit in the Reserve Fund and all Investment Earnings from the Trust Accounts.

(d) During the Pre-Funding Period and the Replenishment Period, the Servicer may instruct the Indenture Trustee to, and on the related Subsequent Transfer Date the Indenture Trustee shall, withdraw Principal Collections from the Principal Collection Account to be applied to the purchase of Additional Loans in accordance with, and subject to compliance with the requirements set forth in, Section 2.05.

(e) Prior to the expiration of the Substitution Period, the Servicer may instruct the Indenture Trustee to, and on the related Subsequent Transfer Date the Indenture Trustee shall, withdraw funds from the Principal Collection Account to be applied to the acquisition of one or more Substitute Loans as contemplated by Section 2.04(a), to the extent of funds deposited by the Originator for such purpose.

Section 7.04 Holder Distributions

(a) Each Holder as of the related Record Date shall be paid on the next succeeding Payment Date by check mailed to such Holder at the address for such Holder appearing on the Note Register or Certificate Register, as the case may be, or by wire transfer if such Holder provides written instructions to the Indenture Trustee, or Owner Trustee, respectively, at least ten days prior to such Payment Date.

(b) The Indenture Trustee shall serve as the Paying Agent hereunder and shall make the payments to the Holders required hereunder. The Indenture Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Holders.

Section 7.05 Allocations and Distributions

(a) On each Determination Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw, and on the related Payment Date the Indenture Trustee shall withdraw, from the Note Distribution Account the sum of (i) all Interest Collections and (ii) all amounts from the Reserve Fund, to the extent there are sufficient funds, to distribute to the following parties in the following order of priority:

First, pro rata, based on the amounts owed to such Persons under this clause First, to the Swap Counterparties, any Net Trust Swap Payments for the current and any prior Payment Dates owing to the Swap Counterparties under the Interest Rate Swaps (other than Swap Breakage Costs) together with interest accrued thereon; provided that following the occurrence of an Event of Default, Swap Breakage Costs shall be payable pursuant to this clause First in an amount not to exceed $500,000 in the aggregate, together with interest accrued thereon;

Second, pro rata to each Person entitled to such payment, based on the amounts payable under this clause Second, Administrative Expenses, subject to the limitations set forth in the definition thereof;

Third, to the Servicer, from Interest Collections received from the specific Loans for which such Servicer Advances were made, reimbursement for the amount of such Servicer Advances relating to interest on such Loans;

Fourth, to the Servicer an amount equal to the quarterly Servicing Fee, together with any amounts in respect of the Servicing Fee that were due in respect of prior Collection Periods that remain unpaid;

Fifth, to the Class A Noteholders, the Class A Interest Amount for the related Interest Accrual Period and any Class A Interest Shortfall;

Sixth, to the Class B Noteholders, the Class B Interest Amount for the related Interest Accrual Period and any Class B Interest Shortfall;

Seventh, to the Class C Noteholders, the Class C Interest Amount for the related Interest Accrual Period and any Class C Interest Shortfall;

Eighth, to the Class D Noteholders, the Class D Interest Amount for the related Interest Accrual Period and any Class D Interest Shortfall;

Ninth, (i) prior to the occurrence of an Event of Default, an amount equal to the Additional Principal Amount, to be paid as follows:

(1) to the Class A Noteholders until the Outstanding Principal Balance of the Class A Notes is reduced to zero;

(2) to the Class B Noteholders, the Class B Accrued Payable, if any;

(3) to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes is reduced to zero;

(4) to the Class C Noteholders, the Class C Accrued Payable, if any;

(5) to the Class C Noteholders until the Outstanding Principal Balance of the Class C Notes is reduced to zero;

(6) to the Class D Noteholders, the Class D Accrued Payable, if any;

(7) to the Class D Noteholders until the Outstanding Principal Balance of the Class D Notes is reduced to zero; and

(ii) following the occurrence of an Event of Default, the Interest Distributable Amount will be treated as funds available for principal distributions and will be distributed pursuant to Section 7.05(c);

Tenth, to the Reserve Fund an amount, if any, which, when so deposited, causes the balance of the Reserve Fund to equal the Required Reserve Amount;

Eleventh, to the extent not paid by the Originator, any amounts due in respect of listing, the Offered Notes on the Irish Stock Exchange;

Twelfth, to the Servicer, reimbursement for the amount of any Servicer Advances relating to interest on Loans, to the extent not reimbursed pursuant to clause Third above;

Thirteenth, pro rata, based on the amounts owed to such Persons under this clause Thirteenth, to the Swap Counterparties, any unpaid Swap Breakage Costs together with interest accrued thereon;

Fourteenth, pro rata, based on the amounts owed to such Persons under this clause Fourteenth, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, to the extent not paid pursuant to clause Second due to the limitations set forth therein, amounts owed to such parties for fees and expenses and other amounts, including such amounts related to indemnification and, to a Successor Servicer, any Additional Servicing Fee; and

Fifteenth, to the Owner Trustee for payment to the Certificateholder, any remaining amounts.

(b) On each Determination Date which is a Pro Rata Payment Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw, and on the Payment Date the Indenture Trustee shall withdraw, from the Note Distribution Account all Principal Collections and funds remaining on deposit therein, to the extent there are sufficient funds, to distribute to the following parties in the following order of priority:

First, to the Servicer, from Principal Collections received from the specific Loans for which Servicer Advances were made, reimbursement for the amount of such Servicer Advances relating to the principal on such Loans;

Second, during the Pre-Funding Period and the Replenishment Period, all remaining Principal Collections shall be deposited to the Principal Collection Account to be used to purchase Additional Loans; provided that no Principal Collections constituting the Special Redemption Amount shall be deposited to the Principal Collection Account pursuant to this clause Second;

Third, after the Replenishment Period (or in the case of the Special Redemption Amount, on any Payment Date), to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholder, pro rata until the Outstanding Principal Balance of each such Class of Notes is reduced to zero;

Fourth, to the Servicer, reimbursement for the amount of any Servicer Advances relating to principal (and, after the occurrence of an Event of Default, interest) on the Loans, to the extent not previously reimbursed;

Fifth, to the Servicer, an amount equal to its accrued and unpaid quarterly Servicing Fee, to the extent not previously paid;

Sixth, pro rata, based on the amounts owed to such Persons under this clause Sixth, to the Swap Counterparties, any unpaid Swap Breakage Costs together with interest accrued thereon;

Seventh, pro rata, based on the amounts owed to such Persons under this clause Seventh, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, to the extent not previously paid, amounts owed to such parties for fees and expenses and other amounts, including such amounts related to indemnification and, to a Successor Servicer, any Additional Servicing Fee;

Eighth, to the extent not paid by the Originator, any amounts due in respect of the listing of the Offered Notes on the Irish Stock Exchange; and

Ninth, to the Owner Trustee for payment to the Certificateholder, any remaining amounts.

With respect to pro rata payments of principal of the Notes as described in Section 7.05(b), payments shall be made pro rata to the Classes of Notes then Outstanding based on the respective original Outstanding Principal Balances of such Classes of Notes with respect to which such payments are made. If on any Pro Rata Payment Date the Outstanding Principal Balance of any Class of Notes shall be reduced to zero after application of any payments in respect of principal on such Payment Date, the amount remaining for distribution in respect of principal on such date shall be distributed pro rata to the Classes of Notes which then have Outstanding Principal Balances based on the respective original principal amounts of such Classes of Notes.

(c) On each Determination Date relating to a Sequential Payment Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw, and on the Payment Date the Indenture Trustee shall withdraw, from the Note Distribution Account all Principal Collections and funds remaining on deposit therein, to the extent there are sufficient funds, to distribute to the following parties in the following order of priority:

First, to the Servicer, from Principal Collections received from the specific Loans for which Servicer Advances were made, reimbursement for the amount of such Servicer Advances relating to the principal on such Loans;

Second, to the Class A Noteholders, an amount equal to any unpaid Class A Interest Amount for the related Interest Accrual Period and any unpaid Class A Interest Shortfall;

Third, to the Class A Noteholders, until the Outstanding Principal Balance of the Class A Notes equals zero;

Fourth, to the Class B Noteholders, first, an amount equal to any Class B Interest Amount for the related Interest Accrual Period and any unpaid Class B Interest Shortfall, and second, the Class B Accrued Payable, in each case to the extent not previously paid;

Fifth, to the Class B Noteholders, until the Outstanding Principal Balance of the Class B Notes equals zero;

Sixth, to the Class C Noteholders, first, an amount equal to any Class C Interest Amount for the related Interest Accrual Period and any unpaid Class C Interest Shortfall, and second, the Class C Accrued Payable, in each case to the extent not previously paid;

Seventh, to the Class C Noteholders, until the Outstanding Principal Balance of the Class C Notes equals zero;

Eighth, to the Class D Noteholders, first, an amount equal to any Class D Interest Amount for the related Interest Accrual Period and any unpaid Class D Interest Shortfall, and second, the Class D Accrued Payable, in each case to the extent not previously paid;

Ninth, to the Class D Noteholders, until the Outstanding Principal Balance of the Class D Notes equals zero;

Tenth, to the Servicer, reimbursement for the amount of any Servicer Advances relating to principal (and, after the occurrence of an Event of Default, interest) on the Loans, to the extent not previously reimbursed;

Eleventh, to the Servicer, an amount equal to its accrued and unpaid quarterly Servicing Fee, to the extent not previously paid;

Twelfth, pro rata, based on the amounts owed to such Persons under this clause Twelfth, to the Swap Counterparties, any unpaid Swap Breakage Costs together with interest accrued thereon;

Thirteenth, pro rata, based on the amounts owed to such Persons under this clause Thirteenth, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, to the extent not previously paid, amounts owed to such parties for fees and expenses and other amounts, including such amounts related to indemnification and, to a Successor Servicer, any Additional Servicing Fee;

Fourteenth, to the extent not paid by the Originator, any amounts due in respect of the listing of the Offered Notes on the Irish Stock Exchange;

Fifteenth, to the Holder of the Class E Note until the Outstanding Principal Balance of the Class E Note is reduced to zero; and

Sixteenth, to the Owner Trustee for payment to the Certificateholder, any remaining amounts.

(d) If on any Payment Date, the aggregate amounts on deposit in the Collection Account and the Reserve Fund are greater than or equal to the sum of (i) the Aggregate Outstanding Principal Balance, (ii) the interest accrued thereon, (iii) any accrued and unpaid Servicing Fee, (iv) unreimbursed Servicer Advances and (v) amounts owed to the Swap Counterparties, including Swap Breakage Costs, the Indenture Trustee, the Backup Servicer and the Owner Trustee, the amounts on deposit in the Reserve Fund will be deposited in the Collection Account and all such amounts on deposit shall be used to redeem the Notes in full. The redemption price will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest through the date of redemption. It shall be a condition precedent to such redemption that all Swap Transactions then outstanding under any Swaps then in effect shall be terminated and all amounts payable to the Swap Counterparties, including Swap Breakage Costs, upon such termination shall be paid in full.

Section 7.06 Determination of LIBOR

(a) The Indenture Trustee will determine the interest rate for each Interest Accrual Period by determining the rate for deposits in U.S. Dollars for a period of three months (the “Three-Month Index Maturity”) which appears on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding (i) in the case of the first Interest Accrual Period, the Closing Date, and (ii) in the case of each subsequent Interest Period, the first day of such Interest Accrual Period (“LIBOR”). If the Three-Month Index Maturity does not appear on Reuters Screen LIBOR01 at such time, the rate for that Interest Accrual Period will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable rate. “USD-LIBOR-Reference Banks” means that the interest rate for an Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding the beginning of that Interest Accrual Period to prime banks in the London interbank market for the Three-Month Index Maturity commencing on the beginning of that Interest Accrual Period and in a Representative Amount. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Indenture Trustee, at approximately 11:00 a.m., New York City time, on the beginning of that Interest Accrual Period for loans in U.S. Dollars to leading European banks for the Three-Month Index Maturity commencing at the beginning of that Interest Accrual Period and in a Representative Amount.

(b) With respect to an Interest Accrual Period having a designated maturity other than three months, LIBOR shall be determined through the use of a straight-line interpolation by reference to two rates calculated in accordance with Section 7.06(a), one of which shall be determined as if the maturity of the U.S. Dollar deposits referred to therein were the period of time for which rates are available next shorter than such Interest Accrual Period, and the other of which shall be determined as if the maturity were the period of time for which rates are available next longer than such Interest Accrual Period.

(c) The establishment of LIBOR by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the rates of interest applicable to the Notes, in the absence of manifest error, will be final and binding.

ARTICLE VIII

SERVICER DEFAULT; SERVICER TRANSFER

Section 8.01 Servicer Default

“Servicer Default” means the occurrence of any of the following:

(a) any failure by the Servicer to make any payment, transfer or deposit, or to give any instructions, notice or report to the Owner Trustee or the Indenture Trustee pursuant to this Agreement on or before the date occurring two Business Days after the date such payment, transfer or deposit, or such instruction, notice or report, is required to be made or given, as the case may be, under the terms of this Agreement;

(b) any failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement that has a material adverse effect on the Noteholders or the Swap Counterparties, which continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Noteholders, or the Indenture Trustee on behalf of such Noteholders aggregating not less than 25% of the Outstanding Principal Balance of any Class adversely affected thereby and (ii) the date on which the Servicer has actual knowledge thereof;

(c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders or the Swap Counterparties and which continues to be incorrect in any material respect for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer and the Owner Trustee by the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by

Noteholders, or by the Indenture Trustee on behalf of Noteholders aggregating not less than 25% of the Outstanding Principal Balance of any Class adversely affected thereby and (ii) the date on which the Servicer has actual knowledge thereof;

(d) an Insolvency Event shall occur with respect to the Servicer;

(e) the Servicer shall fail in any material respect to service the Loans in accordance with the Credit and Collection Policy; or

(f) the Servicer alters or amends the Credit and Collection Policy in a manner that has a material adverse effect on the Noteholders or the Swap Counterparties.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five Business Days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in clause (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other events beyond the Servicer’s control. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Owner Trustee, the Indenture Trustee, the Trust Depositor and each Swap Counterparty prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee, the Rating Agencies and each Swap Counterparty in writing of any Servicer Default.

Section 8.02 Servicer Transfer

(a) If a Servicer Default has occurred and is continuing, (x) the Required Holders, or (y) the Indenture Trustee, may, by written notice (a “Termination Notice”) delivered to the parties hereto and the Rating Agencies, terminate all (but not less than all) of the Servicer’s management, administrative, servicing, custodial and collection functions.

(b) Upon delivery of the notice required by Section 8.02(a) (or, if later, on a date designated therein), and on the date that a successor Servicer shall have been appointed pursuant to Section 8.03 (such appointment being herein called a “Servicer Transfer”), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise, shall pass to and be vested in such successor (the “Successor Servicer”) pursuant to and under this Section 8.02; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Loans. The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Loans in such electronic form as the Successor Servicer may reasonably request and (ii) any Loan Files in the Servicer’s possession. In addition, the Servicer shall permit access to its premises (including all computer records and programs) to the Successor Servicer or its designee, and shall pay the reasonable transition expenses of the Successor Servicer. Upon a Servicer Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee for performing the obligations of the Servicer.

Section 8.03 Appointment of Successor Servicer; Reconveyance; Successor Servicer to Act

(a) Upon delivery of the notice required by Section 8.02(a) (or, if later, on a date designated therein), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or, if no such date is specified, until a date mutually agreed by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of or receipt of a Termination Notice, appoint a Successor Servicer (which shall be the Backup Servicer, in accordance with Section 5.22(c)), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and Owner Trustee and a copy of such written assumption shall be provided promptly to Moody’s. If within 60 days of delivery of a Termination Notice the Backup Servicer does not accept appointment as the Successor Servicer, the Indenture Trustee is unable to obtain any bids from eligible servicers and the Servicer shall have yet to cure the Servicer Default, then the Indenture Trustee shall offer the Trust Depositor, and the Trust Depositor shall offer the Originator, the right to accept retransfer of all the Loan Assets, and such parties may accept retransfer of such Loan Assets in consideration of the Trust Depositor’s delivery to the Collection Account on or prior to the next upcoming Payment Date of a sum equal to the Aggregate Outstanding Principal Balance of all Securities (other than the Certificate) then outstanding, together with accrued and unpaid interest thereon through such date of deposit and all other amounts due and owing to any Person under the Transaction Documents, including amounts owing to each Swap Counterparty, including Swap Breakage Costs, it being a condition precedent to such retransfer that all Swap Transactions then outstanding under any Swaps then in effect shall be terminated and all amounts payable to the Swap Counterparties, including Swap Breakage Costs, upon such termination shall be paid in full; provided that, the Indenture Trustee, if so directed by the Required Holders in writing, need not accept and effect such reconveyance in the absence of evidence (which may include valuations of an investment bank or similar entity) reasonably acceptable to such Trustee or Required Holders that such retransfer would not constitute a fraudulent conveyance of the Trust Depositor or the Originator.

(b) In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the then Servicer has ceased to act as Servicer, the Indenture Trustee, without further action, shall automatically be appointed the Successor Servicer. Notwithstanding the foregoing, if the Indenture Trustee is legally unable or prohibited from so acting, it shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of at least $200,000,000 and whose regular business includes the servicing of loans similar to the Loans as the Successor Servicer hereunder. On or after a Servicer Transfer, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicer Transfer; provided that (i) the Successor Servicer will not assume any obligations of the Servicer described in Section 8.02, (ii) the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Servicer Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any related document or agreement and (iii) the terminated Servicer shall not be liable for any acts or omission of any Successor Servicer occurring on and after such Servicer Transfer or for any breach by any Successor Servicer of any of its representations and warranties contained herein or in any related document or agreement. As compensation therefor, the Successor Servicer shall be entitled to receive reasonable compensation equal to the quarterly Servicing Fee. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee or the Backup Servicer be liable for any Servicing Fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein. The Owner Trustee, Holders and the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. To the extent the terminated Servicer has made Servicer Advances, it shall be entitled to reimbursement of the same notwithstanding its termination hereunder, in accordance with the Priority of Payments, to the same extent as if it had continued to service the Loans hereunder.

Section 8.04 Notification to Holders and Swap Counterparties

(a) Promptly following the occurrence of any Servicer Default, the Servicer shall give written notice thereof to the Trustees, the Trust Depositor and each Rating Agency at the addresses described in Section 13.04 hereof, to each Swap Counterparty at its address as set forth in the applicable Swap, and to the Holders at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

(b) Within ten days following any termination of a Servicer or appointment of a Successor Servicer pursuant to this Article VIII, the Indenture Trustee shall give written notice thereof to each Rating Agency and the Trust Depositor at the addresses described in Section 13.04 hereof, to each Swap Counterparty at its address as set forth in the applicable Swap and to the Holders at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

Section 8.05 Effect of Transfer

(a) After a Servicer Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Loans and the Successor Servicer appointed pursuant to Section 8.03 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Loans.

(b) A Servicer Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer) other than those relating to the management, administration, servicing, custody or collection of the Loans.

Section 8.06 Database File

Upon reasonable request by the Indenture Trustee or the Backup Servicer, the Servicer will provide the Successor Servicer with a magnetic tape containing the database file for each Loan (a) as of the applicable Cut-Off Date, (b) thereafter, as of the last day of the preceding Collection Period and on the Determination Date prior to a Servicer Default and (c) on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Servicer Default.

Section 8.07 Successor Servicer Indemnification

The original Servicer shall defend, indemnify and hold the Successor Servicer and any officers, directors, employees or agents of the Successor Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees, and expenses that the Successor Servicer may sustain in connection with the claims asserted at any time by third parties against the Successor Servicer which result from (i) any willful or grossly negligent act taken or omission by the Servicer or (ii) a breach of any representations of the Servicer in Section 3.07 hereof. The indemnification provided by this Section 8.07 shall survive the termination of this Agreement and the removal or resignation of the Successor Servicer.

Section 8.08 Responsibilities of the Successor Servicer

(a) The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.

(b) The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Loan information. The current Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Successor Servicer.

(c) The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Trust Depositor or the Trustees or for any inaccuracy or omission in a notice or communication received by the

Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Loan under Requirements of Law or the breach or the inaccuracy of any representation or warranty made with respect to any Loan.

(d) If the Indenture Trustee or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to the benefits of (and subject to the provisions of) Section 5.05 concerning delegation of duties to subservicers.

Section 8.09 Rating Agency Condition for Servicer Transfer

Notwithstanding the foregoing provisions relating to a Servicer Transfer, no Servicer Transfer shall be effective hereunder unless prior written notice thereof shall have been given to the Rating Agencies, and the Rating Agency Condition shall have been satisfied with respect thereto.

ARTICLE IX

REPORTS

Section 9.01 Quarterly Reports; Compliance with Portfolio Criteria; Monthly Reports

(a) With respect to each Payment Date and the related Collection Period, the Servicer will provide to each of the Trustee, the Backup Servicer, each Rating Agency and the Initial Purchasers on the related Determination Date, in hard copy and in an agreed upon electronic format, a quarterly statement (a “Quarterly Report”) substantially in the form of Exhibit H hereto, which shall include reporting with respect to the Portfolio Criteria as applicable, as prepared by the Indenture Trustee. On each Payment Date, the Indenture Trustee will forward or make available to each Noteholder and each Swap Counterparty a copy of the Quarterly Report.

(b) Following the Effective Date, the Servicer will determine and report to the Indenture Trustee the extent of compliance of the Initial Loans with the Portfolio Criteria as of the Effective Date.

(c) Not later than the 10th Business Day of each month (excluding any month in which a Payment Date occurs), commencing in June 2007, the Servicer shall deliver or make available to each of the Trustee, the Backup Servicer, each Rating Agency and the Initial Purchasers, a monthly report (the “Monthly Report”) substantially in the form of Exhibit M hereto, with respect to the previous month (other than with respect to the Monthly Report delivered in June 2007).

Section 9.02 Officer’s Certificate

Each Monthly Report and Quarterly Report delivered pursuant to Section 9.01 shall be accompanied by a certificate of a Servicing Officer certifying the accuracy of the Monthly Report or Quarterly Report, as applicable, and that no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.

Section 9.03 Other Data

(a) The Servicer shall, upon the request of any Trustee, the Backup Servicer or any Rating Agency, furnish such Trustee, Rating Agency or the Backup Servicer, as the case may be, such underlying data used to generate a Monthly Report or Quarterly Report as may be reasonably requested. The Servicer will also forward to the Indenture Trustee, the Owner Trustee, each Swap Counterparty, each Rating Agency and the Initial Purchasers (a) within 60 days after each calendar quarter (except the fourth calendar quarter), commencing with the quarter ending June 30, 2007, the unaudited quarterly financial statement of the Servicer and (b) within 90 days after each fiscal year of the Servicer, commencing with the fiscal year ending December 31, 2007, the audited annual financial statement of the Servicer, together with the related report of the independent accountants to the Servicer; provided that so long as the Servicer is required under the Securities Act to file its financial statements with the Securities and Exchange Commission, the foregoing requirement to provide such financial statements to the Indenture Trustee, the Owner Trustee, the Backup Servicer, each Rating Agency, each Swap Counterparty and the Initial Purchasers shall not apply. On the Payment Date following the receipt of each such financial statements and report, the Indenture Trustee will forward to each Noteholder of record a copy of such financial statements and report.

(b) The Servicer will forward to Moody’s and S&P within 30 days after receipt by the Servicer, copies of all financial statements of Obligors then received by the Servicer with respect to the prior fiscal year of each Obligor.

(c) The Servicer will forward to Moody’s and S&P promptly upon request any additional financial information in the Servicer’s possession or reasonably obtainable by the Servicer as Moody’s and S&P shall reasonably request with respect to an Obligor as to which any Scheduled Payment is past due for at least 10 days.

(d) Upon any Loan becoming Delinquent, and without any request therefore by Moody’s and S&P, and promptly after receipt thereof by the Servicer, the Servicer will forward to Moody’s and S&P updated financial information with respect to the related Obligor.

(e) The Servicer will provide to the Rating Agencies such financial information, documents and other materials in the Servicer’s possession or reasonably obtainable by the Servicer as the Rating Agencies shall reasonably request in connection with any annual review and/or re-grading of the Loans and the related Obligors which the Rating Agencies may undertake.

(f) The Servicer will provide to each of (i) S&P, (ii) Moody’s and (iii) the Indenture Trustee, contemporaneously with the delivery of each Monthly Report and Quarterly Report, an Additional Loan Information Schedule.

(g) With respect to any Loan which has been specifically assigned a rating in connection with a credit estimate as to such Loan by Moody’s, the Servicer shall, on or prior to each anniversary of the rating of such Loan by Moody’s, submit to Moody’s a request to perform a renewal of the credit estimate on such Loan.

Section 9.04 Annual Report of Accountants

(a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates (but, for the avoidance of doubt, such accountants need not provide any audit or other services to the Servicer or its Affiliates in order to qualify to provide the report described herein), to deliver to the Indenture Trustee, the Owner Trustee, each Swap Counterparty, the Backup Servicer and each Rating Agency, on or before March 31 (90 days after the end of the Servicer’s fiscal year) of each year, beginning on March 31, 2008, a report addressed to the Board of Directors of the Servicer, the Indenture Trustee and the Owner Trustee indicating that the Independent Accountant has performed certain procedures as agreed by the Servicer, the Indenture Trustee (subject to the provisions of this Section 9.04(a)) and the Owner Trustee, whereby the Independent Accountant will obtain the Quarterly Report for two Collection Periods with respect to the 12 months ended the immediately preceding December 31 and, for each Quarterly Report, the Independent Accountant will agree certain amounts in the Quarterly Report to the Servicer’s computer, accounting and other reports, which will include in such report any amounts which were not in agreement. In the event such firm of Independent Accountants requires the Indenture Trustee to agree to the procedures performed by such firm of Independent Accountants, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(b) The Independent Accountant’s report shall also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

Section 9.05 Annual Statement of Compliance from Servicer; Obligor Financial Statements

(a) The Servicer will deliver to the Trustees, each Swap Counterparty and each of the Rating Agencies, within 90 days of the end of each fiscal year commencing with the year ending December 31, 2008, an Officer’s Certificate stating that (i) a review of the activities of the Servicer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (ii) to such officer’s knowledge, based on such review, the Servicer has fully performed or caused to be performed in all material respects all its obligations under this Agreement and no Servicer Default has occurred or is continuing, or, if there has been a Servicer Default, specifying each such default known to such officer and the nature and status thereof and the steps being taken or necessary to be taken to remedy such event. Any Holder may obtain a copy of such certificate by a request in writing to the Indenture Trustee, with respect to any Noteholder, or the Owner Trustee, with respect to any Certificateholder.

(b) The Servicer shall also provide to S&P and Moody’s annual financial statements for each Obligor of a Loan included in the Loan Pool as promptly as reasonably practicable after the end of the fiscal year of such Obligor, until such time as the related Loan has been paid in full or is no longer part of the Loan Pool. The Servicer shall notify S&P and Moody’s if any Obligor of a Loan included in the Loan Pool fails to provide annual financial statements within 135 days after the end of the fiscal year of each such Obligor.

Section 9.06 Annual Summary Statement

Within 90 days of the end of each fiscal year, commencing December 31, 2008, the Servicer shall prepare and provide to each Trustee, each Swap Counterparty and each Rating Agency a cumulative summary of the information required to be included in the Quarterly Reports for the Collection Periods ending during the immediately preceding calendar year.

Section 9.07 Reports of Foreclosure and Abandonment of Mortgaged Property

Each year the Servicer shall make the reports of foreclosures and abandonment of any mortgaged property included in the Collateral as and to the extent required by § 6050J of the Code (other than in respect of Third Party Agented Loans). Promptly after filing any such report with the Code, the Servicer shall provide the Indenture Trustee with an Officer’s Certificate certifying that such report has been filed.

Section 9.08 Notices

(a) Promptly upon Servicer becoming aware thereof, the Servicer shall furnish to the Indenture Trustee and each Swap Counterparty notice of the occurrence of any Event of Default or Servicer Default or of any situation which the Servicer reasonably expects to develop into an Event of Default or Servicer Default.

ARTICLE X

TERMINATION

Section 10.01 Optional Repurchase

(a) At any time during the Call Period, the Holder of the Class E Note shall have the option to direct the Issuer to repurchase for the Repurchase Price the Offered Notes then Outstanding, on any Payment Date after the date on which the Holder of the Class E Note provides notice of its election to cause the repurchase of the Notes pursuant to the Indenture and the other Transaction Documents. To exercise such option, the Holder of the Class E Note shall cause the Issuer to deposit in the Note Distribution Account, on or prior to the Payment Date upon which such Repurchase is to occur, an amount equal to the Repurchase Price, and such repurchase shall otherwise comply with the requirements of Section 10.02 of the Indenture.

(b) Notice of any repurchase pursuant to Section 10.01(a) shall be given by the Holder of the Class E Note to the Issuer, the Indenture Trustee and the Rating Agencies.

(c) Following the satisfaction and discharge of the Indenture, the payment in full of the principal of and interest on the Notes, the termination of all Swap Transactions then outstanding under all Swaps then in effect and the payment in full of all amounts, including Swap Breakage Costs, payable to such Swap Counterparties upon such terminations, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of the Indenture Trustee pursuant to this Agreement.

Section 10.02 Sale of Loan Assets

(a) Upon any sale of the assets of the Issuer pursuant to Section 9.02 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee in writing to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the “Insolvency Proceeds”) in the Collection Account. On the Payment Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Payment Date, on the Payment Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee in writing to allocate and apply (after the application on such Payment Date of Principal Collections and Interest Collections pursuant to Section 7.05) the Insolvency Proceeds as if (and in the same order of priority as) the Insolvency Proceeds were Principal Collections and Interest Collections being allocated and distributed on such date pursuant to Section 7.05(d).

(b) As described in Article IX of the Trust Agreement, notice of any termination of the Issuer shall be given by the Servicer to the Owner Trustee, the Indenture Trustee and each Swap Counterparty as soon as practicable after the Servicer has received notice thereof.

(c) Following the satisfaction and discharge of the Indenture, the payment in full of the principal of and interest on the Notes, the termination of all Swap Transactions then outstanding under all Swaps then in effect and the payment in full of all amounts, including Swap Breakage Costs, payable to such Swap Counterparties upon such terminations, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of the Indenture Trustee pursuant to this Agreement.

ARTICLE XI

REMEDIES UPON MISREPRESENTATION; REPURCHASE OPTION

Section 11.01 Repurchases of, or Substitution for, Loans for Breach of Representations and Warranties

Upon a discovery by the Servicer, the Trust Depositor or the Trustees of a breach of a representation or warranty of the Originator and the Trust Depositor as set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.04, or Section 3.05, or as made or deemed made in any Addition Notice or any Subsequent Purchase Agreement relating to Substitute Loans or Additional Loans, as applicable, that materially and adversely affects the interest of the Noteholders or any Swap Counterparty in a Loan (in either case without regard to the benefits of the Reserve Fund) (an “Ineligible Loan”), the party discovering the breach shall give prompt written notice to the other parties; provided that the Trustees shall have no duty or obligation to inquire or to investigate the breach by the Originator of any of such representations or warranties. The Trust Depositor and the Originator shall repurchase each such Ineligible Loan at a repurchase price equal to the Transfer Deposit Amount, not later than the next succeeding Determination Date following the date the Trust Depositor or the Originator becomes aware of, or receives written notice from any Trustee, the Servicer or the Trust Depositor of, any such breach or inaccuracy and which breach or inaccuracy has not otherwise been cured; provided that if the Trust Depositor and the Originator are able to effect a substitution for any such Ineligible Loan in compliance with Section 2.04, the Trust Depositor and the Originator may, in lieu of repurchasing such Loan, effect a substitution for such affected Loan with a Substitute Loan not later than the date a repurchase of such affected Loan would be required hereunder; and provided further that, with respect to a breach of a representation or warranty relating to the Loans in the aggregate and not to any particular Loan, the Trust Depositor and the Originator may select Loans (without adverse selection) to repurchase (or substitute for) such that, had such Loans not been included as part of the Loan Assets (and, in the case of a substitution, had such Substitute Loan been included as part of the Loan Assets instead of the selected Loan), there would have been no breach of such representation or warranty. Notwithstanding any other provision of this Agreement, the obligation of the Trust Depositor and the Originator described in this Section 11.01 shall not (a) terminate or be deemed released by any party hereto upon a Servicer Transfer pursuant to Article VIII or (b) include any obligation to make payment on account of a breach of a Loan by an Obligor subsequent to the date on which such Loan was transferred to the Issuer. The repurchase obligation described in this Section 11.01 is in no way to be satisfied with monies in the Reserve Fund.

Section 11.02 Reassignment of Repurchased or Substituted Loans

Upon receipt by the Indenture Trustee for deposit in the Collection Account of the amounts described in Section 2.04(a) or Section 11.01 (or upon the Subsequent Transfer Date related to a Substitute Loan described in Section 2.04(a) or Section 11.0l), and upon receipt of an Officer’s Certificate of the Servicer in the form attached hereto as Exhibit E, the Indenture Trustee and the Issuer shall assign to the Trust Depositor, and the Trust Depositor shall assign to the Originator, all of the Issuer’s and the Indenture Trustee’s (or Trust Depositor’s, as applicable) right, title and interest in the repurchased or substituted Loan and related Loan Assets without recourse, representation or warranty. Such reassigned Loan shall no longer thereafter be included in any calculations of Outstanding Loan Balances required to be made hereunder or otherwise be deemed a part of the Loan Pool.

ARTICLE XII

INDEMNITIES

Section 12.01 Indemnification by Servicer

The Servicer agrees to indemnify, defend and hold the Indenture Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), the Backup Servicer (as such and in its individual capacity), each Swap Counterparty (as such and in its individual capacity) and each Noteholder and the Certificateholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that such Person may sustain as a result of the material failure of the Servicer to perform its duties and service the Loans in compliance with the terms of this Agreement, except to the extent arising from (a) the gross negligence, willful misconduct or fraud by the Person claiming indemnification or (b) an Obligor’s financial difficulty. The Servicer shall immediately notify the Indenture Trustee and the Owner Trustee if a claim is made by any party with respect to this Agreement, and the Servicer shall assume (with the consent of the indemnified party) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim. The Servicer shall have no liability hereunder for any act or failure to act by the party responsible for the servicing of any Third Party Agented Loan.

Section 12.02 Indemnification by Trust Depositor

(a) The Trust Depositor agrees to indemnify, defend, and hold the Indenture Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), the Backup Servicer (as such and in its individual capacity), each Swap Counterparty (as such and in its individual capacity) and each Noteholder and the Certificateholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that such Person may sustain as a result of the material failure of the Trust Depositor to perform its duties in compliance with the terms of this Agreement and in the best interests of the Holders and the Swap Counterparties, except to the extent arising from (i) the gross negligence, willful misconduct or fraud by the Person claiming indemnification or (ii) an Obligor’s financial difficulty. The Trust Depositor shall immediately notify the Indenture Trustee and the Owner Trustee if a claim is made by a third party with respect to this Agreement, and the Trust Depositor shall assume (with the consent of the indemnified party) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim.

(b) The Trust Depositor agrees to indemnify, defend and hold harmless the Issuer, the Owner Trustee (as such and in its individual capacity), the Indenture Trustee and the Servicer from and against any taxes and penalties that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Transaction Documents, including any sales, gross receipts, general corporation, tangible personal property, Maryland personal property replacement privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Loans to the Issuer or the issuance and original sale of the Securities, or asserted with respect to ownership of the Loans, or federal or other income taxes arising out of distributions on the Certificate or the Notes) and costs and expenses in defending against the same.

(c) The Trust Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee (as such and in its individual capacity), and the Indenture Trustee, their officers, directors, agents and employees, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and, in the case of the Owner Trustee, in the Trust Agreement and, in the case of the Indenture Trustee, in the Indenture, and any other document or transaction contemplated in connection herewith or therewith, except to the extent that such cost, expense, loss, claim, damage or liability in the case of (i) the Owner Trustee, shall be due to the willful misfeasance, bad faith or gross negligence of the Owner Trustee, or shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement, or (ii) the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence of the Indenture Trustee.

(d) The Trust Depositor shall be liable directly to and will indemnify any injured party or any other creditor of the Issuer for all losses, claims, damages, liabilities and expenses of the Issuer to the extent that the Trust Depositor would be liable if the Issuer were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Trust Depositor were a general partner; provided that the Trust Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Certificate or a Holder in the capacity of an investor in the Notes. In addition, any third party creditors of the Issuer (other than in connection with the obligations described in the immediately preceding sentence for which the Trust Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph. The Certificate described in the Trust Agreement shall evidence the obligations of the Trust Depositor under this paragraph.

(e) The Originator and the Trust Depositor shall indemnify, defend and hold harmless the Owner Trustee (as such and in its individual capacity) and the Indenture Trustee, their officers, directors, agents and employees, from and against any loss, liability or expense incurred by reason of the Originator’s, the Trust Depositor’s or the Issuer’s violation of federal or state securities laws in connection with the offering and sale of the Notes.

Section 12.03 Liabilities to Obligors

No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Trustees, the Issuer, the Holders or the Swap Counterparties under or as a result of this Agreement and the transactions contemplated hereby.

Section 12.04 Tax Indemnification

(a) The Originator agrees to pay, and to indemnify, defend and hold harmless the Trust Depositor, the Issuer, the Trustees (as such and in their individual capacities), the Backup Servicer, the Holders and the Swap Counterparties from, any taxes that may at any time be asserted with respect to, and as of the date of, the transfer of the Loans to the Trust Depositor, the transfer by the Trust Depositor of the Loans to the Issuer and the further pledge by the Issuer to the Indenture Trustee, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Issuer and the issuance of the Notes and Certificate), and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Originator or the Servicer under this Agreement or imposed against the Issuer, the Trustees, the Backup Servicer, a Noteholder, a Certificateholder, a Swap Counterparty or otherwise. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section 12.04 shall not terminate upon a Servicer Transfer pursuant to Article VIII of this Agreement and shall survive any termination of this Agreement.

(b) The Originator agrees to pay and to indemnify, defend and hold harmless the Issuer, the Trustees (as such and in their individual capacities) and the Swap Counterparties, on an after-tax basis (as hereinafter defined), from any state or local personal property taxes, gross rent taxes, leasehold taxes or similar taxes that may at any time be asserted with respect to the ownership of the Loans (including security interests therein) and the receipt of rentals therefrom by the Issuer, and costs, expenses and reasonable counsel fees in defending against the same, excluding, however, taxes based upon or measured by gross or net income or receipts (other than taxes imposed specifically with respect to rentals). As used in this Section, the term “after-tax basis” shall mean, with respect to any payment to be received by an indemnified Person, that the amount to be paid by the Originator shall be equal to the sum of (i) the amount to be received without regard to this sentence, plus (ii) any additional amount that may be required so that, after reduction by all taxes imposed under any federal, state and local law, and taking into account any current credits or deductions arising therefrom, resulting either from the receipt of the payments described in both clauses (i) and (ii) hereof, such sum shall be equal to the amount described in clause (i) above.

Section 12.05 Adjustments

(a) The Originator agrees that, with respect to each Loan that provides for a prepayment amount less than the amount calculated in accordance with the definition of “Prepayment Amount”, the Originator shall indemnify the Trust Depositor or the Issuer as assignee thereof in an amount at least equal to the excess of the Prepayment Amount as calculated in accordance with the definition thereof over the amount otherwise payable upon prepayment of such Loan.

(b) The Originator hereby further agrees that if any real property collateral securing any Loan described in Section 3.02(c) hereof becomes the subject of any claims, proceedings, Liens or encumbrances with respect to any material violation or claimed material violation of any federal or state environmental laws or regulations, such Loan shall for all purposes hereunder be, at and following the time of discovery by the Originator, the Trust Depositor, the Servicer or any Trustee (it being understood and agreed that such Trustee is under no duty of investigation) of such fact, deemed an Ineligible Loan subject to the same remedial and recourse provisions hereunder as other Loans determined to be Ineligible Loans hereunder.

Section 12.06 Operation of Indemnities

Indemnification under this Article XII shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer, Trust Depositor or Originator has made any indemnity payments pursuant to this Article XII and the indemnified party thereafter collects any of such amounts from others, the indemnified party will repay such amounts collected to the Servicer, the Originator or the Trust Depositor, as applicable, except that any payments received by the indemnified parties from an insurance provider as a result of the events under which the Servicer’s, the Originator’s or the Trust Depositor’s, as applicable, indemnity payments arose shall be repaid prior to any repayment of the Servicer’s, the Originator’s or the Trust Depositor’s, as applicable, indemnity payment.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Amendment

(a) This Agreement may be amended by the Originator, the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee on behalf of the Issuer, collectively, without the consent of any Holders, to cure any ambiguity, to comply with any changes to the Code, to conform to the Offering Memorandum, to correct or supplement any provisions in this Agreement that are inconsistent with the provisions herein, to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement, to make such changes as shall be necessary or advisable in order for the Offered Notes to be listed on the Irish Stock Exchange or, subject to the satisfaction of the Rating Agency Condition, to modify the Portfolio Acquisition and Disposition Requirements, the Portfolio Criteria or any other provision to conform to the guidelines, methodology or standards established by the Rating Agencies; provided (i) that the consent of the Noteholders shall be required unless the Issuer obtains an Opinion of Counsel stating that the amendment does not adversely affect in any material respect the interests of any Holder of the Offered Notes which Opinion of Counsel may rely on an officer’s certificate of the Servicer with respect to the effect of any such amendment on the interests of any Noteholder or Certificateholder, (ii) the consent of each Swap Counterparty shall be required for any amendments to Section 5.17(h), and (iii) for all other such amendments, the consent of each Swap Counterparty shall be required unless the Issuer obtains an Opinion of Counsel stating that the amendment does not adversely affect in any material respect the interests of the Swap Counterparties; provided further that notwithstanding the foregoing, any amendment to this Agreement that would have the effect of amending or modifying the Portfolio Criteria (or any capitalized terms used in the definition of Portfolio Criteria) shall be subject to the following requirements and restrictions: (i) only clauses (b) through (h) of the definition of Portfolio Criteria may be amended unless such amendment is in order to reflect changes in the guidelines, methodologies or standards established by the Rating Agencies, (ii) such amendment shall satisfy the Rating Agency Condition, (iii) such amendment shall not, as evidenced by an officer’s certificate of the Servicer delivered to the Indenture Trustee, materially adversely affect the interests of any Noteholder or the Certificateholder and (iv) the Issuer shall deliver (or cause the Indenture Trustee to deliver) to the Noteholders the proposed amendment and the Required Holders shall not have objected to such amendment within ten Business Days from the receipt thereof; and provided further that any amendment that would have the effect of modifying the Portfolio Criteria (or any capitalized terms used in the definition of Portfolio Criteria) in order to correspond to written changes in the guidelines, methodology or standards established by the Rating Agencies shall only be subject to satisfaction of the Rating Agency Condition pursuant to clause (ii) above and will not be required to satisfy clauses (iii) and (iv) above.

(b) This Agreement may also be amended from time to time by the Originator, the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee on behalf of the Issuer, with the consent of the Required Holders and the Swap Counterparties, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders or the Swap Counterparties; provided that no such amendment shall:

(1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the method of calculating distributions which are required to be made on any Note or the Certificate, the principal amount of the Notes or the Certificate without the consent of each Holder affected thereby; or

(2) change the manner in which the Reserve Fund is applied, without the consent of each Noteholder affected thereby; or

(3) reduce the aforesaid percentage required to consent to any amendment (including through amendment of related definitions) without the consent of each Noteholder affected thereby; or

(4) modify, amend or supplement the provisions of this Agreement relating to the allocation of collections on the Loans without the consent of each Noteholder affected thereby; or

(5) make any security issued by the Issuer payable in money other than U.S. dollars without the consent of each Noteholder affected thereby.

(c) Prior to the execution of any amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to each Rating Agency. In addition, prior to the execution of any such amendment or consent, the Indenture Trustee shall obtain written confirmation from S&P that entry into such amendment or consent satisfies the S&P Rating Condition.

(d) Promptly after the execution of any such amendment or consent, the Owner Trustee and the Indenture Trustee, as the case may be, shall furnish written notification of the substance of such amendment or consent to each Certificateholder and Noteholder, respectively. It shall not be necessary for the consent of the Holders or the Swap Counterparties pursuant to Section 13.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by the Holders and the Swap Counterparties of the execution thereof shall be subject to such reasonable requirements as the Owner Trustee or the Indenture Trustee may prescribe.

(e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by this Agreement. Such Trustee may, but shall not be obligated to, enter into any such amendment that affects such Trustee’s own rights, duties, indemnities or immunities under this Agreement or otherwise.

Section 13.02 Protection of Title to the Issuer

(a) The Servicer shall execute and file such financing statements, and cause to be executed and filed such amendments or continuation statements, all in such manner and in such places as may be required by Requirements of Law fully to preserve, maintain and protect the interest of the Issuer, the Holders, the Swap Counterparties, the Indenture Trustee and the Owner Trustee in the Loans and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Servicer shall maintain or cause to be maintained accounts and records as to each Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Loan and the amounts from time to time deposited in or credited to the Collection Account, including identifying amounts credited to the Interest Collection Account and the Principal Collection Account in respect of each Loan.

(c) The Servicer shall maintain or cause to be maintained its computer systems so that, from and after the time of sale under this Agreement of the Loans, the Servicer’s master computer records (including any backup archives) that shall refer to a Loan indicate clearly the interest of the Issuer and the Indenture Trustee in such Loan and that such Loan is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer’s ownership of and the Indenture Trustee’s interest in a Loan shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Loan shall have been paid in full or repurchased or substituted for.

(d) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, each Swap Counterparty and each Rating Agency promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee and reciting the details of each filing or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Section 13.03 Governing Law

(a) THIS AGREEMENT, INCLUDING THE RIGHTS, DUTIES AND REMEDIES OF THE PARTIES HERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING

OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SUBSECTION 13.03(b).

(c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH SUCH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

Section 13.04 Notices

All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to an Authorized Officer of the party to which sent, (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, or (e) subject to the last paragraph of this Section 13.04, upon receipt (with receipt of automatic electronic confirmation or written confirmation from the receiving party) when sent by email, in all cases addressed to the recipient as follows:

(i)	If to the Servicer or the Originator:
American Capital Strategies, Ltd.
2 Bethesda Metro Center
14th Floor
Bethesda, Maryland 20814
	Attention:	Debt Capital Markets
Facsimile No.: (301) 654-6714
email: Dieter.Hase@americancapital.com
and ACAS-Legal-CapMKTS@americancapital.com

(ii)		If to the Trust Depositor:
ACAS Business Loan LLC, 2007-1
2 Bethesda Metro Center
14th Floor
Bethesda, Maryland 20814
	Attention:	Compliance Officer
Facsimile No.: (301) 654-6714
(iii)		If to the Indenture Trustee:
Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
MAC N9311-161
Minneapolis, Minnesota 55479
	Attention:	Corporate Trust Services/Asset Backed Administration
Facsimile No.: (612) 667-3464
(iv)		If to the Owner Trustee:
Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
	Attention:	Corporate Trust Administration, Structured Finance
Facsimile No.: (302) 636-4140
(v)		If to the Issuer:
ACAS Business Loan Trust 2007-1
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
	Attention:	Corporate Trust Services
Facsimile No.: (302) 636-1000
If to S&P:
Standard & Poor’s Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
42nd Floor
New York, New York 10041
	Attention:	Surveillance: CDO Surveillance
Facsimile No.: (212) 438-2662
with an electronic copy to:
cdo_surveillance@sandp.com (all Monthly Reports, Quarterly

Reports and notices of payment defaults)
clo_loans@standardandpoors.com (all notices of payment defaults)
(vi)		If to Moody’s:
Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
	Attention:	CDO Monitoring Department
Facsimile No.: (212) 553-3707
email: cdomonitoring@moodys.com
(vii)		If to Fitch:
Fitch, Inc.
One State Street Plaza
New York, New York 10004
	Attention:	CDO Surveillance
Facsimile No.: (212) 514-6501
email: cdo.surveillance@fitchratings.com
(viii)		If to the Initial Purchasers:
c/o Citigroup Global Markets Inc.
390 Greenwich Street, 6th Floor
New York, New York 10013
	Attention:	Asset Backed Finance – Ref: ACAS
Facsimile No.: (212) 723-8591
If to a Swap Counterparty:
At the address set forth for such party in the applicable Swap.

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address (including email address) to which subsequent notices shall be sent. Notices between Citigroup Global Markets Inc. and the Servicer or Originator may be delivered by email to the addresses specified above, and notices as between the Servicer or Originator and any other party may be made by email subject to the mutual agreement of such parties.

Section 13.05 Severability of Provisions

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Notes, the Certificate or the rights of the Holders thereof, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenants, agreements, provisions or terms in any other jurisdiction.

Section 13.06 Third Party Beneficiaries

Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party, other than the Swap Counterparties and the Owner Trustee (as such and in its individual capacity), shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 13.07 Counterparts

This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 13.08 Headings

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 13.09 No Bankruptcy Petition; Disclaimer

(a) Each of the Originator, the Indenture Trustee, the Servicer, the Issuer acting through the Owner Trustee, each Swap Counterparty (by entering into a Swap) and each Holder (by acceptance of the applicable Securities) covenants and agrees that, prior to the date that is one year and one day (or, if longer, the preference period then in effect and one day) after the payment in full of all amounts owing in respect of all Outstanding Classes of Notes rated by any Rating Agency, it will not institute against the Trust Depositor, or the Issuer, or join any other Person in instituting against the Trust Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; provided that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other Person. This Section 13.09 will survive the termination of this Agreement.

(b) The Issuer acknowledges and agrees that the Certificate represents a beneficial interest in the Issuer and Loan Assets only and the Securities do not represent an interest in any assets (other than the Loan Assets) of the Trust Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Loan Assets and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent that the Trust Depositor enters into other securitization transactions as contemplated in Section 6.07, the Issuer acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein), other than the Loan Assets, conveyed or purported to be conveyed (whether by way of a sale, capital contribution or by the granting of a Lien) by the Trust Depositor to any Person other than the Issuer (the “Other Assets”).

(c) To the extent that, notwithstanding the agreements contained in this Section 13.09, the Issuer, any Holder or any Swap Counterparty, either (i) asserts an interest in or claim to, or benefit from any Other Assets, whether asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, or (ii) is deemed to have any interest, claim or benefit in or from any Other Assets, whether by operation of law, legal process or pursuant to applicable provisions of Insolvency Laws or otherwise (including without limitation pursuant to Section 1111(b) of the federal Bankruptcy Code, as amended), and whether deemed asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, then the Issuer, each Holder by accepting a Note or Certificate and each Swap Counterparty further acknowledges and agrees that any such interest, claim or benefit in or from the Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Trust Depositor that, under the terms of the documents relating to the securitization of the Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution under Requirements of Law, including Insolvency Laws, and whether asserted against the Trust Depositor or any other Person owned by the Trust Depositor), including, without limitation, the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Issuer, the Holders and the Swap Counterparties is deemed to have acknowledged and agreed that no adequate remedy at law exists for a breach of this Section 13.09 and that the terms and provisions of this Section 13.09 may be enforced by an action for specific performance.

(d) The provisions of this Section 13.09 shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Agreement.

Section 13.10 Jurisdiction

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

Section 13.11 Tax Characterization

Notwithstanding the provisions of Section 2.01 and Section 2.04 hereof, the Trust Depositor and Owner Trustee agree that, for federal and State of Maryland income tax purposes and pursuant to Treasury Regulations Section 301.7701-3(b), in the event that the Certificate and the Class E Note are owned by a single Holder, the Issuer is to be disregarded as an entity separate from such Holder, and in the event that the Certificate and Class E Note are owned by more than one Holder, the Issuer is to be treated as a partnership the partners of which are the Holders of the Certificate and Class E Note.

Section 13.12 Prohibited Transactions with Respect to the Issuer

The Originator shall not:

(a) provide credit to any Noteholder or Certificateholder for the purpose of enabling such Noteholder or Certificateholder to purchase Notes or any Certificate, respectively;

(b) purchase any Notes or any Certificate in an agency or trustee capacity; or

(c) except in its capacity as Servicer as provided in this Agreement, lend any money to the Issuer.

Section 13.13 Merger or Consolidation of the Originator or the Servicer

(a) Each of the Originator and the Servicer will keep in full force and effect its existence, rights and franchise as a Delaware corporation, and each of the Originator and the Servicer will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Loans and to perform its duties under this Agreement.

(b) Any Person into which the Originator or the Servicer, as the case may be, may be merged or consolidated, or any corporation resulting from such merger or consolidation to which the Originator or the Servicer, as the case may be, is a party, or any Person succeeding by acquisition or transfer to substantially all of the assets and the business of the Originator or the Servicer, as the case may be, shall be the successor to the Originator or the Servicer, as the case may be, hereunder, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary.

(c) Upon the merger or consolidation of the Originator or the Servicer, as the case may be, as described in this Section 13.13, the Originator or the Servicer, as the case may be, shall provide the Indenture Trustee, each Swap Counterparty and the Rating Agencies notice of such merger, consolidation or transfer of substantially all of the assets and business within five Business Days after completion of the same.

Section 13.14 Assignment or Delegation by the Originator

Except as specifically authorized hereunder, the Originator may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of the Trust Depositor, the Trustees and each Swap Counterparty, and any attempt to do so without such consent shall be void.

Section 13.15 Limitation of Liability of Owner Trustee

Wilmington Trust Company acts on behalf of the Issuer solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Issuer by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Estate under the Trust Agreement for payment or satisfaction thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document, the Notes, or of any Loan or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Loan, the perfection and priority of any security interest created by any Loan in any Collateral, the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate under the Trust Agreement or its ability to generate the payments to be distributed to the Certificateholders under the Trust Agreement or the Noteholders under the Indenture, including, without limitation, (a) the existence, condition and ownership of any Collateral; (b) the existence and enforceability of any insurance thereon; (c) the existence and contents of any Loan on any computer or other record thereof; (d) the validity of the assignment of any Loan to the Issuer or of any intervening assignment; (e) the completeness of any Loan; (f) the performance or enforcement of any Loan; (g) the compliance by the Issuer, the Trust Depositor or the Servicer with any covenant, agreement or other obligation or the accuracy of any warranty or representation made under any Transaction Document or in any related document; or (h) any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee or the Issuer.

Section 13.16 No Partnership

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto, and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Holders.

Section 13.17 Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 13.18 Acts of Noteholders

Except as otherwise specifically provided herein, whenever Noteholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if the Required Holders agree to take such action or give such consent or approval.

Section 13.19 Duration of Agreement

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 13.20 Servicer Assignment and Resignation

The Servicer shall not assign its rights and duties under this Agreement (other than in connection with a subservicing arrangement) nor resign from the obligations and duties hereby imposed on it as Servicer except (a) by mutual consent of the Servicer, the Indenture Trustee, the Swap Counterparties and the Required Holders, (b) in connection with a merger, conversion or consolidation permitted pursuant to Section 13.13 (in which case the Person resulting from the merger, conversion or consolidation shall be the successor of the Servicer), (c) in connection with an assignment permitted pursuant to Section 13.13 (in which case the assignee shall be the successor of the Servicer), or (d) upon the Servicer’s determination that its duties hereunder are no longer permissible under Requirements of Law or administrative determination and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel to such effect delivered to the Indenture Trustee, which Opinion of Counsel shall be in form and substance reasonably acceptable to the Indenture Trustee. No such resignation shall become effective until a successor has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Section 8.03.

Section 13.21 Limited Recourse

The obligations of the Trust Depositor, the Originator and the Servicer under this Agreement are solely the obligations of the Trust Depositor, the Originator and the Servicer. No recourse shall be had for the payment of any amount owing by the Trust Depositor, the Originator, and the Servicer under this Agreement or for the payment by the Trust Depositor, the Originator and the Servicer of any fee in respect hereof or any other obligation or claim of or against the Trust Depositor, the Originator and the Servicer arising out of or based upon this Agreement, against any employee, officer, director, Affiliate, shareholder, partner or member of the Trust Depositor, the Originator and the Servicer or against the employee, officer, director, shareholder, partner or member or any Affiliate of such Person. The provisions of this Section 13.21 shall survive termination of this Agreement.

Section 13.22 Non-Confidentiality of Tax Treatment

All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4.

Section 13.23 Alternative Exchange Listing

In the event that the Issuer is required to prepare financial statements in accordance with the International Financial Reporting Standards as a condition of the continued listing of the Offered Notes on the Irish Stock Exchange, the Issuer may terminate the listing of the Offered Notes on such exchange and, if such listing is so terminated, the Issuer shall use its best commercially reasonable efforts to obtain the listing of the Offered Notes on an exchange that is a member of the International Federation of Stock Exchanges and is organized or incorporated in a state that is a member of the Organization for Economic Cooperation and Development; provided that the Issuer shall not be required to obtain such a replacement listing if maintaining such a listing would require the Issuer to restate its accounts or would otherwise be unduly burdensome or costly to the Issuer.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ACAS BUSINESS LOAN TRUST 2007-1, as the Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as the Owner Trustee on behalf of the Issuer

By:	/s/ Michele C. Harra
Name:	Michele C. Harra
Title:	Financial Services Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ACAS BUSINESS LOAN LLC, 2007-1, as the Trust Depositor

By:	/s/ John Hooker
Name:	John Hooker
Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer and as the Originator

By:	/s/ John Hooker
Name:	John Hooker
Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Indenture Trustee and the Backup Servicer

By:	/s/ Joe Nardi
Name:	Joe Nardi
Title:	Vice President

ANNEX A

Diversity Score Calculation

The Diversity Score for the Loans is calculated by summing each of the Industry Diversity Scores, which are calculated as follows:

(i)	An “Obligor Par Amount” is calculated for each Obligor represented in the Loan Pool by summing the Outstanding Loan Balance of each Loan in the Loan Pool of that Obligor or any Affiliate of that Obligor.

(ii)	An “Average Par Amount” is calculated by summing the Obligor Par Amounts and dividing by the number of Obligors represented. For purposes of calculating the number of Obligors, any Obligors which are Affiliates will be considered one Obligor.

(iii)	An “Equivalent Unit Score” is calculated for each Obligor represented in the Loan Pool by taking the lesser of (a) one and (b) the Obligor Par Amount for such Obligor divided by the Average Par Amount. For purposes of calculating the Equivalent Unit Score, any Obligors which are Affiliates will be considered one Obligor.

(iv)	An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s industrial classification groups by summing the Equivalent Unit Scores for each Obligor in the industry.

(v)	An “Industry Diversity Score” is then established by reference to the Diversity Score Table shown below for the related Aggregate Industry Equivalent Unit Score. If any Aggregate Industry Equivalent Unit Score falls between any two scores then the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores.

(vi)	Defaulted Loans shall be excluded from the calculation of the Diversity Score.

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Diversity Score Table

Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500

Annex A

Page ii

Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

Annex A

Page iii

ANNEX B

Moody’s RiskCalc Calculation

1. Defined Terms. The following terms shall be used in this Annex B, the meanings provided below.

“EDF” means, with respect to any Loan, the lowest 5-year expected default frequency for such Loan as determined by running the current version Moody’s RiskCalc in both the Financial Statement Only (“FSO”) and the Credit Cycle Adjusted (“CAA”) modes.

“Moody’s Industries” means any one of the Moody’s industrial classification groups as published by Moody’s from time to time.

“Pre-Qualifying Conditions” means, with respect to any Loan, conditions that will be satisfied if the Obligor with respect to the applicable Loan satisfies the following criteria:

(a) the independent accountants of such Obligor shall have issued an unqualified audit opinion of the most recent fiscal year financial statements, including no explanatory paragraph addressing going concern or other issues;

(b) the Obligor’s EBITDA is equal to or greater than $5,000,000;

(c) the Obligor’s annual sales are equal to or greater than $10,000,000;

(d) the Obligor’s book assets are equal to or greater than $10,000,000;

1. the Obligor represents not more than 4.0% of the Expected Aggregate Outstanding Loan Balance;

2. the Obligor is a private company with no public rating from Moody’s;

3. for the current and prior fiscal year, such Obligors:

(a) EBIT/interest expense ratio is greater than 1:00 and 1:25 with respect to retail (adjusted for rent expense).

(b) debt/EBITDA rate is less than 6.0, provided that the debt/EBITDA rate is less than 8.0 for any Loans with respect to the following Moody’s Industries: (a) Telecommunications (Moody’s industrial classification group #29), (b) Printing and Publishing (Moody’s industrial classification group #26) or (c) Broadcasting and Entertainment (Moody’s industrial classification group #33).

4. no greater than 25% of the company’s revenue is generated from any one customer of the Obligor.

5. the Obligor is a for-profit operating company in any one of the Moody’s Industries with the exception of (i) Buildings and Real Estate (Moody’s industrial classification group #5), (ii) Finance (Moody’s industrial classification group #14), and (iii) Insurance (Moody’s industrial classification group #20);

Annex B

-i-

6. The Servicer shall calculate the .EDF for each of the Loans to be rated pursuant to this Annex B. The Servicer shall also provide Moody’s with the .EDF and the information necessary to calculate such .EDF upon request from Moody’s. Moody’s shall have the right (in its sole discretion) to (i) amend or modify any of the information utilized to calculate the .EDF and recalculate the .EDF based upon such revised information, in which case such .EDF shall be determined using the table in # 3 below in order to determine the applicable Moody’s Rating, or ii) have a Moody’s credit analyst provide a rating estimate for any Loan rated pursuant to this Annex B, in which case such rating estimate provided by such credit analyst shall be the applicable Moody’s Rating.

7. The Moody’s Rating for each Loan that satisfies the Pre-Qualifying Conditions shall be the lower of (i) the Servicer’s internal rating or (ii) the rating based on the .EDF for such Loan, in accordance with the table below:

Lowest .EDF	Moody’s Rating
Less than or equal to .baa	Ba3

.ba1	B1

.ba2, .ba3 or .b1	B2

.b2 or .b3	B3

.caa	Caa1

provided that the Moody’s Rating determined pursuant the chart above will be reduced by an additional one-half rating subcategory for leveraged buyout transactions.

8. For each Loan that meets the Pre-Qualifying Conditions, the Moody’s Recovery Rate shall be the lower of (i) the Servicer’s internal recovery rate or (ii) the recovery rate as determined in accordance with the following:

Type of Loan	Moody’s Recovery Rate
senior secured, first priority, first lien and first out	50%

second lien, first lien and last out, all other senior secured	40%

Senior unsecured	30%

All other Loans	10%

Annex B

Page ii

provided that Moody’s shall have the right (in its sole discretion) to issue a recovery rate assigned by one of its credit analysts, in which case such recovery rate provided by such credit analyst shall be the applicable Moody’s Recovery Rate.

Annex B

Page iii

EXHIBITS TO

TRANSFER AND SERVICING AGREEMENT

EXHIBIT A	Form of Assignment
EXHIBIT B	Form of Closing Certificate of Trust Depositor
EXHIBIT C	Form of Closing Certificate of Servicer/Originator
Form of Initial Certification
EXHIBIT D-1	Form of Final Certification
EXHIBIT D-2	Form of Request for Release of Documents
EXHIBIT E	Form of Additional Loan Information Schedule
EXHIBIT F	List of Loans
EXHIBIT G	Form of Quarterly Report
EXHIBIT H	Form of Subsequent Transfer Agreement
EXHIBIT I	Form of Subsequent Purchase Agreement
EXHIBIT J	Credit and Collection Policy
EXHIBIT K	List of Subordinated Loans
EXHIBIT L	Form of Monthly Report
EXHIBIT M

EXHIBIT A

to Transfer and

Servicing Agreement

FORM OF ASSIGNMENT

(ACAS Business Loan Trust 2007-1)

Pursuant to and in accordance with the Transfer and Servicing Agreement (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Transfer and Servicing Agreement”), dated as of April 24, 2007, made by and among ACAS Business Loan LLC, 2007-1, as the Trust Depositor, American Capital Strategies, Ltd., as the Servicer and as the Originator, Wells Fargo Bank, National Association, as the Indenture Trustee and the Backup Servicer, and ACAS Business Loan Trust 2007-1 (the “Issuer”), as the assignee thereunder, the undersigned does hereby sell, transfer, convey, assign, set over and otherwise convey to the Issuer (i) the Initial Loans and all Collections and other monies due or to become due in payment of such Loans on and after the Closing Date, including any Prepayment Amounts, any Prepayment Premiums, any Late Charges, any payments in respect of a casualty or early termination, any Insurance Proceeds and any Liquidation Proceeds received with respect to the foregoing; (ii) the Collateral related to such Loans (to the extent the Originator, other than solely in its capacity as collateral agent under any loan agreement with an Obligor, has been granted a Lien thereon), including the security interest of the Trust Depositor in such Collateral, all proceeds from any sale or other disposition of such Collateral and all Insurance Policies; (iii) the Loan Files and all documents and records (including computer records) relating thereto; (iv) all guarantees, indemnities, warranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans; (v) the Trust Accounts and all Trust Account Property (to the extent of the Trust Depositor’s interest if any therein); and (vi) all income, payments, products, proceeds and other benefits of any and all of the foregoing.

Capitalized terms used but not defined herein shall have the meanings given such terms in the Transfer and Servicing Agreement.

This Assignment is made pursuant to and in reliance upon the representations and warranties on the part of the undersigned contained in Article III of the Transfer and Servicing Agreement and no others.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this [•] day of April, 2007.

ACAS BUSINESS LOAN LLC, 2007-1

By:
Name:
Title:

A-1

EXHIBIT B

to Transfer and

Servicing Agreement

FORM OF CLOSING CERTIFICATE OF TRUST DEPOSITOR

(ACAS Business Loan Trust 2007-1)

The undersigned certifies that he is the Vice President of ACAS Business Loan LLC, 2007-1, a Delaware limited liability company, as the Trust Depositor (the “Trust Depositor”), and that, in the capacity as such officer, is duly authorized to execute and deliver this certificate on behalf of the Trust Depositor in connection with the Transfer and Servicing Agreement (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), dated as of April 24, 2007, by and among ACAS Business Loan Trust 2007-1, as the Issuer, the Trust Depositor, as the Trust Depositor, Wells Fargo Bank, National Association, as the Indenture Trustee and as the Backup Servicer, and American Capital Strategies, Ltd., as the Originator and as the Servicer (all capitalized terms used herein without definition have the respective meanings set forth in the Agreement), and further certifies in his capacity as such officer as follows (it being understood that these certifications are being relied upon by, among others, the Initial Purchasers and their counsel in connection with the Initial Purchasers’ undertakings in connection with the subject transactions):

1. Attached hereto as Annex I is a true and correct copy of the Certificate of Formation of the Trust Depositor, together with all amendments thereto as in effect on the date hereof, which documents were in full force and effect on April 12, 2007, and at all times subsequent thereto, and no other amendments have been authorized by the members or managers of the Trust Depositor.

2. Attached hereto as Annex II is a Certificate of the Secretary of State of the State of Delaware, dated April 12, 2007, stating that the Trust Depositor is duly formed under the laws of the State of Delaware and is in good standing, and a Certificate of the State of Maryland, dated April 12, 2007, stating that the Trust Depositor is in good standing as a foreign limited liability company in the State of Maryland.

3. Attached hereto as Annex III is a true and correct copy of the Limited Liability Company Operating Agreement of the Trust Depositor, together with all amendments thereto in effect on the date hereof, which documents were in full force and effect on March 7, 2007, and at all times subsequent thereto.

4. Attached hereto as Annex IV is a true and correct copy of resolutions adopted pursuant to the unanimous written consent of the Board of Managers of the Trust Depositor relating to the authorization, execution, delivery and performance of (among other things) the Agreement and the other Transaction Documents. Said resolutions have not been amended, modified, annulled or revoked, and the same were in full force and effect on April 16, 2007, and at all times subsequent thereto, and said resolutions are the only resolutions relating to these matters which have been adopted by the Board of Managers.

5. Each person named on Annex V attached hereto is a duly elected, qualified and incumbent officer of the Trust Depositor and the signature set forth opposite his or her name on such Annex V is that person’s genuine signature.

6. No event with respect to the Trust Depositor has occurred and is continuing that would constitute an Event of Default or an event that, with notice or the passage of time or both, would become an Event of Default as defined in the Transaction Documents.

7. All federal, state and local taxes of the Trust Depositor due and owing as of the date hereof have been paid or adequate provisions for the payment thereof have been made.

8. All representations and warranties of the Trust Depositor contained in the Transaction Documents or any other related documents, or in any document, certificate or financial or other statement delivered in connection therewith, are true and correct in all material respects as of the date hereof.

9. There is no action, investigation or proceeding pending or, to our knowledge, threatened against the Trust Depositor before any court, administrative agency or other tribunal (a) asserting the invalidity of the Transaction Documents; (b) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents; or (c) which is likely to materially and adversely affect the Trust Depositor’s performance of its obligations under, or the validity or enforceability of, the Transaction Documents.

10. No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or state or federal court is required to be obtained by the Trust Depositor for the Trust Depositor’s consummation of the transactions contemplated by the Transaction Documents, except such as have been obtained or made and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Securities.

11. The Trust Depositor is not a party to any agreements or instruments evidencing or governing indebtedness for money borrowed or by which the Trust Depositor or its property is bound (other than the Transaction Documents).

12. None of (a) the Originator’s transfer and assignment of the Loan Assets to the Trust Depositor; (b) the Trust Depositor’s concurrent transfer and assignment of the Loan Assets to the Issuer; (c) the Trust Depositor’s execution and delivery of the Transaction Documents; or (d) the Trust Depositor’s consummation of any of the transactions contemplated by the Transaction Documents, will violate or conflict with any agreement or instrument to which the Trust Depositor is a party or by which it or its property is otherwise bound.

13. In connection with the transfer of Loans and related Collateral contemplated in the Transaction Documents, the Trust Depositor (a) is not making such transfer with the actual intent to hinder, delay or defraud any creditor of the Trust Depositor; (b) is not receiving less than a reasonably equivalent value in exchange for such transfer; (c) is not on the date hereof insolvent (nor will it become insolvent as a result thereof); (d) is not engaged (or about to engage) in a business or transaction for which it has unreasonably small capital; and (e) does not intend to incur or believe it will incur debts beyond its ability to pay when matured.

14. Each of the agreements and conditions of the Trust Depositor to be performed on or before the Closing Date pursuant to the Transaction Documents have been performed in all material respects.

15. The Trust Depositor has not delivered for filing any UCC financing statements listing the Loan Assets as collateral other than financing statements (a) relating to the transactions contemplated in the Agreement or (b) filed in connection with the VFCC CP Transaction, which financing statements, with respect to the Loan Assets, shall be released on or before the Closing Date.

16. To the best of my knowledge after reasonable investigation, since (i) the Time of Sale (as defined in the Purchase Agreement) with respect to the Time of Sale Information (as defined in the Purchase Agreement), and (ii) the respective dates as of which information is given in the Offering Memorandum, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs or business prospects of the Trust Depositor, whether or not arising in the ordinary course of business, or in the ability of the Trust Depositor to perform its obligations under the Purchase Agreement or under the Transaction Documents or in the characteristics of the Loans.

17. Nothing has come to the attention of the Trust Depositor that would lead it to believe that (i) the Time of Sale Information (as defined in the Purchase Agreement), as of the Time of Sale (as defined in the Purchase Agreement) and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Offering Memorandum, and any amendment thereof or supplement thereto, or any Additional Offering Documents (as defined in the Purchase Agreement), as of the date of such document and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

* * * *

IN WITNESS WHEREOF, I have affixed my signature hereto this [•] day of April, 2007.

By:
Name:
Title:

ANNEX I

to Closing Certificate of

Trust Depositor

CERTIFICATE OF FORMATION

Annex I-1

ANNEX II

to Closing Certificate of

Trust Depositor

GOOD STANDING CERTIFICATES

Annex II-1

ANNEX III

to Closing Certificate of

Trust Depositor

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

Annex III-1

ANNEX IV

to Closing Certificate of

Trust Depositor

RESOLUTIONS

Annex IV-1

ANNEX V

to Closing Certificate of

Trust Depositor

INCUMBENCY OF SIGNING OFFICERS

Name of Officer	Title	Signature

Malon Wilkus	President

John R. Erickson	Vice President and Treasurer

Samuel A. Flax	Vice President and Secretary

Ira J. Wagner	Vice President

Thomas A. McHale	Vice President and Assistant Secretary

Richard E. Konzmann	Vice President and Assistant Secretary

Cydonii V. Fairfax	Vice President and Assistant Secretary

John J. Hooker	Vice President

Michael Sarner	Vice President

Annex V-1

EXHIBIT C

to Transfer and

Servicing Agreement

FORM OF CLOSING CERTIFICATE OF SERVICER/ORIGINATOR

(ACAS Business Loan Trust 2007-1)

The undersigned certifies that he is the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of American Capital Strategies, Ltd. (“American Capital”), and that, in the capacity as such officer, he is duly authorized to execute and deliver this certificate on behalf of American Capital, as the Originator and as the Servicer, in connection with the Transfer and Servicing Agreement (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), dated as of April 24, 2007, by and among American Capital, as the Originator and as the Servicer, ACAS Business Loan LLC, 2007-1, as the Trust Depositor, Wells Fargo Bank, National Association, as the Indenture Trustee and as the Backup Servicer, and ACAS Business Loan Trust 2007-1, as the Issuer (all capitalized terms used herein without definition having the respective meanings set forth in the Agreement) and further certifies in his capacity as such officer as follows (it being understood that these certifications are being relied upon by, among others, the Initial Purchaser and its counsel in connection with the Initial Purchaser’s undertakings in connection with the subject transactions):

1. Attached hereto as Annex I is a true and correct copy of the Second Amended and Restated Certificate of Incorporation of American Capital (the “Certificate of Incorporation”), together with all amendments thereto as in effect on the date hereof, which documents were in full force and effect on April 12, 2007, and at all times subsequent thereto, and no other amendments have been authorized by the Board of Directors or shareholders of American Capital.

2. Attached hereto as Annex II is a Certificate of the Secretary of State of the State of Delaware, dated April 12, 2007, stating that American Capital is duly incorporated under the laws of the State of Delaware and is in good standing, and a Certificate of the State Department of Assessments and Taxation of the State of Maryland, dated April 10, 2007, stating that American Capital Strategies, Ltd. is in good standing as a foreign corporation in the State of Maryland.

3. Attached hereto as Annex III is a true and correct copy of the Second Amended and Restated Bylaws of American Capital, dated as of August 12, 1997, together with all amendments thereto, which are in full force and effect, and have been at all times subsequent to their adoption.

4. Attached hereto as Annex IV is a true and correct copy of resolutions adopted at a meeting of the Board of Directors of American Capital on April 5, 2007 relating to the authorization, execution, delivery and performance of (among other things) the Agreement and the other Transaction Documents. Said resolutions have not been amended, modified, annulled or revoked, and the same were in full force and effect on April 5, 2007, and at all times subsequent thereto, and said resolutions are the only resolutions relating to these matters which have been adopted by the Board of Directors.

5. Each person named on Annex V attached hereto is a duly elected, qualified and incumbent officer of the American Capital and the signature set forth opposite his or her name on such Annex V is that person’s genuine signature.

6. In connection with the sale of the Offered Notes, American Capital has prepared a preliminary confidential offering memorandum dated April 3, 2007 (including any exhibits thereto and all information incorporated therein by reference, the “Preliminary Memorandum”), as supplemented by a further preliminary confidential offering memorandum dated April 13, 2007 (including any exhibits thereto and all information incorporated therein by reference, the “First Preliminary Memorandum Supplement”), as supplemented by a further preliminary confidential offering memorandum dated April 16, 2007 (including any exhibits thereto and all information incorporated therein by reference, the “Second Preliminary Memorandum Supplement”) and a final confidential offering memorandum dated the date hereof (including any exhibits, amendments or supplements thereto and all information incorporated therein by reference, the “Final Memorandum”, and each of the Preliminary Memorandum, the First Preliminary Memorandum Supplement, the Second Preliminary Offering Memorandum Supplement and the Final Memorandum, a “Memorandum”) including a description of the terms of the Offered Notes, the terms of the offering, and a description of the Trust, and certain Additional Offering Documents (as defined herein). It is understood and agreed that the close of business on April 16, 2007 constitutes the time of the contract of sale for each purchaser of the Offered Notes offered to the investors for purposes of Rule 159 under the Securities Act (the “Time of Sale”) and that the Second Preliminary Memorandum Supplement, which supplements, amends and restates the First Preliminary Memorandum Supplement, and which supplements, amends and restates the Preliminary Memorandum, and supplements any Additional Offering Documents delivered by or on behalf of the Company to prospective purchasers of the Offered Notes, and (ii) the information set forth on Schedule III of the Purchase Agreement dated April 16, 2007, by and among American Capital and the other parties named therein constitute the entirety of the information conveyed to investors as of the Time of Sale (the “Time of Sale Information”).

7. No event with respect to American Capital has occurred and is continuing that would constitute an Event of Default or Servicer Default or an event that, with notice or the passage of time, would constitute an Event of Default or Servicer Default as defined in the Transaction Documents.

8. All federal, state and local taxes of American Capital due and owing as of the date hereof have been paid or adequate provisions for the payment thereof have been made.

9. All representations and warranties of American Capital contained in the Transaction Documents or in any document, certificate or financial or other statement delivered in connection therewith are true and correct in all material respects as of the date hereof.

10. There is no action, investigation or proceeding pending or, to my knowledge, threatened against American Capital before any court, administrative agency or other tribunal (a)

asserting the invalidity of any Transaction Document to which American Capital is a party; (b) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents; or (c) that is likely to materially and adversely affect American Capital’s performance of its obligations under, or the validity or enforceability of, the Transaction Documents.

11. No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or state or federal court is required to be obtained by American Capital for its consummation of the transactions contemplated by the Transaction Documents, except such as have been obtained or made and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Securities.

12. None of (a) American Capital’s transfer and assignment of the Loan Assets to the Trust Depositor; (b) American Capital’s entering into of the Transaction Documents; nor (c) American Capital’s consummation of any of the transactions contemplated in the Transaction Documents, will violate or conflict with any agreement or instrument to which American Capital is a party or by which it or its property is otherwise bound.

13. In connection with the transfers of Loans and related Collateral contemplated in the Transaction Documents, American Capital (a) is not making such transfer with actual intent to hinder, delay or defraud any creditor of American Capital; (b) is not receiving less than a reasonably equivalent value in exchange for such transfer; (c) is not on the date hereof insolvent (nor will American Capital become insolvent as a result thereof); (d) is not engaged (or about to engage) in a business or transaction for which it has unreasonably small capital; and (e) does not intend to incur or believe it will incur debts beyond its ability to pay when matured.

14. Each of the agreements and conditions of American Capital to be performed or satisfied on or before the Closing Date under the Transaction Documents has been performed or satisfied in all material respects.

15. American Capital has not delivered for filing any UCC financing statements listing the Loan Assets as collateral other than financing statements (a) relating to the transactions contemplated in the Agreement or (b) filed in connection with the VFCC CP Transaction, which financing statements, with respect to the Loan Assets, shall be released on or before the Closing Date.

16. To the best of my knowledge after reasonable investigation, since (i) the Time of Sale (as defined in the Purchase Agreement) with respect to the Time of Sale Information (as defined in the Purchase Agreement), and (ii) the respective dates as of which information is given in the Offering Memorandum, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs or business prospects of American Capital, whether or not arising in the ordinary course of business, or in the ability of American Capital to perform its obligations under the Purchase Agreement or under the Transaction Documents or in the characteristics of the Loans.

17. Nothing has come to the attention of American Capital that would lead it to believe that (i) the Time of Sale Information (as defined in the Purchase Agreement), as of the

Time of Sale (as defined in the Purchase Agreement) and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Offering Memorandum, and any amendment thereof or supplement thereto, or any Additional Offering Documents (as defined in the Purchase Agreement), as of the date of such document and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

* * * *

IN WITNESS WHEREOF, I have affixed my signature hereto this [•] day of April, 2007.

By:
Name:
Title:

ANNEX I

to Closing Certificate of

Servicer/Originator

CERTIFICATE OF INCORPORATION

Annex I-1

ANNEX II

to Closing Certificate of

Servicer/Originator

GOOD STANDING CERTIFICATES

Annex II-1

ANNEX III

to Closing Certificate of

Servicer/Originator

BYLAWS

Annex III-1

ANNEX IV

to Closing Certificate of

Servicer/Originator

RESOLUTIONS

Annex IV-1

ANNEX V

to Closing Certificate of

Servicer/Originator

INCUMBENCY OF SIGNING OFFICERS

NAME	TITLE	SIGNATURE

Malon Wilkus	Chairman, Chief Executive Officer and President

John R. Erickson	Executive Vice President and Chief Financial Officer

Samuel A. Flax	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Ira J. Wagner	Executive Vice President and Chief Operating Officer

Thomas A. McHale	Senior Vice President, Finance

Richard E. Konzmann	Senior Vice President, Accounting

Cydonii V. Fairfax	Vice President, Associate General Counsel and Assistant Secretary

John J. Hooker	Vice President, Finance

Michael Sarner	Vice President, Treasury and Analysis

Annex V-1

EXHIBIT D-1

to Transfer and

Servicing Agreement

FORM OF INITIAL CERTIFICATION

April [•], 2007

ACAS Business Loan LLC, 2007-1

2 Bethesda Metro Center

14th Floor

Bethesda, Maryland 20814

Attention: Compliance Officer

Facsimile No.: (301) 654-6714

American Capital Strategies, Ltd.

2 Bethesda Metro Center

14th Floor

Bethesda, Maryland 20814

Attention: Compliance Officer

Facsimile No.: (301) 654-6714

Wachovia Bank, National Association

as Swap Counterparty 301 South College, DC-8

Charlotte, NC 28202-0600

Attention: Derivatives Documentation Group

Fax: (704) 383-0575

Re:	Transfer and Servicing Agreement—ACAS Business Loan Trust 2007-1

Ladies and Gentlemen:

In accordance with Section 2.08 of the above-captioned Transfer and Servicing Agreement (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), the undersigned, as the Indenture Trustee, hereby certifies that, except as noted on the attachment hereto, if any (the “Loan Exception Report”), it has received each of the documents required to be delivered to it pursuant to Section 2.07 of the Agreement with respect to each Loan listed in the List of Loans, and the documents contained therein appear to bear original signatures, as applicable. Capitalized but undefined terms have the meanings set forth in the Agreement.

The Indenture Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Agreement.

D-1-1

The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Loans identified on the List of Loans, or (ii) the collectibility, insurability, effectiveness or suitability of any such Loan.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Indenture Trustee

By:
Name:
Title:

D-1-2

EXHIBIT D-2

to Transfer and

Servicing Agreement

FORM OF FINAL CERTIFICATION

April [•], 2007

ACAS Business Loan LLC, 2007-1

2 Bethesda Metro Center

14th Floor

Bethesda, Maryland 20814

Attention: Compliance Officer

Facsimile No.: (301) 654-6714

American Capital Strategies, Ltd.

2 Bethesda Metro Center

14th Floor

Bethesda, Maryland 20814

Attention: Compliance Officer

Facsimile No.: (301) 654-6714

Wachovia Bank, National Association

as Swap Counterparty 301 South College, DC-8

Charlotte, NC 28202-0600

Attention: Derivatives Documentation Group

Fax: (704) 383-0575

Re:	Transfer and Servicing Agreement—ACAS Business Loan Trust 2007-1

Ladies Gentlemen:

In accordance with Section 2.08 of the above-captioned Transfer and Servicing Agreement (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), the undersigned, as the Indenture Trustee, hereby certifies that, except as noted on the attachment hereto, as to each Loan listed in the List of Loans (each as defined in the Agreement) (other than any Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to Section 2.07 of the Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Loan and (iii) based on its examination, and only as to the foregoing documents, the information set forth in the List of Loans respecting such Loan is correct. The Indenture Trustee has made no independent examination or inquiry of such documents beyond the review specifically required in the Agreement.

D-2-1

The Indenture Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents or any of the Loans identified on the List of Loans, (ii) the collectibility, insurability, effectiveness or suitability of any such Loan, or (iii) the compliance by such documents with statutory or regulatory guidelines.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Indenture Trustee

By:
Name:
Title:

D-2-2

EXHIBIT E

to Transfer and

Servicing Agreement

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

(ACAS Business Loan Trust 2007-1)

To:	Wells Fargo Bank, National Association, as the Indenture Trustee

Re:	Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) - ACAS Business Loan Trust 2007-1

In connection with the administration of the pool of Loans held by you, we request the release, and acknowledge receipt, of the [Indenture Trustee’s Document File/specify document] for the Loan described below, for the reason indicated.

Capitalized but undefined terms have the meanings set forth in the Transfer and Servicing Agreement.

Obligor’s Name, Address & Zip Code:

Loan Number:

Reason for Requesting Documents (check one):

1.	Loan paid in full (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account.)

2.	Loan liquidated (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account.)

3.	Loan in foreclosure

4.

Loan repurchased

(Servicer hereby certifies that the repurchase price to the extent required has been credited to the Collection Account and/or remitted to the Indenture Trustee for deposit into the Note Distribution Account pursuant to the Transfer and Servicing Agreement.)

5.	Loan substituted (Servicer hereby certifies that one or more Substitute Loan(s) has been provided pursuant to the Transfer and Servicing Agreement.)

6.	Other

If box 1, 2, 4 or 5 above is checked, and if all or part of the Indenture Trustee’s document file was previously released to us, please release to us any additional documents in your possession relating to the above specified Loan.

E-1

If box 3 or 6 above is checked, we agree to return all of the above documents to you when our need therefor no longer exists.

AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer

By:
Name:
Title:

Date:

E-2

EXHIBIT F

to Transfer and

Servicing Agreement

FORM OF ADDITIONAL LOAN INFORMATION SCHEDULE

[SEE ATTACHED]

F-1

EXHIBIT G

to Transfer and

Servicing Agreement

LIST OF LOANS

[SEE ATTACHED]

G-1

EXHIBIT H

to Transfer and

Servicing Agreement

FORM OF QUARTERLY REPORT

(including Quarterly Loan Tape)1

AMERICAN CAPITAL STRATEGIES, LTD.

SERVICER’S CERTIFICATE

MIDDLE MARKET COMMERCIAL LOAN BACKED NOTES

SERIES 2007-1, CLASS A, CLASS B, CLASS C, CLASS D and CLASS E

Prior Payment Date
Determination Date	Three Business Days prior to Payment Date
Record Date

Closing Date	April 24, 2007
End of Replenishment Period
Interest Accrual Period
Year Basis	360

COLLATERAL BALANCE

Aggregate Outstanding Loan Balance, beginning of Collection Period
Less: Scheduled Principal Payments
Less: Prepayments
Less: Aggregate Principal Balance of Defaulted Loans that became Defaulted Loans during the current Collection Period
Less: Repurchased Ineligible and Excess Loans
Less: Outstanding Loan Balance(s) to be Repurchased or Substituted
Add: Aggregate Principal Balance of Additional/Substitute Loan(s)
Aggregate Outstanding Loan Balance, end of Collection Period
Principal Amounts held for reinvestment
Total Collateral

AGGREGATE PRINCIPAL BALANCE OF NOTES (post-distribution)

Class A Principal Amount, end of Interest Accrual Period	% of O/S Notes

1	ADDITIONAL PRINCIPAL AMOUNT

The Quarterly Loan Tape includes fields for each Loan showing (i) the Outstanding Loan Balance of the Loan, (ii) the current Risk Rating of the Loan, (iii) the original Risk Rating of the Loan, and will include an electronic Excel file containing the inputs for the Fitch CRS model (to the extent reasonably available and to be updated on a quarterly basis) and, if the Servicer acquires the Fitch CRS Model, an electronic Excel file containing the outputs for the Fitch CRS Model. Nothing contained herein or any Transaction Document shall be construed to obligate the Servicer to acquire the Fitch CRS Model.

Class B Principal Amount, end of Interest Accrual Period
Class C Principal Amount, end of Interest Accrual Period
Class D Principal Amount, end of Interest Accrual Period
Class E Principal Amount, end of Interest Accrual Period
Aggregate Outstanding Principal Balance

AGED LOANS

1-29 DPD
30-59 DPD

DELINQUENT LOANS

60-89 DPD
90-119 DPD

DEFAULTED LOANS

Cumulative Aggregate Principal Balance of Defaulted Loans, beginning of Collection Period
Aggregate Principal Balance of Defaulted Loans that became Defaulted Loans during the current Collection Period
Delinquent 120+ days
an Insolvency Event with respect to the related Obligor
the related Obligor has suffered any material adverse change the Servicer has determined in its sole discretion, in accordance with the Credit and Collection Policy, that such Loan is not collectible
Loan placed on “non-accrual” status or assigned a risk rating of “Grade 1”
the Obligor of the related Loan (excluding DIP Loans) is rated “D” or “SD” by S&P, or such Obligor’s rating has been withdrawn by S&P the Loan is rated “CC” or lower by Fitch
Cumulative Aggregate Principal Balance of Defaulted Loans, end of Collection Period
Total

DEFERRED INTEREST LOANS

Aggregate Principal Balance of Loans that converted from Cash Interest Accrual to Contractually PIK

RESERVE FUND

Reserve Fund balance, beginning of Collection Period
Required Reserve Amount
Aggregate Outstanding Loan Balance of all Delinquent Loans
Outstanding Loan Balance of any Loan that the Servicer has not submitted to be rated by the Rating Agencies within 60 days of such Loan’s inclusion in the Loan Pool

Reserve Fund Balance, end of Collection Period
Reserve Fund Shortfall

SERVICING FEE

Servicing Fee
Unpaid Servicing Fee from prior Collection Periods
Total Servicing Fee due

PRINCIPAL COLLECTIONS

Scheduled Principal Payments
Prepayments
Liquidation Proceeds on Defaulted Loans
Servicer Principal Advances
Purchased or Repurchased Loans
Total Principal Collections/Advances
Principal Collection Account:
Beginning Principal Collection Account Balance
Add: Unused Proceeds
Add: Total Principal Collections and Advances
Less: Amounts Reinvested in Additional Loans
Principal Collection Account Balance, prior to current distribution
Special Redemption:
(a) any Principal Collections have remained on deposit in the Principal Collection Account for at least 90 days from the date of their deposit therein
(b) any Unused Proceeds remain on deposit in the Principal Collection Account on the Effective Date
(c) the amounts described in the preceding clause (a) equal or exceed $1,000,000 in the aggregate, or the amounts described in the preceding clause (b) are greater than zero
Principal Collection Account ending balance

INTEREST COLLECTIONS

Servicer Interest Advances
Interest Collections (including capitalized interest on deferred Interest Loans, Late Charges, Waiver Fees and Default Fees)
After Replenishment Period, Liquidation Proceeds on Defaulted Loans (interest portion)
Insurance Proceeds
Interest relating to Purchased or Repurchased Loans
Gains/Losses on investment of funds in Trust Accounts

Required Liquidation Proceeds
Net Trust Swap Receipts (including breakage receipts)
Interest earned from Interest Collection Account
Interest earned from Principal Collection Account
Interest earned from Reserve Account
Interest earned from Note Distribution Account
Interest earned from Certificateholder’s Account
in the discretion of the Issuer, Liquidation Proceeds
Total Interest Collections/Advances

AGGREGATE PRINCIPAL BALANCE OF NOTES (beginning of Interest Accrual Period)

Class A Outstanding Principal Balance, beginning of Interest Accrual Period
Class B Outstanding Principal Balance, beginning of Interest Accrual Period
Class C Outstanding Principal Balance, beginning of Interest Accrual Period
Class D Outstanding Principal Balance, beginning of Interest Accrual Period
Class E Outstanding Principal Balance, beginning of Interest Accrual Period
Aggregate Outstanding Principal Balance, beginning of Interest Accrual Period
Class A Note Interest Rate
Class B Note Interest Rate
Class C Note Interest Rate
Class D Note Interest Rate
Three-Month LIBOR as of 2 Business Days preceding Interest Accrual Period
Class A Interest Shortfall from previous Interest Accrual Period
Class B Interest Shortfall from previous Interest Accrual Period
Class C Interest Shortfall from previous Interest Accrual Period
Class D Interest Shortfall from previous Interest Accrual Period
Class B Accrued Payable
Class C Accrued Payable
Class D Accrued Payable
Servicer Default	Y/N
Event of Default	Y/N
Existence of Downgrade Event	Y/N
Existence of Class D Accrued Payable	Y/N
Existence of Sequential Pool Condition	Y/N
Existence of Rating Confirmation Failure	Y/N
Existence of Interest Distributable Test Failure	Y/N
Existence of CCC Excess Condition Failure	Y/N
Replenishment Period	Y/N
Payment Method (Pro Rata or Sequential)		[Pro Rata/Sequential]

INTEREST ALLOCATIONS

		Wells Fargo	American Capital	Citigroup	Note Holders	Total
Due Paid Shortfall
Interest Collections Account, balance as of end of Collection Period
Reserve Account balance
Total available for distribution

1       Any amounts owed to Swap Counterparties, other than swap breakage; provided that following an Event of Default, Swap Breakage Costs shall be payable hereunder in an amount not to exceed $500,000 in the aggregate, together with interest accrued thereon

2 Prior to a Fee Event, Administrative Expenses, subject to the limitations set forth in the definition thereof
3 Certain amounts to reimburse Servicer Advances relating to interest
4 Servicing Fee
5 Class A Interest Amount plus any Class A Interest Shortfall
6 Class B Interest Amount plus any Class B Interest Shortfall
7 Class C Interest Amount plus any Class C Interest Shortfall
8 Class D Interest Amount plus any Class D Interest Shortfall

9       Any Additional Principal Amount sequentially to the holders of the Class A Notes until reduced to zero, the Class B Accrued Payable, the Class B Notes until reduced to zero, the Class C Accrued Payable, the Class C Notes until reduced to zero, the Class D Accrued Payable and the Class D Notes until reduced to zero

10 Any amount to the Reserve Fund which will equal the Required Reserve Amount
11 Amounts not paid by Originator and due in respect of Irish Stock Exchange Listing
12 Any unpaid Servicer Advances relating to interest
13 Any unpaid swap breakage cost to Swap Counterparties

14 Other amounts to the Indenture Trustee, Backup Servicer and Owner Trustee plus Additional Servicing Fee
15 Excess Interest Collections to the Certificateholder

PRINCIPAL ALLOCATIONS ON PRO RATA PAYMENT DATES

Excess Interest Collections after allocating payments
Total
1 Certain amounts to reimburse Servicer Advances relating to principal

2       During the Pre-Funding Period and the Replenishment Period, all Principal Collections other than Principal Collections constituting the Special Redemption Amount shall be deposited to the Principal Collection Account for reinvestment in Additional Loans

3       After the Replenishment Period (or in the case of the Special Redemption Amount, on any Payment Date), to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Note, pro rata until the Outstanding Principal Balance of each such class of Notes is reduced to zero

4 Any unpaid Servicer Advances relating to principal
5 Any unpaid quarterly Servicing Fee
6 Amounts to Swap Counterparties for unpaid breakage cost
7 Other amounts to the Indenture Trustee, Backup Servicer and Owner Trustee plus Additional Servicing Fee to the extent not previously paid
8 Amounts not paid by Originator and due in respect of Irish Stock Exchange Listing
9 All remaining amounts to the Certificateholder

PRINCIPAL ALLOCATIONS ON SEQUENTIAL PAYMENT DATES

Excess Interest Collections after allocating payments
Total
1 Certain amounts to reimburse Servicer Advances relating to principal

2 Amounts to the Class A Notes first, an amount equal to any unpaid Class A Interest Amount for the related Interest Accrual Period and any unpaid Class A Interest Shortfall
3 Amounts to the Class A Notes until the Outstanding Principal Balance is reduced to zero

4       Amounts to the Class B Notes, first, an amount equal to any unpaid Class B Interest Amount for the related Interest Accrual Period and any unpaid Class B Interest Shortfall, second, the Class B Accrued Payable to the extent not previously paid

5 Amounts to the Class B Notes until the Outstanding Principal Balance is reduced to zero

6       Amounts to the Class C Notes, first, an amount equal to any unpaid Class C Interest Amount for the related Interest Accrual Period and any unpaid Class C Interest Shortfall, second, the Class C Accrued Payable to the extent not previously paid

7 Amounts to the Class C Notes until the Outstanding Principal Balance is reduced to zero

8       Amounts to the Class D Notes, first, an amount equal to any unpaid Class D Interest Amount for the related Interest Accrual Period and any unpaid Class D Interest Shortfall, second, the Class D Accrued Payable to the extent not previously paid

9 Amounts to the Class D Notes until the Outstanding Principal Balance is reduced to zero
10 Any unpaid Servicer Advances relating to principal, to the extent not previously paid
11 Amounts to the Servicer for accrued and unpaid quarterly Servicing Fee, to the extent not previously paid
12 Amounts to Swap Counterparties for unpaid swap breakage costs, together with interest accrued thereon
13 Other amounts to the Indenture Trustee, Backup Servicer and Owner Trustee plus Additional Servicing Fee to the extent not previously paid
14 Amounts not paid by Originator and due in respect of Irish Stock Exchange Listing

15 Amounts to the Class E until the Outstanding Principal Balance is reduced to zero
16 All remaining amounts to the Certificateholder

Signature

Title

DELINQUENT LOANS

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Period of Delinquency	Comments
1
2

DEFAULTED LOANS

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Period of Default	Comments
1
2
3

SUBSTITUTED LOANS

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Period of Substitution	Comments
1
2
3

PREPAID LOANS

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Period of Prepayment	Comments
1
2
3

LOANS WITH CHANGES TO COVENANTS*

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Covenant Changed (Include Section Reference)	Description of Change
1
2
3

*	Note that information as to Loans with changes to covenants should be provided on a cumulative basis for all Loans with changes to covenants from the Initial Cut-Off Date to the date of this Quarterly Report.

MATERIALLY MODIFIED LOANS**

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Material Modification (Include Reference to portion of Section 5.08 or 5.09 Breached)	Description of Change
1
2
3

**	Note that information as to Materially Modified Loans should be provided on a cumulative basis for all Loans so modified from the Initial Cut-Off Date to the date of this Quarterly Report.

LIQUIDATION EXPENSES

Obligor Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Description of Liquidation Expenses (Itemize and Provide Breakdown)
1
2
3

LOANS EXPECTED TO BE PAID IN FULL IN NEXT COLLECTION PERIOD

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Expected Date of Payment in Full	Comments
1
2
3

Portfolio Criteria

The undersigned, a Responsible Officer of the Servicer hereby certifies that the Portfolio Criteria are satisfied as of the Determination Date to which this Quarterly Report relates, except as described below:

(a) the S&P CDO Monitor Test is satisfied.

[Reported Notes Loss Differential]:

(b) the Moody’s Weighted Average Rating Factor is less than or equal to the Maximum Moody’s Weighted Average Rating Factor;

[Actual Moody’s Weighted Average Rating Factor]:

(c) the Fitch Weighted Average Rating is less than or equal to 30%;

[Actual Fitch Weighted Average Rating]:

(d) the Weighted Average Life is satisfied;

[Actual Weighted Average Life]:

(e) the Global Weighted Average Spread is greater than or equal to the Minimum Global Weighted Average Spread;

[Actual Global Weighted Average Spread]:

(f) the Diversity Score is greater than or equal to the Minimum Diversity Score;

[Actual Diversity Score]:

(g) the Moody’s Weighted Average Recovery Rate equals or exceeds 25%;

[Actual Moody’s Weighted Average Recovery Rate]:

(h) the S&P Weighted Average Recovery Rate equals or exceeds 30%;

[Actual S&P Weighted Average Recovery Rate ]:

(i) Not more than 5% of the Aggregate Outstanding Loan Balance may consist of Floating Prime Rate Loans;

[Actual Floating Prime Rate Loan %]:     %

(j) Not more than 70% of the Aggregate Outstanding Loan Balance may consist of Subordinated Loans;

[Actual Subordinated Loan %]:     %

(k) Not more than 90% of the Aggregate Outstanding Loan Balance may consist of Second Lien Loans and Subordinated Loans;

[Actual Second Lien Loan and Subordinated Loan %]:     %

(l) Not more than 5% of the Aggregate Outstanding Loan Balance may consist of Loans that pay interest less frequently than quarterly but at least annually;

[Actual less frequent than quarterly pay %]:     %

(m) Not more than 20% of the Aggregate Outstanding Loan Balance may consist of Loans (other than Defaulted Loans) with a Moody’s Rating of “Caa1” or lower;

[Actual Moody’s Rating below Caa1%]:     %

(n) Not more than 20% of the Aggregate Outstanding Loan Balance may consist of Loans (other than Defaulted Loans) with an S&P Rating of “CCC+” or lower;

[Actual S&P Rating below CCC+ %]:     %

(o) Not more than 30% of the Aggregate Outstanding Loan Balance may consist of Loans (other than Defaulted Loans) with a Fitch Rating of “CCC+” or lower;

[Actual Fitch Rating below CCC+ %]:     %

(p) Not more than 12% of the Aggregate Outstanding Loan Balance may consist of Loans to primary Obligors organized under the laws of, or all or substantially all of the assets of which are located in, any country other than the United States; provided that the full 12% may consist of Loans to primary Obligors organized under the laws of, or all or substantially all of the assets are located in, Canada;

[Actual Loan % to Obligors organized/assets located in country outside of U.S.]:     %

(q) Not more than 6% of the Aggregate Outstanding Loan Balance may consist of Loans to primary Obligors organized under the laws of, or all or substantially all of the assets of which are located in, Group I Countries, Group II Countries or Group III Countries;

[Actual Loan % to Obligors organized/assets located in Group I, Group II or Group III Countries]:     %

(r) Not more than 3% of the Aggregate Outstanding Loan Balance may consist of Loans to a single primary Obligor organized under the laws of, or all or substantially all of the assets of which are located in, a Group II Country;

[Largest Obligor organized/assets located in Group II Countries]:     %

(s) Not more than 3% of the Aggregate Outstanding Loan Balance may consist of Loans to a single primary Obligor organized under the laws of, or all or substantially all of the assets of which are located in, a Group III Country;

[Largest Obligor organized/assets located in Group III Countries]:     %

(t) not more than 10% of the Aggregate Outstanding Loan Balance may consist of Broadly Syndicated Loans; and

[Actual Broadly Syndicated Loans %]:     %

(u) not more than 5% of the Aggregate Outstanding Loan Balance may consist of Loans to a single Obligor.

[Actual Loans to a single Obligor %]:     %

The undersigned, a Responsible Officer of the Servicer hereby certifies that the Portfolio Acquisition and Disposition Requirements are satisfied as of the Determination Date to which this Quarterly Report relates, except as described below:

AMERICAN CAPITAL STRATEGIES, LTD., as Servicer

By:
Name:
Title:

EXHIBIT I

to Transfer and

Servicing Agreement

FORM OF SUBSEQUENT TRANSFER AGREEMENT

(ACAS Business Loan Trust 2007-1)

SUBSEQUENT TRANSFER AGREEMENT (the “Agreement”), dated as of [            ] [    ], [        ] by and among ACAS Business Loan Trust 2007-1, as the Issuer (the “Issuer”), ACAS Business Loan LLC, 2007-1, as the Trust Depositor (the “Trust Depositor”), Wells Fargo Bank, National Association, as the Indenture Trustee (the “Indenture Trustee”) and as the Backup Servicer (the “Backup Servicer”), and American Capital Strategies, Ltd., as the Servicer (the “Servicer”) and as the Originator (the “Originator”), entered into pursuant to the Transfer and Servicing Agreement referred to below.

WITNESSETH:

WHEREAS, the Issuer, the Trust Depositor, the Servicer, the Originator, the Indenture Trustee and the Backup Servicer are parties to the Transfer and Servicing Agreement, dated as April 24, 2007 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Transfer and Servicing Agreement”);

WHEREAS, pursuant to the Transfer and Servicing Agreement, the Trust Depositor wishes to sell the [Substitute] [Additional] Loans to the Issuer, and the Issuer wishes to purchase the same, for the consideration described in the Transfer and Servicing Agreement; and

WHEREAS, the Servicer has timely delivered an Addition Notice related to such conveyance as required in by the Transfer and Servicing Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms.

Capitalized terms used herein shall have the meanings ascribed to them in the Transfer and Servicing Agreement unless otherwise defined herein.

[“Additional Loans” shall mean, for purposes of this Agreement, the Additional Loans listed in the Subsequent List of Loans attached hereto as Exhibit A.]

“Subsequent Cutoff Date” shall mean, with respect to the [Substitute] [Additional] Loans transferred hereby, [            ] [    ], [        ].

[“Substitute Loans” shall mean, for purposes of this Agreement, the Substitute Loans listed in the Subsequent List of Loans attached hereto as Exhibit A.]

“Subsequent Transfer Date” shall mean, with respect to the [Substitute] [Additional] Loans transferred hereby, [            ] [    ], [        ].

Section 2. Subsequent List of Loans.

The Subsequent List of Loans attached hereto as Exhibit A is an amendment to the initial List of Loans attached as Exhibit G to the Transfer and Servicing Agreement, as contemplated in the definition of List of Loans set forth therein. The Subsequent List of Loans separately identifies the [Substitute] [Additional] Loans to be transferred pursuant to this Agreement on the Subsequent Transfer Date[.] [, and also further separately identifies the related Loan or Loans with respect to which a Substitution Event has occurred and which Loans are being deleted from the List of Loans by virtue of the delivery of the Subsequent List of Loans.]

Section 3. Transfer of Substitute Loans.

Subject to and upon the terms and conditions set forth in [Section 2.04] [Section 2.05] of the Transfer and Servicing Agreement and this Agreement, the Trust Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer all of the Trust Depositor’s rights, title and interest in:

(i) the [Substitute] [Additional] Loans identified in the related Addition Notice and all Collections and other monies received in payment of such [Substitute] [Additional] Loans on and after the related Subsequent Cut-Off Date, including any Prepayment amounts, any Prepayment Premiums, any Late Charges, any payments in respect of a casualty or early termination, any Insurance Proceeds and any Liquidation Proceeds received with respect to the foregoing;

(ii) the Collateral related to such Loans (to the extent the Originator, other than solely in its capacity as collateral agent under any loan agreement with an Obligor, has been granted a Lien thereon), including the security interest of the Trust Depositor in such Collateral, all proceeds from any sale or other disposition of such Collateral and all Insurance Policies;

(iii) the Loan Files and all documents and records (including computer records) relating thereto;

(iv) all guarantees, indemnities, warranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(v) the Trust Accounts and all Trust Account Property (to the extent of the Trust Depositor’s interest if any therein); and

(vi) all income, payments, products, proceeds and other benefits of any and all of the foregoing.

It is the intention of the Trust Depositor and the Owner Trustee that the transfer contemplated by this Agreement shall constitute an absolute assignment and sale of the [Substitute] [Additional] Loans from the Trust Depositor to the Issuer, conveying good title thereto free and clear of any Liens (other than Permitted Liens).

Section 4. Representations and Warranties of the Trust Depositor.

(a) The Trust Depositor hereby represents and warrants to the Issuer that the representations and warranties of the Trust Depositor required by [Section 2.04] [Section 2.05] of the Transfer and Servicing Agreement are true and correct as of the date such representations and warranties are required to be made as of the Subsequent Transfer Date.

(b) The Trust Depositor hereby represents and warrants that (i) the Outstanding Loan Balance of the [Substitute] [Additional] Loans listed on the Subsequent List of Loans and conveyed to the Trust Depositor pursuant to the ACAS Transfer Agreement and by the Trust Depositor to the Issuer pursuant to this Agreement and the Transfer and Servicing Agreement is $[            ] as of the Subsequent Cutoff Date, and (ii) the conditions set forth in [Section 2.04] [Section 2.05] of the ACAS Transfer Agreement and the Transfer and Servicing Agreement have been satisfied as of the Subsequent Transfer Date.

Section 5. Ratification of Agreement.

As supplemented by this Agreement, the Transfer and Servicing Agreement is in all respects ratified and confirmed and, as so supplemented by this Agreement, shall be read, taken and construed as one and the same instrument.

Section 6. Counterparts.

This Agreement may be executed by facsimile signatures and in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

Section 7. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to the conflicts of law principles thereof), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 8. Authorization of Owner Trustee.

By its execution hereof, the Trust Depositor hereby authorizes and directs the Owner Trustee to execute and deliver this Agreement on behalf of the Issuer.

Section 9. Limitation of Liability of Owner Trustee.

Wilmington Trust Company acts on behalf of the Issuer solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Issuer by reason of the transactions contemplated by this Agreement shall look only to the Trust Estate under the Trust Agreement for payment or satisfaction thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Loan or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Loan, the perfection and priority of any security interest created by any Loan in any Collateral, or the maintenance of any such perfection and priority, including, without limitation, (a) the existence, condition and ownership of any Collateral; (b) the existence and enforceability of any insurance thereon; (c) the existence and contents of any Loan on any computer or other record thereof; (d) the validity of the assignment of any Loan to the Issuer or of any intervening assignment; (e) the completeness of any Loan; (f) the performance or enforcement of any Loan; or (g) any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee or the Issuer.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

ACAS BUSINESS LOAN LLC, 2007-1, as the Trust Depositor

By:
Name:
Title:

AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer and as the Originator

By:
Name:
Title:

ACAS BUSINESS LOAN TRUST 2007-1, as the Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee and as Backup Servicer

By:
Name:
Title:

EXHIBIT J

to Transfer and

Servicing Agreement

FORM OF SUBSEQUENT PURCHASE AGREEMENT

(ACAS Business Loan Trust 2007-1)

SUBSEQUENT PURCHASE AGREEMENT (the “Agreement”), dated as of [            ] [    ], [        ], by and among ACAS Business Loan LLC, 2007-1, a Delaware limited liability company (the “Trust Depositor”), and American Capital Strategies, Ltd., a Delaware corporation (“American Capital” or the “Originator”), entered into pursuant to the ACAS Transfer Agreement referred to below.

WITNESSETH:

WHEREAS, the Trust Depositor and the Originator are parties to the ACAS Transfer Agreement, dated as of April 24, 2007 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “ACAS Transfer Agreement”);

WHEREAS, pursuant to the ACAS Transfer Agreement, the Originator wishes to sell the [Substitute] [Additional] Loans to the Trust Depositor, and the Trust Depositor wishes to purchase the same, for the purchase price set forth in Section 3 below; and

WHEREAS, the Originator has timely delivered an Addition Notice related to such conveyance as required in the ACAS Transfer Agreement.

NOW, THEREFORE, the Originator and the Trust Depositor hereby agree as follows:

Section 1. Defined Terms.

Capitalized terms used herein shall have the meanings ascribed to them in the Transfer and Servicing Agreement, dated as of April 24, 2007, by and among American Capital, the Trust Depositor, ACAS Business Loan Trust 2007-1 and Wells Fargo Bank, National Association (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Transfer and Servicing Agreement”), unless otherwise defined herein.

[“Additional Loans” shall mean, for purposes of this Agreement, the Substitute Loans listed in the Subsequent List of Loans attached hereto as Exhibit A.]

“Subsequent Cutoff Date” shall mean, with respect to the [Substitute] [Additional] Loans transferred hereby, [            ] [    ], [        ].

[“Substitute Loans” shall mean, for purposes of this Agreement, the Substitute Loans listed in the Subsequent List of Loans attached hereto as Exhibit A.]

“Subsequent Transfer Date” shall mean, with respect to the [Substitute] [Additional] Loans transferred hereby, [            ] [    ], [        ].

Section 2. Subsequent List of Loans.

The Subsequent List of Loans attached hereto as Exhibit A is an amendment to the initial List of Loans attached as Exhibit G to the Transfer and Servicing Agreement, as contemplated in the definition of List of Loans set forth therein. The Subsequent List of Loans separately identifies (by attached schedule, or marking or other effective identifying designation) the [Substitute] [Additional] Loans to be transferred pursuant to this Agreement on the Subsequent Transfer Date[.][, and also further separately identifies (by attached schedule, or marking or other effective identifying designation) the related Loan or Loans with respect to which a Substitution Event has occurred and which Loans are being deleted from the List of Loans by virtue of the delivery of the Subsequent List of Loans.]

Section 3. Transfer of Substitute Loans.

Subject to and upon the terms and conditions set forth in Section 2.04 of the ACAS Transfer Agreement and this Agreement, the Originator hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust Depositor, in consideration of the Trust Depositor’s [(x)] payment of $[            ] as the purchase price therefor, [representing the prepayment proceeds received with respect to the related Substitution Event (if applicable) or (y) release and redelivery to the Originator of the related Loan Assets with respect to which a Substitution Event has occurred (if applicable),] all of the Originator’s rights, title and interests in:

(i) the [Substitute] [Additional] Loans identified in the related Addition Notice and all Collections and other monies received in payment of such [Substitute] [Additional] Loans on and after the related Subsequent Cut-Off Date, including any Prepayment amounts, any Prepayment Premiums, any Late Charges, any payments in respect of a casualty or early termination, any Insurance Proceeds and any Liquidation Proceeds received with respect to the foregoing;

(ii) the Collateral related to such Loans (to the extent the Originator, other than solely in its capacity as collateral agent under any loan agreement with an Obligor, has been granted a Lien thereon), including the related security interest granted by the Obligor under such Loans, all proceeds from any sale or other disposition of such Collateral and all Insurance Policies;

(iii) the Loan Files and all documents and records (including computer records) relating thereto;

(iv) all guarantees, indemnities, warranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(v) the Trust Accounts and all Trust Account Property (to the extent of the Originator’s interest if any therein); and

(vi) all income, payments, products, proceeds and other benefits of any and all of the foregoing.

It is the intention of the Originator and the Trust Depositor that the transfer contemplated by this Agreement shall constitute a sale of the [Substitute] [Additional] Loans from the Originator to the Trust Depositor, conveying good title thereto free and clear of any Liens (other than Permitted Liens), and that the [Substitute] [Additional] Loans shall not be part of the Originator’s estate in the event of the filing of a bankruptcy petition by or against the Originator under any bankruptcy or similar law.

Section 4. Representations and Warranties of the Originator.

(a) The Originator hereby represents and warrants to the Trust Depositor that the representations and warranties of the Originator required by [Section 2.04] [Section 2.05] of the ACAS Transfer Agreement are true and correct as of the date such representations and warranties are required to be made as of the Subsequent Transfer Date.

(b) The Originator hereby represents and warrants that (i) the Outstanding Loan Balance of the [Substitute] [Additional] Loans listed on the Subsequent List of Loans and conveyed to the Trust Depositor pursuant to this Agreement and the ACAS Transfer Agreement is $[            ] as of the Subsequent Cutoff Date, and (ii) the conditions set forth in [Section 2.04] [Section 2.05] of the ACAS Transfer Agreement have been satisfied as of the Subsequent Transfer Date.

Section 5. Ratification of Agreement.

As supplemented by this Agreement, the ACAS Transfer Agreement is in all respects ratified and confirmed and, as so supplemented by this Agreement, shall be read, taken and construed as one and the same instrument.

Section 6. Counterparts.

This Agreement may be executed by facsimile signatures and in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

Section 7. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to the conflicts of law principles thereof), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

ACAS BUSINESS LOAN LLC, 2007-1

By:
Name:
Title:

AMERICAN CAPITAL STRATEGIES, LTD.

By:
Name:
Title:

EXHIBIT K

to Transfer and

Servicing Agreement

CREDIT AND COLLECTION POLICY

[SEE ATTACHED]

K-1

EXHIBIT L

to Transfer and

Servicing Agreement

LIST OF SUBORDINATED LOANS

[SEE ATTACHED]

L-1

EXHIBIT M

to Transfer and

Servicing Agreement

FORM OF MONTHLY REPORT

AMERICAN CAPITAL STRATEGIES, LTD.

SERVICER’S CERTIFICATE

MIDDLE MARKET COMMERCIAL LOAN BACKED NOTES

SERIES 2007-1, CLASS A, CLASS B, CLASS C, CLASS D and CLASS E

Prior Payment Date
Determination Date	Three Business Days prior to Payment Date
Record Date

Closing Date	April 24, 2007
End of Replenishment Period
Interest Accrual Period
Year Basis	360

COLLATERAL BALANCE

Aggregate Outstanding Loan Balance, beginning of month
Less: Scheduled Principal Payments
Less: Prepayments
Less: Aggregate Principal Balance of Defaulted Loans that became Defaulted Loans during the current month
Less: Repurchased Ineligible and Excess Loans
Less: Outstanding Loan Balance(s) to be Repurchased or Substituted
Add: Aggregate Principal Balance of Additional/Substitute Loan(s)
Aggregate Outstanding Loan Balance, end of month
Principal Amounts held for reinvestment
Total Collateral

AGED LOANS

1-29 DPD
30-59 DPD

DELINQUENT LOANS

60-89 DPD
90-119 DPD

DEFAULTED LOANS

Cumulative Aggregate Principal Balance of Defaulted Loans, beginning of month

Aggregate Principal Balance of Defaulted Loans that became Defaulted Loans during the current month
Delinquent 120+ days
an Insolvency Event with respect to the related Obligor
the related Obligor has suffered any material adverse change the Servicer has determined in its sole discretion, in accordance with the Credit and Collection Policy, that such Loan is not collectible
Loan placed on “non-accrual” status or assigned a risk rating of “Grade 1”
the Obligor of the related Loan (excluding DIP Loans) is rated “D” or “SD” by S&P, or such Obligor’s rating has been withdrawn by S&P the Loan is rated “CC” or lower by Fitch
Cumulative Aggregate Principal Balance of Defaulted Loans, end of month
Total

DEFERRED INTEREST LOANS

Aggregate Principal Balance of Loans that converted from Cash Interest Accrual to Contractually PIK

RESERVE FUND

Reserve Fund balance, beginning of month
Required Reserve Amount
Aggregate Outstanding Loan Balance of all Delinquent Loans
Outstanding Loan Balance of any Loan that the Servicer has not submitted to be rated by the Rating Agencies within 60 days of such Loan’s inclusion in the Loan Pool
Reserve Fund Balance, end of month
Reserve Fund Shortfall

PRINCIPAL COLLECTIONS

Scheduled Principal Payments
Prepayments
Liquidation Proceeds on Defaulted Loans
Servicer Principal Advances
Purchased or Repurchased Loans
Total Principal Collections/Advances
Principal Collection Account:
Beginning Principal Collection Account Balance
Add: Unused Proceeds
Add: Total Principal Collections and Advances
Less: Amounts Reinvested in Additional Loans
Principal Collection Account Balance, prior to current distribution

INTEREST COLLECTIONS

Servicer Interest Advances
Interest Collections (including capitalized interest on deferred Interest Loans, Late Charges, Waiver Fees and Default Fees)
After Replenishment Period, Liquidation Proceeds on Defaulted Loans (interest portion)
Insurance Proceeds
Interest relating to Purchased or Repurchased Loans
Gains/Losses on investment of funds in Trust Accounts
Required Liquidation Proceeds
Net Trust Swap Receipts (including breakage receipts)
Interest earned from Interest Collection Account
Interest earned from Principal Collection Account
Interest earned from Reserve Account
Interest earned from Note Distribution Account
Interest earned from Certificateholder’s Account
in the discretion of the Issuer, Liquidation Proceeds
Total Interest Collections/Advances

DELINQUENT LOANS

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Period of Delinquency	Comments
1
2

DEFAULTED LOANS

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Period of Default	Comments
1
2
3

SUBSTITUTED LOANS

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Period of Substitution	Comments
1
2
3

PREPAID LOANS

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Period of Prepayment	Comments
1
2
3

LOANS WITH CHANGES TO COVENANTS*

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Covenant Changed (Include Section Reference)	Description of Change
1
2
3

*	Note that information as to Loans with changes to covenants should be provided on a cumulative basis for all Loans with changes to covenants from the Initial Cut-Off Date to the date of this Monthly Report.

MATERIALLY MODIFIED LOANS**

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Material Modification (Include Reference to portion of Section 5.08 or 5.09 Breached)	Description of Change
1
2
3

**	Note that information as to Materially Modified Loans should be provided on a cumulative basis for all Loans so modified from the Initial Cut-Off Date to the date of this Monthly Report.

LIQUIDATION EXPENSES

Obligor Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Description of Liquidation Expenses (Itemize and Provide Breakdown)
1
2
3

LOANS EXPECTED TO BE PAID IN FULL IN NEXT MONTH

Name	Close Date	Maturity Date	2007-1 Original Amount	2007-1 Current Amount	Expected Date of Payment in Full	Comments
1
2
3

AMERICAN CAPITAL STRATEGIES, LTD., as Servicer

By:
Name:
Title: